AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF THE COMPANY’S SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

PRELIMINARY OFFERING CIRCULAR DATED APRIL 24, 2024

TIRIOS PROPCO SERIES LLC

8 The Green A

Dover, DE 19901

Phone: (737) 275-4622

https://www.tirios.ai/

Tirios Propco Series LLC is a Delaware series limited liability company (which we refer to as “we,” “us,” “our” or “Company”) that has been formed to facilitate investment in individual real estate properties that will be owned by individual series of the Company (each a “Series” and collectively, the “Series”). Each individual Series will, directly or through a wholly-owned subsidiary, hold a specific asset (each an “Underlying Asset”) into which investors can invest via purchase of membership interests for that Series (each a “Series Interest” and collectively, “Series Interests”).

We are offering Series Interests of each of the Series of the Company with a status of “Open” in the “Series Offering Table” beginning on page 1 of this Offering Circular.

Series Interests will be sold for $100.00 each and the minimum investment for any investor is $100.00. For more information on the securities offered hereby, please see “Securities Being Offered” on page 28.

There are significant transfer restrictions on the Series Interests hereby offered. See “Description of Securities.” Series may, at the election of the Company, be taxed either as partnerships or as REITs. The tax status of each Series will be listed in the Series Offering Table on Page 1. Note that 274 Gabbro, 283 Gabbro, and 313 Mica will be taxed as partnerships. For those Series to be taxed as REITs, the Company has a significant interest in preserving the REIT status of such Series. In order to ensure compliance with REIT requirements, the Company requires that no single stockholder holds more than 9.8% of the stock outstanding of a Series to be taxed as a REIT. Transfer of Series Interests is also subject to approval by the Company. Should any attempt to transfer Series Interests violate this condition, the Company will not recognize such attempted transfer and the transfer will be void.

The sale of Series Interests for a Series will commence within two (2) calendar days from when the Offering Circular initially including the Series in the Series Offering Table, as amended, is qualified by the SEC. The termination of an offering for a Series will occur on the earliest to occur of (i) the date subscriptions for the maximum number of Series Interests offered for a Series have been accepted, (ii) the date which is three years from the date our Offering Statement, as amended, is initially qualified by the Commission, or (iii) any earlier date on which our Manager elects to terminate the offering for such Series Interests, in its sole discretion. The Company intends to create additional Series that may be added to this offering only upon qualification of an amendment to the Offering Statement of which this Offering Circular forms a part. The offering of Series Interests pursuant to the Offering Statement shall terminate upon the earlier of (i) the date at which the maximum offering amount of all Series Interests has been sold, (ii) the date which is three years from the date our Offering Statement, as amended, is initially qualified by the Commission, or (iii) any earlier date on which our Manager elects to terminate this offering in its sole discretion.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or your net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

The Company does not have a conflicts of interest policy. The Company’s Operating Agreement also has provisions that reduce or eliminate the fiduciary duties of its Manager and affiliates to the extent permissible under Delaware law. Although the SEC’s position is that such reduction or elimination of fiduciary duties is impermissible under federal law, these are significant risks of which investors should be aware.

Our securities are not currently traded on any over the counter market, Nasdaq, or national exchange and, consequently, there is no current market for our Series Interests. We do intend to make our Series Interests available for trade on Tirios Secondary Platform by providing technology for flow of information between Members, the Broker and the PPEX ATS. Any such resale of a Series Interest would be subject to federal and state securities laws and the restrictions in the Operating Agreement and the Series Designation, as applicable, and there can be no assurance that an active market for any Series Interests would develop on the Tirios Secondary Platform, that the Tirios Secondary Platform would be available to allow resales of Series Interests to residents of all states, or that we will be successful in making our Series Interests available on the Tirios Secondary Platform at all. For these reasons, investors must be prepared to hold their Series Interests indefinitely.

This offering is being made pursuant to Tier 2 of Regulation A following the Form 1-A Offering Circular disclosure format.

I

Series Interests Overview

Tirios Propco Series LLC – 274 Gabbro	Price to Public	Underwriting Discount and Commissions [1]	Proceeds to Issuer [2]	Proceeds to Other Persons
Per Series Interest	$100.00	$1.00	$99.00	$0.00
Total Minimum[3]	$0.00	$0.00	$0.00	$0.00
Total Maximum	$112,300.00	$1,230.00	$111,177.00	$0.00

Tirios Propco Series LLC – 283 Gabbro	Price to Public	Underwriting Discount and Commissions [1]	Proceeds to Issuer [2]	Proceeds to Other Persons
Per Series Interest	$100.00	$1.00	$99.00	$0.00
Total Minimum[3]	$0.00	$0.00	$0.00	$0.00
Total Maximum	$109,100.00	$1,091.00	$108,009.00	$0.00

Tirios Propco Series LLC – 313 Mica	Price to Public	Underwriting Discount and Commissions [1]	Proceeds to Issuer [2]	Proceeds to Other Persons
Per Series Interest	$100.00	$1.00	$99.00	$0.00
Total Minimum[3]	$0.00	$0.00	$0.00	$0.00
Total Maximum	$130,000.00	$1,300.00	$128,700.00	$0.00

(1)

The Company has engaged Dalmore Group, LLC, member FINRA/SIPC (“Dalmore” or “Broker”), to perform administrative and compliance related functions in connection with this offering, but not for underwriting or placement agent services. This fee table includes the 1% commission payable to Dalmore but it does not include the one-time expense allowance of $5,000, or consulting fees of $20,000 payable to Dalmore. Dalmore will not receive any fee on funds raised from the sale of any Series Interests to our Manager or its affiliates. Dalmore’s role and compensation are described in greater detail under “Plan of Distribution.”

(2)

We will incur offering expenses in addition to fees payable to Dalmore. In general, these costs include legal, accounting, underwriting, filing and compliance costs, as applicable, related to the offering. These costs have not been included in the above table and will be paid by our Manager, Tirios Corporation, a Delaware corporation (“Manager”) without reimbursement.

(3)

This offering is being made on a best-efforts basis. There is no minimum offering amount and no provision to escrow or return investor funds if any minimum number of Series Interests are not sold. All investor funds will be immediately available for use upon acceptance. The amount disclosed in the table is the Maximum Offering Amount for the Series Interests, however, the actual proceeds raised in this Offering may be lower, in which case the proceeds available for repayment of advance to our Manager would be lower.

This offering is highly speculative and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See “Risk Factors” on page 4 for a description of some of the risks that should be considered before investing in our Series Interests.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

II

III

SERIES OFFERING TABLE

The table below shows summary information related to the offering of each Series.

Series Name	Underlying Asset(s)	Offering Price per Series Interest	Maximum Offering Size	Available Series Interests(1)	Initial Qualification Date	Closing Date	Status	Taxation (2)
Tirios Propco Series LLC – 274 Gabbro	274 Gabbro Gardens, Maxwell, TX 78656	$100.00	$112,300.00	1,123	N/A		Pending	Partnership

Tirios Propco Series LLC – 283 Gabbro	283 Gabbro Gardens, Maxwell, TX 78656	$100.00	$109,100.00	1,091	N/A		Pending	Partnership

Tirios Propco Series LLC – 313 Mica	313 Mica Trail, Maxwell, TX 78656	$100.00	$130,000.00	1,300	N/A		Pending	Partnership

(1) Shows the number of Series Interests available for sale as of the date of this Offering Circular.

(2) Shows the tax election by the Series to be taxed as a partnership or a REIT.

SUMMARY

This summary highlights information contained elsewhere and does not contain all of the information that you should consider in making your investment decision. Unless the context otherwise requires or indicates, references in this Offering Circular to “us,” “we,” “our” or the “Company” refer to Tirios Propco Series LLC is a Delaware series limited liability company, our Series and our respective wholly owned subsidiaries.  As used in this offering Statement (“Offering Statement”) of which this Offering Circular (“Offering Circular”) is a part, an affiliate of, or person affiliated with, a specified person is a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified. To understand this offering fully, you should carefully read the entire Offering Circular, including the section entitled “Risk Factors,” before making a decision to invest in our securities.

The Company

Tirios Propco Series LLC was formed as a Delaware series limited liability to serve as an investment vehicle through which the general public can invest in fractional interests of income-producing single-family homes. Our Manager, Tirios Corporation, a Delaware corporation, owns an investment platform accessible through www.tirios.ai and iOS and Android Apps, collectively, which we refer to herein as the “Tirios Platform.” Our Manager has granted a license to each Series to, among other things, use the Tirios Platform for our Series Offerings under a license agreement (the “Tirios License Agreement”). We intend to distribute the Series Interests in the Offerings and our other future Series’ Offerings exclusively through the Tirios Platform. An investment in a Series of the Company entitles the investor to its share of the potential benefits normally associated with direct ownership of real estate without the burdens of the due diligence, significant capital outlay, management, and oversight generally associated with ownership of such assets.

1

Specifically, we will acquire single-family homes, lease them long-term, divide them into multiple interests which includes creating a digital courtesy copy using blockchain technology, and offer them as investments through the Tirios Platform. As a result, investors can build their real estate portfolio by investing across multiple assets and neighborhoods. We do all the work for sourcing, analyzing, underwriting, acquiring, and managing assets. We analyze every investment across several characteristics to make an investment decision, including evaluating the asset's condition, expected financial returns, market opportunity, and demographic factors. We will foreign file to do business in each jurisdiction where our properties are located.

Investors in our offerings can invest in real estate without needing a large lump sum, applying for a mortgage, or taking on maintenance responsibilities as a landlord.

The Company and each Series will be managed by Tirios Corporation, our Manager, which will also serve as the initial Member of the Company and each Series. Our Manager intends to acquire anywhere from 1%-20% of the Series Interests of each Series, but may acquire more or less Series Interests as determined in its sole discretion. Our Manager is headquartered in Texas and will be foreign filing to conduct business in Texas in order to manage our initial properties directly.

We intend that each Series will be taxed either as a partnership or a Real Estate Investment Trust (REIT), as determined in our Manager’s sole discretion. The taxation election of each Series will be listed in the Series Offering Table.

Contact Information

Tirios Propco Series LLC

8 The Green A

Dover, DE 19902

Tel: (737) 275-4622

Reporting

We are not subject to the ongoing reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) because we are not registering our securities under the Securities Act of 1933, as amended (the “Securities Act”). Rather, we will be subject to the more limited reporting requirements under Tier 2 of Regulation A, including the obligation to electronically file:

•

annual reports (including disclosure relating to our business operations for the preceding three fiscal years, or, if in existence for less than three years, since inception, related party transactions, beneficial ownership of the issuer’s securities, executive officers and directors and certain executive compensation information, management’s discussion and analysis (“MD&A”) of the issuer’s liquidity, capital resources, and results of operations, and two years of audited financial statements);

•	semiannual reports (including disclosure primarily relating to the issuer’s interim financial statements and MD&A); and
•	current reports for certain material events.

At any time after completing reporting for the fiscal year in which our offering statement was qualified, if the securities of each class to which this offering statement relates are held of record by fewer than 300 persons and offers or sales are not ongoing, we may immediately suspend our ongoing reporting obligations under Regulation A.

The properties acquired by the Series are newly constructed residential properties that have not been previously occupied or leased and have not previously been revenue producing. Therefore, they were not operated as a business and without leasing history. As a result, there are no financial statements applicable to the property for which financial statements may be required in the Offering Circular prior to the date of acquisition of the properties by the Series.

For future reporting periods, we intend to have each series that has commenced operations audited on an annual basis and to present these series audited financial statements separately and on a consolidated basis with the financial statements of the Company. The audit opinion to be provided along with the audited financial statements will cover each of the audited series as well as the Company audited as a whole.

If and when we become subject to the ongoing reporting requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”), we intend to qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), which will entitle us to take advantage of certain reduced reporting requirements and relieve us certain other significant requirements that are otherwise generally applicable to public companies.

2

Series LLC Structure

The Company was formed in Delaware on April 13, 2023, as a series limited liability company. The Company intends to establish separate Series for each asset to be acquired by the Company. It is not anticipated that any Series will acquire any material assets other than the Underlying Asset for which the applicable Series was created. Ownership of a Series Interest in a Series is for that Series only and does not represent ownership in the Company or any other Series or the Underlying Asset itself.

Once our Manager identifies an Underlying Asset and agrees to a price with the seller, it will enter into a purchase agreement for the property. Generally, our Manager expects to assign the contract to the relevant Series for the direct purchase of the asset by the Series; however, there may be circumstances or timing considerations that result in the Company or Manager acquiring an asset directly from the third-party seller for further sale to the Series once sufficient funding has been obtained.

In cases where the Series purchases the Underlying Asset directly from a third-party seller, it will use the proceeds from the offering for that Series to purchase the Underlying Assets and may finance a portion of the purchase price with third party financing. If the Series does not obtain sufficient funds prior to closing, the Company or Manager may provide a loan to the Series to finance all or part of the purchase price of the Underlying Asset. Such loan would be repaid without interest, as determined by our Manager, by the applicable Series with the proceeds of its offering, with any remaining proceeds being used in accordance with the “Use of Proceeds” below detailed for that Series.

If the Company or Manager purchases an Underlying Asset directly, then, after the relevant Series has obtained sufficient financing, that Series would purchase the asset for an amount equal to the original purchase price (including closing costs) plus holding costs, improvement costs and other expenses actually incurred by the Company or Manager prior to the sale to the Series.

All costs relating to an offering for a Series, except for the 1% commission payable to our Broker, will be paid by our Manager.  All costs of acquiring and improving the Underlying Asset for the Series, all Manager fees relating to the Series and/or Underlying Asset of the Series, and Operating Expenses of the Series shall be allocated to and paid by the Series. “Operating Expenses” include, but are not limited to,

●

fees, costs and expenses incurred in connection with the management of the Underlying Assets and preparing any reports and accounts of the Series, including, but not limited to, audits of the Series’ annual financial statements, tax filings and the circulation of reports to investors;

●	insurance premiums or expenses;
●	withholding or transfer taxes imposed on the Company or the Series or any of the Members;
●	governmental fees imposed on the capital of the Company or the Series;
●

legal fees and costs (including settlement costs) arising in connection with any litigation or regulatory investigation instituted against the Company, the Series or Manager in connection with the affairs of the Company or the Series, or relating to legal advice directly relating to the Company’s or the Series’ legal affairs;

●	fees, costs and expenses of a third-party registrar and transfer agent appointed by the manager in connection with a series;
●	indemnification payments;
●	costs, fees, or payments related to interest or financing expenses for the Series;
●	potential HOA or association fees related to the Underlying Assets;
●	costs of any third parties engaged by our Manager in connection with the operations of the Company or the Series; and
●	any similar expenses that may be determined to be operating expenses, as determined by our Manager in its reasonable discretion.

If any fees, costs and expenses of the Company are not attributable to a specific Series, they will be borne proportionately across all of the Series (which may include future Series to be issued). Examples of situations where a cost would not be attributed to a specific Series but rather allocated among the Series include annual EDGAR filer fees, annual audit fee for the Company, legal fees relating to annual reporting, and rent and utilities if the Series share the same office space. Our Manager will allocate fees, costs and expenses acting reasonably and in accordance with its allocation policy. See “Business Description – Allocations of Expenses.”

3

Distributions

We intend to distribute 100% of Free Cash Flows (defined in “Securities Being Offered,” but generally income, less all expenses paid, fees paid to management, indebtedness, and reserves as determined by our Manager) of each Series to the Members1 of such Series, pro rata, which may include distributions to our Manager or its affiliates to the extent they hold Series Interests in the Series. Subject to the applicable provisions of the Delaware Act and except as otherwise provided herein, our Manager will pay distributions to the Members associated with such Series, subject to the availability of Free Cash Flows, at such times as our Manager shall reasonably determine. For distributions resulting from operations of an Underlying Asset, our Manager will attempt to make quarterly distributions. For distributions resulting from the sale or refinance of an Underlying Asset, our Manager will declare the distribution as soon as reasonably practicable after the relevant amounts have been received by the Series.

For each Series that has elected to be taxed as a REIT, we will be required to distribute 90% of the Series’ “REIT taxable income” (computed without regard to deduction for dividends paid and our net capital gains); plus 90% of the Series’ net income (after tax), if any, from foreclosure property (as described below); minus the sum of specified items of non-cash income that exceeds a percentage of the Series income.

Compensation Paid to our Manager and its Affiliates

Acquisition Fee: Upon the closing of the acquisition of any Series Asset, our Manager shall receive an Acquisition Fee between 2% to 8% of the gross purchase price for such Series Asset, as determined by our Manager. The exact percentage to be charged will depend on a range of factors, including the acquisition price, location, due diligence requirements and amount of rehabilitation work required. The Acquisition Fee is charged by the Manager for services such as finding investment and underwriting opportunities, performing due diligence on potential opportunities.

Asset Management Fees: On a quarterly basis beginning on the first quarter end date following the initial closing date of the issuance of Series Interests, the Series will pay our Manager a management fee, payable quarterly in arrears, equal to 0.25% (1% annualized) of Net Asset Value as of the last day of the immediately preceding quarter. “Net Asset Value” at any date means the current market value of a Series’ total Series Assets, less liabilities, determined by our Manager in its sole discretion. We may, but are not obligated to, obtain a third-party valuation of the assets of the Series to determine “Asset Value.” Asset Management Fees include the fees for using the Tirios Platform for Series Offerings as per the Tirios License Agreement with our Manager. Our Manager may waive this fee for any year at its sole discretion.

Property Management Fee: Our Manager or its designated Affiliate will receive a Property Management Fee of $59.00 per month for each real property Asset held by a Series.

Commission as Buyer's Agent: Our Manager or an affiliate of the Manager will represent the Company during the asset purchase process and could receive a commission as buyer's agent, which is typically between 0% to 3% of the acquisition price, based on the agreement with Seller's listing agent. The commission received as buyer's agent is for providing services such as scheduling viewings, submitting offers, negotiating purchase prices, and managing the closing process. As is standard industry practice, the commission for services as Buyer's Agent is paid by Seller at the time of closing.

These fees were determined internally without any independent assessment of comparable market fees. As a result, they may be higher than those available from unaffiliated third parties.

Transferability

Series Interests will not be listed or quoted on any securities exchange. We expect that after a Series Interest Offering has concluded, the Series Interests can be traded on Tirios Secondary Platform (the “Tirios Secondary Platform”). Tirios Secondary Platform provides the interface on the website and App to enable Members to buy and sell their holdings after the initial offering via the Public Private Execution Network Alternative Trading System (the “PPEX ATS”),” a registered electronic alternative trading system (“ATS”) operated by North Capital Private Securities Corporation, a FINRA-registered broker-dealer. The Tirios Secondary Platform operates through the PPEX and Dalmore Group LLC (the “Broker” or “Dalmore”), a SEC and FINRA-registered broker-dealer that is a “participant” on the PPEX ATS, as an executing broker. The Tirios Secondary Platform gathers information from buyers and sellers and transmits that information to the PPEX ATS and does not match orders, that function is done by the PPEX ATS. Any such resale of a Series Interest will however be subject to federal and state securities laws and the restrictions in the Operating Agreement (as defined below) and the Series Designation, as applicable, and there can be no assurance that an active market for any Series Interests will develop on the Tirios Secondary Platform, that the Tirios Secondary Platform will be available to allow resales of Series Interests to residents of all states, or that the Tirios Secondary Platform will be available at all. For these reasons, investors must be prepared to hold their Series Interests indefinitely. See “Plan of Distribution - Transferability of the Series Interests.” See also Sample Agreement with North Capital PPEX in Exhibit 6.9.  All transaction fees associated with buying or selling Series Interests on the Tirios Trading Platform will be paid by the Manager, except the compensation for Broker, who will receive 1% commission each from buyer and seller involved in such transaction. See also Secondary Market Transactions Engagement Letter with Dalmore in Exhibit 6.11.

Our Manager may refuse a transfer by an interest holder of its Series Interests in a Series if such transfer would result in (a) there being more than 2,000 beneficial owners in such Series or more than 500 beneficial owners that are not “accredited investors,” (b) the assets of a series being deemed plan assets for purposes of ERISA, (c) a change of U.S. federal income tax treatment of the Company and/or a Series, (d) the Company, any Series, our Manager, or its affiliates being subject to additional regulatory requirements, or (e) violation of the Company’s ownership limitations. Furthermore, as the interests are not registered under the Securities Act, transfers of interests may only be effected pursuant to exemptions under the Securities Act and as permitted by applicable state securities laws. See “Description of the Securities Being Offered – General Restrictions on Transfer” for more information.

For Series that will not be taxed as a REIT, the ownership limitation is 19.9%. For each Series taxed a REIT, the ownership limitation is either no more than 9.8% in value or number of Series Interests, whichever is more restrictive, of our outstanding equity capital, or 9.8% in value or number of Series Interests, whichever is more restrictive, of our Series Interests or any class or series of the outstanding interests. Our Manager may, in its sole discretion, waive the ownership limit with respect to a particular holder of Series Interests.

_________________________

1 The terms “Member” and “Subscriber” are both used to refer to investors in the Series Interests. Which term is used depends on the context: discussions about the subscription process generally use the term “Subscriber” whereas discussions about events occurring after the subscription process ends generally use the term “Member.”

4

Summary Risk Factors

An investment in Series Interests involves significant risks. These risks include, but are not limited to, the following:

●	An investment in an offering constitutes only an investment in that Series and not in the Company, any other Series or any Underlying Asset.

●

If the Company’s series limited liability company structure is not respected, then investors may have to share any liabilities of the Company or a Series with all investors and not just those who hold the same Series Interests as them.

●	Each Series will rely on its Manager, Tirios Corporation, to manage its Underlying Asset.

●

If we fail to manage our growth, we may not have access to sufficient personnel and other resources to operate our business and our results, financial condition and ability to make distributions to investors may suffer.

●	If the Company fails to attract and retain its key personnel, we may not be able to achieve our anticipated level of growth and our business could suffer.

●	There is competition for time among the various entities and Series sharing the same management team.

●	The Company has limited operating history for investors to evaluate.

●	Possible changes in federal tax laws make it impossible to give certainty to the tax treatment of Series Interests.

●

Persons who provide services to the Company may also provide services to our Manager or affiliates thereof. Such service providers may be required to terminate representation of the Company if conflicts of interests arise that cannot be resolved or waived.

●

The Company will rely on the license from our Manager to use Tirios Platform to distribute the Series Interests in the Offerings and our future Series’ Offerings exclusively through the Tirios Platform.

●

The Series Interests will not be listed on any securities exchange and will not be transferable, except through the Tirios Secondary Platform to the extent such platform is established and maintained. The price of Series Interests that trade on the Tirios Secondary Platform, if established, may be extremely volatile. There are also transfer restrictions contained in our operating agreement, as amended from time to time (“Operating Agreement”). It will thus be difficult for an investor to sell Series Interests purchased from the Company.

●	The termination of our Manager is generally limited to cause, which may make it difficult or costly to end our (or a Series’) relationship with our Manager.

●	Potential conflicts of interest may arise among our Manager and its affiliates, on the one hand, and the Company, a Series and/or our investors, on the other hand.

●	We may not be able to control a Series’ operating costs or revenues, causing the Series’ results of operations to be adversely affected.

●	Our investors do not elect or vote on our Manager and have limited ability to influence decisions regarding the businesses of the Series.

●	The Series Interest holders will have limited voting rights.

●	Any Series may be unable to generate sufficient cash flows from its operations and capital transactions to make distributions to holders of interests at any time in the future.

●	Failure of each Series to be classified as a separate entity for U.S. federal income tax purposes could adversely affect the timing, amount and character of distributions to a holder of interests.

●

The failure of a Series to qualify as a REIT would subject it to U.S. federal income tax and applicable state and local taxes, which would reduce the amount of cash available for distribution to holders of our Series Interests.

●	You may have to hold your investment for an indefinite period.

●	The Company may not raise sufficient funds to achieve its business objectives.

●	The Company’s management has full discretion as to the use of proceeds from the offering.

●	The purchase prices for the Series Interests have been arbitrarily determined.

●	The Underlying Assets will be subject to the risks typically associated with real estate.

5

●

We face possible risks associated with natural disasters and the physical effects of climate change, which may include more frequent or severe storms, hurricanes, flooding, rising sea levels, shortages of water, droughts and wildfires, any of which could have a material adverse effect on our business, results of operations, and financial condition.

●	The underlying value and performance of any asset will fluctuate with general and local economic conditions.

●	The markets in which the Company participates are competitive and, if it does not compete effectively, its operating results could be harmed.

●	Lawsuits may arise involving the Company or a Series resulting in lower cash distributions to investors.

●	Costs imposed pursuant to governmental laws and regulations may reduce a Series’ net income and the cash available for distributions to its investors.

●	Uninsured losses or excessively expensive premiums for insurance coverage could reduce a Series’ cash flows and the return on investment.

●

The Company’s Operating Agreement and Subscription Agreement each include a forum selection provision, which could result in less favorable outcomes to the plaintiff(s) in any action against the Company.

●

Investors in this offering may not be entitled to a jury trial with respect to claims arising under the Subscription Agreement or Operating Agreement, which could result in less favorable outcomes to the plaintiff(s) in any action under these Agreements.

●

Persons who provide services to the Company or a Series may also provide services to our Manager or affiliates thereof. Such service providers may be required to terminate representation of the Company if conflicts of interests arise that cannot be resolved or waived.

●	Actual or anticipated epidemics, pandemics, outbreaks, or other public health crises may adversely affect the Company’s business.

●

Since VStock Transfer, LLC’s (the “Transfer Agent”) records take precedence over Tokens with respect to Series Interest ownership, we are reliant on our Transfer Agent to have adequate policies, procedures, and controls, security protocols, and account reconciliation processes. A failure by our Transfer Agent to accurately record ownership of Series Interests could adversely affect investors.

•

Because we are dependent upon our Manager and its affiliates to conduct our operations, any adverse changes in the financial health of our Manager or its affiliates or our relationship with them could hinder our operating performance and the return on your investment.

•	We might use high leverage, which increases our risk of loss due to potential foreclosure.

•

We face risks related to operating deficit, rising interest rates, and the availability of financing options. Our use of leverage to acquire properties exposes us to the risk of increased interest rates, which have risen in recent years. Higher interest rates increase our debt servicing costs on any new loans, limit the amount of cash we have available to distribute, could result in a decline in the value of the properties, increase our refinancing risk for current properties, and restrict access to financing options for new acquisitions. In case we are not able to renew the current short-term loan, refinance into another short-term or a long-term loan at same or lower interest rate, it could negatively impact our operations and cash flow available for distribution. The increase in interest rates and associated interest cost could negatively impact our operations and cash flow available for distribution and could adversely impact our ability to service periodic interest payments. Our rental revenue may not be able to cover the operating costs including interest cost, in which case we expect to use working capital reserves to cover the shortfall. This would only be a temporary solution. If the circumstance persisted and we are not able to increase the rental income or reduce the operating or interest costs on a longer-term basis, we may not be able to continue operating and we will be forced to sell the asset in an untimely manner and in a short period of time and could lead to a significant potential loss on the investment.

•	The purchase prices for the Series Interests have been arbitrarily determined.

•	A rental property could be difficult to sell, which could diminish the return on the Underlying Assets.

•

We may not be able to find tenants or renew leases with existing tenants, which could negatively impact our financial condition and our operating results. We typically purchase homes without any leasing history, and which are vacant at the time of acquisition. Our ability to lease the homes depends on various factors such as determining the rental pricing accurately, general local economic conditions in the market, demand for rental housing in the area, availability of other rental housing options, and employment conditions. If we are not able to find tenants or renew leases for our acquisitions, it could adversely affect our financial condition, cash flow, operating results, and our ability to service interest costs.

•	Conditions in the rental market could deteriorate, which could lead to higher vacancies, higher costs, and lower rental rates, and could adversely affect our financial condition and operating results.

•	The Company may decide to sell property which could conflict with an investor’s interests.

•	A decline in general economic conditions in the markets in which each property is located or in the United States generally could lead to lower rental rates in those markets.

•

The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property or of paying personal injury or other damage claims could reduce the amounts available for distribution to the Company’s investors.

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We have not established a redemption program for Series Interests but our Manager has the authority to establish such a program in the future.

The Current Offering

Securities Being Offered:	We are offering the minimum and maximum number of Series Interests of each Series at a price per Series Interest set forth in the “Series Offering Table” section above.

The Series Interests will be limited to voting on only certain matters set forth in the Operating Agreement for Tirios Propco Series LLC dated April 13, 2023, as amended from time to time (the “Operating Agreement”) including the Series Designations applicable to the Series.

Minimum and Maximum Subscription:

Series Interests will be sold for $100.00 each. The minimum subscription by an investor is $100.00 per Series. The maximum subscription by any investor for Series Interests is 19.9% of non-REIT Series and 9.8% of the total Series Interests of a particular Series for REIT Series, although such minimum and maximum thresholds may be waived or modified by our Manager in its sole discretion. See “Plan of Distribution” for additional information.

Use of Proceeds:

Net proceeds from the sale of Series Interests will be used generally to purchase and improve the relevant Underlying Assets set forth in the “Series Offering Table” above, pay fees due our Manager, cover allocated offering and operating expenses and create a maintenance reserve for the applicable Underlying Assets, and repay advances from our Manager which is used to finance all or part of the purchase prices of the Underlying Assets or operation of the Series. See “Use of Proceeds” for further details.

Secondary Market:

The Series Interests will not be transferable except through the Tirios Secondary Platform, if and when available for trades of Series Interests. Tirios Secondary Platform provides the interface on the website and App to enable Members to buy and sell their holdings via the Public Private Execution Network Alternative Trading System (the “PPEX ATS”),” a registered electronic alternative trading system (“ATS”) operated by North Capital Private Securities Corporation, a FINRA-registered broker-dealer. The Tirios Secondary Platform operates through the PPEX and Dalmore Group LLC (the “Broker” or “Dalmore”), a SEC and FINRA-registered broker-dealer that is a “participant” on the PPEX ATS, as an executing broker. We expect that after a Series’ Offering has concluded, the Tirios Secondary Platform will be the only venue available for the resale of such Series Interests; provided, however, any such resale of a Series Interest will be subject to federal and state securities laws and there can be no assurance that an active market for any Series Interests will develop on the Tirios Secondary Platform, that the Tirios Secondary Platform will be available to allow resale of Series Interests to residents of all states, or that the Tirios Secondary Platform will be available at all. For these reasons, investors must be prepared to hold their Series Interests indefinitely.

See “Plan of Distribution – Transferability of the Series Interests.”

ABOUT THIS CIRCULAR

We have prepared this Offering Circular to be filed with the SEC for our offering of securities. The Offering Circular includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular.

You should rely only on the information contained in this Offering Circular and its exhibits. We have not authorized any person to provide you with any information different from that contained in this Offering Circular. The information contained in this Offering Circular is complete and accurate only as of the date of this Offering Circular, regardless of the time of delivery of this Offering Circular or sale of Series Interests. This Offering Circular contains summaries of certain other documents, but reference is hereby made to the full text of the actual documents for complete information concerning the rights and obligations of the parties thereto. All documents relating to this offering and related documents and agreements, if readily available to us, will be made available to a prospective investor or its representatives upon request.

INDUSTRY AND MARKET DATA

The industry and market data used throughout this Offering Circular have been obtained from our own research, surveys or studies conducted by third parties and industry or general publications. Industry publications and surveys generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. We believe that each of these studies and publications is reliable. We have not engaged any person or entity to provide us with industry or market data.

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TAX CONSIDERATIONS

No information contained herein, nor in any prior, contemporaneous or subsequent communication should be construed by a prospective investor as legal or tax advice. We are not providing any tax advice as to the acquisition, holding or disposition of the securities offered herein. In making an investment decision, investors are strongly encouraged to consult their own tax advisor to determine the U.S. Federal, state and any applicable foreign tax consequences relating to their investment in our securities. This written communication is not intended to be “written advice,” as defined in Circular 230 published by the U.S. Treasury Department

RISK FACTORS

The Series Interests offered hereby are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment. There can be no assurance that our investment objectives will be achieved or that a secondary market will ever develop for the interests. The risks described in this section should not be considered an exhaustive list of the risks that prospective investors should consider before investing in the Series Interests. Prospective investors should obtain their own legal and tax advice prior to making an investment in the interests and should be aware that an investment in the interests may be exposed to other risks of an exceptional nature from time to time. Additionally, early-stage companies are inherently more risky than more developed companies. You should consider general risks as well as specific risks when deciding whether to invest. The following considerations are among those that should be carefully evaluated before making an investment in Series Interests.

Risks Relating to the Structure, Operation and Performance of the Company

An investment in an offering constitutes only an investment in that Series and not in the Company or any other Series or Underlying Asset. A purchase of Series Interests in a Series does not constitute an investment in either the Company or an Underlying Asset directly, or in any other Series Interest. This results in limited voting rights of the investor, which are solely related to a particular Series, and are further limited by the Operating Agreement, of the Company, described further herein. Thus, our Manager retains significant control over the management of the Company, each Series, and the Underlying Assets.

Furthermore, because the Series Interests in a Series do not constitute an investment in the Company as a whole, holders of the Series Interests in a Series are not expected to receive any economic benefit from, or be subject to the liabilities of, the assets of any other Series. In addition, the economic interest of a holder in a Series will not be identical to owning a direct undivided interest in an Underlying Asset because, among other things, the Managing Member will make most decisions relating to the Underlying Asset and the LLC Manager will receive fees based on asset value of all assets held.

Liability of investors between Series may not be honored. The Company is structured as a Delaware series limited liability company that issues a separate Series Interests for specific Underlying Assets. Each Series will merely be a separate Series and not a separate legal entity. Under the Delaware Limited Liability Company Act (the “LLC Act”), if certain conditions (as set forth in Section 18-215(b) of the LLC Act) are met, the liability of investors holding Series Interests in one Series is segregated from the liability of investors holding Series Interests in another Series and the assets of one Series are not available to satisfy the liabilities of other Series.

Although this limitation of liability is recognized by the courts of Delaware, there is no guarantee that if challenged in the courts of another U.S. State or a foreign jurisdiction, such courts will uphold a similar interpretation of Delaware corporation law, and in the past certain jurisdictions have not honored such interpretation.

If the Company’s series limited liability company structure is not respected, then investors may have to share any liabilities of the Company with all investors and not just those who hold the same Series Interests as them and account for them separately and otherwise meet the requirements of the LLC Act, it is possible a court could conclude that the methods used did not satisfy Section 18-215(b) of the LLC Act and thus potentially expose the assets of a Series to the liabilities of another Series. The consequence of this is that investors may have to bear higher than anticipated expenses which would adversely affect the value of their Series Interests or the likelihood of any distributions being made by a particular Series to its investors. Further, if the series structure is not respected, it could affect taxation of the Company or any Series, including the ability of a Series to be taxed as a REIT if it has made that election.

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In addition, the Company is not aware of any court case that has tested the limitations on inter-series liability provided by Section 18- 215(b) in federal bankruptcy courts and it is possible that a bankruptcy court could determine that the assets of one Series should be applied to meet the liabilities of the other Series or the liabilities of the Company generally where the assets of such other Series or of the Company generally are insufficient to meet its liabilities.

If any fees, costs and expenses of the Company are not allocable to a specific Series, they will be borne proportionately across all of the Series (which may include future Series to be issued). Although our Manager will allocate fees, costs and expenses acting reasonably and in accordance with its allocation policy (see “Description of the Business – Allocations of Expenses” section), there may be situations where it is difficult to allocate fees, costs and expenses to a specific Series and therefore, there is a risk that a Series may bear a proportion of the fees, costs and expenses for a service or product for which another Series received a disproportionately high benefit.

Each of the Company’s Series will hold an interest in a single Underlying Asset, a non-diversified investment. We intend for each of our Series to own and operate a single Underlying Asset and as a result of this non-diversified investment strategy. Each Series’ return on its investment will depend on the revenues generated by such Underlying Asset and the appreciation of the value of the asset over time. These, in turn, are determined by such factors as national and local economic cycles and conditions, financial markets and the economy, competition and government regulation (such as tax and building code charges). The value of an Underlying Asset may decline substantially after a Series purchases it.

Each Series will rely on our Manager to manage each Underlying Asset. Following the acquisition of any Underlying Asset, the Underlying Asset will be managed by Tirios Corporation. In addition, in exchange for its asset management, Tirios Corporation will be entitled to fees from each Series. Any compensation arrangements will be determined by Tirios Corporation sitting on both sides of the table and will not be an arm’s length transaction.

The Company will rely on the license from our Manager to use Tirios Platform. Our Manager, Tirios Corporation, owns an investment platform accessible through www.tirios.ai and iOS and Android Apps, collectively, which we refer to herein as the “Tirios Platform.” Our Manager has granted a license to each Series to, among other things, use the Tirios Platform for our Series Offerings under a license agreement (the “Tirios License Agreement”). We intend to distribute the Series Interests in the Offerings and our other future Series’ Offerings exclusively through the Tirios Platform. If we are not able to retain the license rights for current offerings or receive license rights for future Series Offerings, it could have a material and adverse impact on our ability to continue and expand our operations.

If we fail to manage our growth, we may not have access to sufficient personnel and other resources to operate our business and our results, financial condition and ability to make distributions to investors may suffer. We intend to establish additional Series and acquire additional assets in the future. As we do so, we will be increasingly reliant on the resources of our Manager to manage our Underlying Assets and the Company. If its resources are not adequate to manage our Underlying Assets effectively, our results, financial condition and ability to make distributions to investors may suffer.

If our Manager fails to attract and retain its key personnel, the Company may not be able to achieve its anticipated level of growth and its business could suffer. The Company’s future depends, in part, on our Manager’s ability to attract and retain key personnel. Our future also depends on the continued contributions of the executive officers and other key personnel of our Manager, each of whom could be difficult to replace.

In particular, Sachin Latawa, the Chief Executive Officer of Tirios Corporation, is critical to the management of the Company’s business and operations and the development of its strategic direction. The loss of the services of Mr. Latawa or other executive officers or key personnel of Tirios Corporation, and the process to replace any of those key personnel would involve significant time and expense and may significantly delay or prevent the achievement of the Company’s business objectives.

There is competition for time among the various entities sharing the same management team. Currently, Tirios Corporation is our Manager the Company and each Series, and is the property manager for each Series. The Company expects to create more Series in the future as additional attractive properties are identified. It is foreseeable that at certain times the various Series will be competing for time from the management team.

The Company has limited operating history for investors to evaluate. The Company and each Series were recently formed and have not generated any revenues and have no operating history upon which prospective investors may evaluate their performance. No guarantee can be given that the Company or any Series will achieve their investment objectives, the value of any Underlying Assets will increase or that any Underlying Assets will be successfully monetized.

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Possible changes in federal tax laws make it impossible to give certainty to the tax treatment of any Series Interests. The Code is subject to change by Congress, and interpretations of the Code may be modified or affected by judicial decisions, by the Treasury Department through changes in regulations and by the Internal Revenue Service through its audit policy, announcements, and published and private rulings. Although significant changes to the tax laws historically have been given prospective application, no assurance can be given that any changes made in that law affecting an investment in any Series of the Company would be limited to prospective effect.

The Company’s consolidated financial statements include a going concern opinion. Our financial statements have been prepared assuming the Company will continue as a going concern. We are newly formed and have not generated revenue from operations. We will require additional capital until revenue from operations are sufficient to cover operational costs. There are no assurances that we will be able to raise capital on acceptable terms. If we are unable to obtain sufficient amounts of additional capital, we may be required to reduce the scope of our planned development and operations, which could harm our business, financial condition and operating results. Therefore, there is substantial doubt about the ability of the Company to continue as a going concern.

If the Company does not successfully dispose of Underlying Assets, you may have to hold your investment for an indefinite period. The determination of whether to dispose of the Underlying Assets associated with any Series is entirely at the discretion of our Manager. Even if our Manager decides to dispose of such Underlying Assets, the Company cannot guarantee that it will be able to dispose of them at a favorable price to investors.

Competition with other parties for investments may reduce the Company’s profitability. The Company will compete with other entities engaged in real estate, financial and business investment, including financial institutions, many of which have greater resources than the Company does. Larger entities may enjoy significant competitive advantages that result from, among other things, a lower cost of capital. Such competition could make it more difficult for the Company to obtain future funding, which could affect the Company’s growth.

Potential breach of the security measures of our investment platform could have a material adverse effect on the Company. The highly automated nature of the investment platform through which potential investors acquire interests may make it an attractive target and potentially vulnerable to cyber-attacks, computer viruses, physical or electronic break-ins or similar disruptions. While we intend to take commercially reasonable measures to protect our confidential information and maintain appropriate cybersecurity, the security measures of the investment platform, the Company, our Manager or our service providers could be breached. Any accidental or willful security breaches or other unauthorized access could cause confidential information to be stolen and used for criminal purposes or have other harmful effects. Security breaches or unauthorized access to confidential information could also expose us to liability related to the loss of the information, time-consuming and expensive litigation and negative publicity.

Non-compliance with certain securities regulations may result in the liquidation and winding up of the Company. We are not registered and will not be registered as an investment company under the Investment Company Act of 1940, as amended (“Investment Company Act”), and neither our Manager nor its managers is or will be registered as an investment adviser under the Investment Advisers Act of 1940, as amended (“Investment Advisers Act”), and thus the Series Interests do not have the benefit of the protections of the Investment Company Act or the Investment Advisers Act. We and our Manager have taken the position that the underlying assets are not “securities” within the meaning of the of the Investment Company Act or the Investment Advisers Act, and thus our assets will comprise of less than 40% investment securities under the Investment Company Act and our Manager will not be advising with respect to securities under the Investment Advisers Act. This position, however, is based upon applicable case law that is inherently subject to judgments and interpretation. If we were to be required to register under the Investment Company Act or our Manager were to be required to register under the Investment Advisers Act, it could have a material and adverse impact on the results of operations and expenses of the Company and our Manager may be forced to liquidate and wind up the Company or rescind the offering of Series Interests.

There may be deficiencies with our internal controls that require improvements, and if we are unable to adequately evaluate internal controls, we may be subject to sanctions. As a Tier 2 issuer, we will not need to provide a report on the effectiveness of our internal controls over financial reporting, and we will be exempt from the auditor attestation requirements concerning any such report so long as we are a Tier 2 issuer. We do not know whether our internal control procedures are effective and therefore there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such evaluations.

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Using a credit card to purchase Series Interests may impact the return on your investment as well as subject you to other risks inherent in this form of payment. Investors in this offering may have the option of paying for their investment with a credit card, which is not usual in the traditional investment markets. Transaction fees charged by your credit card company and interest charged on unpaid card balances (which can reach almost 25% in some states) add to the effective purchase price of the interests you buy. The cost of using a credit card may also increase if you do not make the minimum monthly card payments and incur late fees. Using a credit card is a relatively new form of payment for securities and will subject you to other risks inherent in this form of payment, including that, if you fail to make credit card payments (e.g. minimum monthly payments), you risk damaging your credit score and payment by credit card may be more susceptible to abuse than other forms of payment. Moreover, where a third-party payment processor is used, as in this offering, your recovery options in the case of disputes may be limited. The increased costs due to transaction fees and interest may reduce the return on your investment.

The SEC’s Office of Investor Education and Advocacy issued an Investor Alert dated February 14, 2018 entitled Credit Cards and Investments – A Risky Combination, which explains these and other risks you may want to consider before using a credit card to pay for your investment.

Our Operating Agreement contains provisions that reduce or eliminate duties (including fiduciary duties) of our Manager. Our Operating Agreement provides that our Manager, in exercising its rights in its capacity as Manager, will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting us or any of our investors and will not be subject to any different standards imposed by our Operating Agreement, the Delaware Limited Liability Company Act, or under any other law, rule, or regulation, or in equity. The Operating Agreement allows our Manager and its affiliates to have other business interests, including those that compete with the Company. This express waiver of duties including those associated with self-dealing or corporate opportunities apply anytime the Manger is exercising rights as a Manager under our Operating Agreement. The only restrictions on the Manager’s actions are those specifically enumerated within the Operating Agreement itself, which contains no restrictions similar to the waived fiduciary duties.

The laws of the State of Delaware permit a Company to eliminate or alter the fiduciary duties of its Manager or other persons and replace them with the standards set forth in our Operating Agreement. While there is no uncertainty as to the validity of such waivers under Delaware law, provisions eliminating or altering the fiduciary duties of a Company’s Manager, officers, or its affiliates (“fiduciary covered persons”) are inconsistent with federal securities laws and the SEC’s views on such fiduciary covered persons’ fiduciary duties. Nothing in the Operating Agreement modifying, restricting, or eliminating the duties or liabilities of our Manager, officers, or its affiliates shall apply to, or in any way limit, the duties (including state law fiduciary duties of loyalty and care) or liabilities of such fiduciary covered persons with respect to matters arising under the federal securities laws.

We do not have a conflicts of interest policy. Our Company, our Manager and their affiliates will try to balance our Series Interests with their own. However, to the extent that such parties take actions that are more favorable to other entities than the Company, these actions could have a negative impact on our financial performance and, consequently, on distributions to investors and the value of interests. We have not adopted, and do not intend to adopt in the future, either a conflicts of interest policy or a conflicts resolution policy.

Conflicts may exist among our Manager and its employees or affiliates. Our Manager will engage with, on behalf of the Company, a number of brokers, asset sellers, insurance companies, and maintenance providers and other service providers and thus may receive in-kind discounts. In such circumstances, it is likely that these in-kind discounts may be retained for the benefit of our Manager and not the Company. Our Manager may be incentivized to choose a service provider or seller based on the benefits they are to receive.

There may be conflicting interests of investors. Our Manager will determine whether or not to acquire or liquidate our Underlying Assets. When determining to acquire or liquidate an Underlying Asset, our Manager will do so considering all of the circumstances at the time, which may include obtaining or paying a price for an Underlying Asset that is in the best interests of some but not all of the investors.

Conflicts may exist between service providers, the Company, each Series, our Manager and their affiliates. Our service providers may provide services to our Manager, each Series and the Company. Because such providers may represent both the Company and such other parties, certain conflicts of interest exist and may arise. To the extent that an irreconcilable conflict develops between us and any of the other parties, providers may represent such other parties and not the Company. Providers may, in the future, render services to us or other related parties with respect to activities relating to the Company as well as other unrelated activities. Legal counsel is not representing any prospective investors in connection with this offering. Prospective investors are advised to consult their own independent counsel with respect to the other legal and tax implications of an investment in our Series Interests.

The terms of our Operating Agreement make it difficult to end our relationship with our Manager. Under the terms of our Operating Agreement, holders of Series Interests in each Series of the Company have the right to remove our Manager as manager of the Company, by a vote of two-thirds of the holders of all interests in each Series of the Company (excluding our manager) voting together, in the event our Manager is found by a non-appealable judgment of a court of competent jurisdiction to have committed fraud in connection with a Series of Series Interests or the Company. Unsatisfactory financial performance does not constitute grounds to terminate and remove our Manager under the Operating Agreement. These provisions make it difficult to end the Company’s relationship with our Manager, even if we believe our Manager’s performance is not satisfactory.

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We and Tirios Corporation determined the amount of fees paid to Tirios Corporation and its affiliates internally without any independent assessment of comparable market fees. While we and Tirios Corporation generally seek to set these fees to be comparable to prevailing market rates in the relevant geographic area, we have determined the fee rates without any independent assessment of comparable market fees. As a result, these fees may be higher than those available from unaffiliated third parties.

The Series’ results of operations may be negatively impacted by the coronavirus outbreak. In December 2019, a novel strain of coronavirus, or COVID-19, was reported to have surfaced in Wuhan, China. COVID-19 has spread to many countries, including the United States, and was declared to be a pandemic by the World Health Organization. Efforts to contain the spread of COVID-19 have intensified, and the U.S., Europe, and Asia have implemented severe travel restrictions and social distancing. The full impacts of the outbreak are unknown and rapidly evolving. Reduced demand for travel, whether as a result of regulatory restrictions or the fear of risks that travel may cause, may adversely impact the company’s and the Series’ revenue and financial condition. A widespread health crisis has adversely affected and could continue to affect the global economy, resulting in an economic downturn that could also negatively impact the company’s and each Series’ revenue and financial condition, as well as the value of the Series Interests and investor demand for the Series Interests generally.

The continued spread of COVID-19 has also led to severe disruption and volatility in the global capital markets, which could increase the company’s cost of capital and adversely affect its ability to access the capital markets in the future. The continued spread of COVID-19 could cause a further economic slowdown or recession or cause other unpredictable events, each of which could adversely affect our business, results of operations, or financial condition.

The extent to which COVID-19 affects the company’s financial results will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of the COVID-19 outbreak and the actions to contain the outbreak or treat its impact, among others. Moreover, the COVID-19 outbreak has had and may continue to have indeterminable adverse effects on travel, general commercial activity and the world economy, and the company’s business and results of operations could be adversely affected to the extent that COVID-19 or any other pandemic harms the global economy generally.

Actual or threatened epidemics, pandemics, outbreaks, or other public health crises may adversely affect the Series’ business. The Series’ business could be materially and adversely affected by the risks, or the public perception of the risks, related to an epidemic, pandemic, outbreak, or other public health crisis, such as the recent outbreak of novel coronavirus, or COVID-19. The risk, or public perception of the risk, of a pandemic or media coverage of infectious diseases could adversely affect the company’s and the Series’ business and financial condition. “Shelter-in-place” or other such orders by governmental entities would further negatively impact the company’s and each Series’ business and could also disrupt the company’s operations if employees, who cannot perform their responsibilities from home, are not able to report to work.

The Company was recently incorporated and has limited assets and operating history.  Accordingly, there is limited performance history upon which to decide whether or not to invest in our common stock. We have limited performance history to which a potential investor may refer to in determining whether to invest in our Series Interests. Our limited operating history significantly increases the risk and uncertainty you face in making an investment in our Series Interests.

Undercapitalization is the greatest risk facing any relatively newly formed business. If we are unable to continue to raise sufficient capital through this offering, there is a strong likelihood our business will fail and you may lose your entire investment.

We do not have guaranteed cash flow.  There can be no assurance that cash flow or profits will be generated by our Underlying Assets. If the Underlying Assets do not generate the anticipated amount of cash flow, we may not be able to pay the anticipated distributions to the investors.

The availability and timing of cash distributions is uncertain. There are many factors that can affect the availability and timing of cash distributions to Members. The amount of cash available for distribution will be affected by many factors, including without limitation, the amount of income we will earn from investments in Underlying Assets, the amount of operating expenses and many other variables. Actual cash available for distribution may vary substantially from our expectations.

The inability of our Manager to retain or obtain key personnel could delay or hinder implementation of our investment strategies, which could impair our ability to make distributions and could reduce the value of your investment. Competition for highly skilled personnel is intense, and our Manager may be unsuccessful in attracting and retaining such skilled personnel. If our Manager loses or is unable to obtain the services of highly skilled personnel, our ability to implement our investment strategies could be delayed or hindered, and the value of your investment may decline or your investment may be lost entirely.

Because we are dependent upon our Manager and its affiliates to conduct our operations, any adverse changes in the financial health of our Manager or its affiliates or our relationship with them could hinder our operating performance and the return on your investment. We are dependent on our Manager and its affiliates to manage our operations and acquire and manage our portfolio of real estate assets. Our Manager makes all decisions with respect to the management of the Company and Series. Our Manager depends upon the fees and other compensation that it receives from us in connection with managing the Company to conduct its operations. Any adverse changes in the financial condition of our Manager or its affiliates, or our relationship with our Manager, could hinder its ability to successfully manage our operations and our Series, which would adversely affect us and our investors.

We might use high leverage, which increases our risk of loss due to potential foreclosure.

We have no limit on the financial leverage any Series may incur. Our Manager has broad authority to incur debt, and high debt levels could hinder a Series’ ability to make distributions and could decrease the value of properties. Notwithstanding the foregoing, we expect to use between 60% to 75% financing leverage at the acquisition date of a property based on the acquisition price, although such loan to value ratio may be higher or lower as determined in our Manager’s sole discretion. As with any liability, there is a risk that a Series may be unable to repay its obligations from the cash flow of its assets, which could lead to potential foreclosure of its property if it cannot meet periodic payments or repay the debt when due.

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We face risks related to operating deficit, rising interest rates, and the availability of financing options. Our use of leverage to acquire properties exposes us to the risk of increased interest rates, which have risen in recent years. Despite the recent moderation in interest rates and a pause in the more aggressive interest rate hikes, inflation remains in the economy. Market conditions have stabilized, at least for now, but the Fed could resume interest rate hikes in the upcoming meetings to reach their target objective of a 2% inflation rate. Higher interest rates increase our debt servicing costs on any new loans, limit the amount of cash we have available to distribute, could result in a decline in the value of the properties, increase our refinancing risk for current properties, and restrict access to financing options for new acquisitions.

The interest rate for short-term debt on single-family rentals is typically higher than the long-term rate, by approximately 1% to 2%, if not more. Long-term debt typically involves a lock-in period with prepayment penalties for early payment or in case of a refinance. Short-term debt provides the benefit of a quicker closing at acquisition, which benefits the Company to be able to take advantage of beneficial acquisition opportunities in the market and then refinance at a lower rate at a later time but it comes at a higher cost.

While deciding whether the short-term or long-term debt is suitable for business, we carefully evaluate the two alternatives based on the slope of the yield curve, expected rate increases or decreases over the next 12 months, closing time acceptable to the seller during acquisition, cost and fees involved, and prepayment penalties involved with lock-in periods.

In the event that we are not able to renew or refinance any outstanding debt at maturity at the same or a lower interest rate, or if our above referenced analysis is incorrect, it could negatively impact our operations and cash flow available for distribution. There is a risk that a Series may be unable to repay its obligations from the cash flow of its assets, which could lead to potential foreclosure of its property if it cannot meet periodic interest payments or repay the debt when due. There is a risk that a Series may be unable to refinance its debt obligations at all, which could force the Company to sell the asset in an untimely manner and in a short period of time and could lead to a significant potential loss on the investment.

The interest rate for short-term debt currently used by the Company is at 9.99% per annum. Based on current market conditions, there are various financing options for single-family rentals in general with a debt leverage of 80% or less. We have received offers available to us during January 2024 to refinance the current outstanding debt for a one-year term at an interest rate of 9.99% or refinance into a long-term 5 to 10-year duration note at 7.75% per annum or lower, based on the current interest rate environment. We expect to be able to refinance the current debt at or before maturity in June 2024 to a long-term debt or evaluate renewal of short-term debt for another 1-year term. In case we are not able to renew the current short-term loan, refinance into another short-term or a long-term loan at same or lower interest rate, it could negatively impact our operations and cash flow available for distribution.

A hypothetical increase in interest rates at the time of renewal or refinance of our outstanding debt by 25 basis points, 50 basis points and 100 basis points would result in an increased interest cost of $38.02, $76.03, and $114.05 per month for loan amount of $182,479 in case of 274 Gabbro, would result in an increased interest cost of $37.00, $74.00, and $111.00 per month for loan amount of $177,604 in case of 283 Gabbro, and would result in an increased interest cost of $44.31, $88.62, and $132.93 per month for loan amount of $212,693 in case of 313 Mica.

The increase in interest rates and associated interest cost could negatively impact our operations and cash flow available for distribution and could adversely impact our ability to service periodic interest payments. Historically, rents for Single-Family Rental homes have provided a natural inflation hedge in a high-inflationary environment. If high inflation persists and interest rates continue to climb, we may be able to offset higher interest costs with matching increase in rental income.

Our rental revenue may not be able to cover the operating costs including interest cost, in which case we expect to use working capital reserves to cover the shortfall. This would only be a temporary solution. If the circumstance persisted and we are not able to increase the rental income or reduce the operating or interest costs on a longer-term basis, we may not be able to continue operating and we will be forced to sell the asset in an untimely manner and in a short period of time and could lead to a significant potential loss on the investment.

Risks Related to this Offering and Ownership of our Series Interests

The Company may not raise sufficient funds to achieve its business objectives. There is no minimum amount required to be raised before the Company can accept your subscription for the Series Interests, and it can access the funds immediately. The Company may not raise an amount sufficient for it to meet all of its objectives, including acquiring the Underlying Assets. Once the Company accepts your investment funds, there will be no obligation to return your funds. Even if other Series Interests are sold, there may be insufficient funds raised through this offering to cover the expenses associated with the offering or complete the purchase of the Underlying Assets and the development and implementation of the Company’s operations. The lack of sufficient funds to pay expenses and for working capital will negatively impact the Company’s ability to implement and complete its planned use of proceeds.

The Company’s management has full discretion as to the use of proceeds from the offering. The Company presently anticipates that the net proceeds from the offering will be used as set out in “Use of Proceeds.” Proceeds from the sale of a Series’ Series Interests will generally be used to acquire and improve the Underlying Asset for that Series and for working capital for that Series; however, the Manager for each Series has the authority to use the funds from the offering of that Series’ Series Interests for other purposes of the applicable Series not presently contemplated herein but which are related directly to the Underlying Asset or operation of that Series’. As a result of the foregoing, purchasers of the Series Interests hereby will be entrusting their funds to the management of the Series in which they invest, upon whose judgment and discretion the investors must depend, with only limited information concerning management’s specific intentions.

The Series Interests will not be listed on any securities exchange and will not be transferable, except through the Tirios Secondary Platform to the extent such platform is established and maintained. You should be prepared to hold the Series Interests indefinitely. The Series Interests will not be listed on any securities exchange, such as Nasdaq or the New York Stock Exchange. The Series Interests will not be transferable except through the Tirios Secondary Platform, to the extent such platform is established and maintained. The Tirios Secondary Platform will be accessible exclusively through the Tirios Platform. We expect that after an Offering has concluded, the Tirios Secondary Platform operated by North Capital will be a venue available for the resale of such Series Interests through the Broker; provided, however, any such resale of a Series Interest will be subject to federal and state securities laws and the restrictions in the Operating Agreement, and there can be no assurance that an active market for any Series Interests will develop on the Tirios Secondary Platform, that the Tirios Secondary Platform will be available to allow resales of Series Interests to residents of all states, or that the Tirios Secondary Platform will be available at all. For these reasons, investors must be prepared to hold their Series Interests indefinitely. As a result, you may lose some or all of your investment. See “Plan of Distribution – Transferability of the Series Interests.”

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The trading price of Series Interests that trade on the Tirios Secondary Platform, if established, may be extremely volatile. Securities that trade on the Tirios Secondary Platform, if established, as with other public markets, likely will experience significant price and volume fluctuations. These fluctuations can be more pronounced for securities that have a small public float, such as the Series Interests. Series Interest prices could fluctuate widely in price in response to various potential factors, many of which will be beyond our control, including the total number of available buyers or sellers at any point in time, general market conditions, geopolitical, and other external factors. As a result, the market prices of the Series Interests that are listed may be volatile, and holders of such Series Interests may experience a decrease in the value of their holdings. No assurance can be given that the market price of the Series Interests will not fluctuate or decline significantly in the future or that you will be able to sell your Series Interests when desired on favorable terms or at all.

While we expect the Tirios Secondary Platform will be available after the conclusion of a Series’ Offering, such resale of a Series Interest will be subject to federal and state securities laws and the restrictions in the Operating Agreement, and there can be no assurance that an active market for any Series Interests will develop on the Tirios Secondary Platform, that the Tirios Secondary Platform will be available to allow resales of Series Interests to residents of all states, or that the Tirios Secondary Platform will be available at all. For these reasons, investors must be prepared to hold their Series Interests indefinitely. See “Plan of Distribution – Transferability of the Series Interests.”

Because of the illiquid nature of Series Interests, you should purchase the Series Interests only as a long-term investment and be prepared to hold them for an indefinite period of time.

The purchase prices for the Series Interests have been arbitrarily determined. The purchase price for the Series Interests has been arbitrarily determined by the Company and bears no relationship to the Company’s assets, book value, earnings or other generally accepted criteria of value. In determining pricing, the Company considered factors such as the purchase and holding costs of the Underlying Assets, the Company’s limited financial resources, the nature of its assets, estimates of its business potential, the degree of equity or control desired to be retained by Manager and general economic conditions.

There are restrictions on an investor’s ability to sell its interests making it difficult to transfer, sell or otherwise dispose of our Series Interests. Each state has its own securities laws, often called “blue sky” laws, which limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration. Our Series Interests will not be registered under the laws of any states. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our Series Interests. Investors should consider the resale market for our Series Interests to be limited. Investors may be unable to resell their Series Interests, or they may be unable to resell them without the significant expense of state registration or qualification.

In addition, there are significant transfer restrictions contained in our Operating Agreement that prohibit transfers under certain circumstances.

Investors will be subject to the terms of the Subscription Agreement. As part of this investment, each investor will be required to agree to the terms of the Subscription Agreement included as Exhibit 4.1 to the Offering Statement of which this Offering Circular is part. The Subscription Agreement requires investors to indemnify the Company for any claim of brokerage commissions, finders’ fees, or similar compensation and for misrepresentations. Legal conflicts relating to the Subscription Agreement will likely be heard in Delaware courts and will be governed by Delaware law.

Investors in this offering may not be entitled to a jury trial with respect to claims arising under the Subscription Agreement or Operating Agreement, which could result in less favorable outcomes to the plaintiff(s) in any action under these Agreements. Investors in this offering will be bound by the Subscription Agreement and the Operating Agreement, both of which include a provision under which investors waive the right to a jury trial of any claim, other than claims arising under federal securities laws, that they may have against the Company arising out of or relating to these agreements. By signing these agreements, the investor warrants that the investor has reviewed this waiver with his or her legal counsel, and knowingly and voluntarily waives the investor’s jury trial rights following consultation with the investor’s legal counsel.

If you bring a claim against the Company in connection with matters arising under the Subscription Agreement or Operating Agreement, other than claims under the federal securities laws, you may not be entitled to a jury trial with respect to those claims, which may have the effect of limiting and discouraging lawsuits against the Company. If a lawsuit is brought against the Company under one of those agreements, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have had, including results that could be less favorable to the plaintiff(s) in such an action.

In addition, when the Series Interests are transferred, the transferee is required to agree to all the same conditions, obligations, and restrictions applicable to the Series Interests or to the transferor with regard to ownership of the Series Interests, that were in effect immediately prior to the transfer of the Series Interests, including the Subscription Agreement and the Operating Agreement.

The Company’s Operating Agreement and Subscription Agreement each include a forum selection provision, which could result in less favorable outcomes to the plaintiff(s) in any action against the Company. The Operating Agreement of Tirios Propco Series LLC includes a forum selection provision that requires any suit, action, or proceeding seeking to enforce any provision of or based on any matter arising out of or in connection with the Operating Agreement, or the transactions contemplated thereby, other than matters arising under the federal securities laws, be brought in state or federal court of competent jurisdiction located within the State of Delaware. Our Subscription Agreement for each manner of investing and class of security includes a forum selection provision that requires any suit, action, or proceeding arising from the Subscription Agreement, other than matters arising under the federal securities laws, be brought in a state of federal court of competent jurisdiction located within the State of Delaware. These forum selection provisions may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims.

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We are offering our Series Interests pursuant to Tier 2 of Regulation A and we cannot be certain if the reduced disclosure requirements applicable to Tier 2 issuers will make our Series Interests less attractive to investors as compared to a traditional initial public offering. As a Tier 2 issuer, we are subject to scaled disclosure and reporting requirements as compared to companies whose securities are registered under the Securities Act or Exchange Act of 1934, as amended, which may make an investment in our Series Interests less attractive to investors who are accustomed to enhanced disclosure and more frequent financial reporting. The differences between disclosures for Tier 2 issuers versus those for emerging growth companies include, without limitation, only needing to file final semiannual reports as opposed to quarterly reports and far fewer circumstances where a current disclosure would be required. If our scaled disclosure and reporting requirements reduces the attractiveness of the interests, we may be unable to raise the funds necessary to fund future offerings, which could impair our ability to offer a diversified portfolio of investments and create economies of scale, which may adversely affect the value of the interests or the ability to make distributions to investors.

We are subject to ongoing public reporting requirements that are less rigorous than rules for more mature public companies, and our investors receive less information. We are required to report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for public companies reporting under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of our fiscal year, and semiannual reports are due within 90 calendar days after the end of the first six months of our fiscal year.

We also may elect to become a public reporting company under the Exchange Act. If we elect or are required to do so, we will be required to publicly report on an ongoing basis as an emerging growth company, as defined in the JOBS Act, under the reporting rules set forth under the Exchange Act. For so long as we remain an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not emerging growth companies, including, but not limited to:

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

●	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

●	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We would expect to elect to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We would expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion; (ii) the date that we become a large accelerated filer as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our Series Interests that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter; or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not emerging growth companies, and investors could receive less information than they might expect to receive from more mature public companies.

We are relying on the exemption for insignificant participation by benefit plan investors under ERISA. The Plan Assets Regulation of the Employee Retirement Income Security Act of 1974 (“ERISA”) provides that the assets of an entity will not be deemed to be the assets of a benefits plan if equity participation in the entity by benefit plan investors, including benefit plans, is not significant. The Plan Assets Regulation provides that equity participation in the entity by benefit plan investors is “significant” if, at any time, 25% or more of the value of any class of equity interest is held by benefit plan investors.  Because we are relying on this exemption, we will not accept investments from benefit plan investments of 25% or more of the value of any class of equity interest. If repurchases of Series Interests reach 25%, we may repurchase Series Interests of benefit plan investors without their consent until we are under such 25% limit. See the section of this offering circular captioned “ERISA Considerations” for additional information regarding the Plan Assets Regulation.

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Series Interests are being offered under an offering exemption, and if it were later determined that such exemption was not available, purchasers would be entitled to rescind their purchase agreements. Series Interests are being offered to prospective investors pursuant to Tier 2 of Regulation A under the Securities Act. Unless the sale of Series Interests should qualify for such exemption the investors might have the right to rescind their purchase of Series Interests. Since compliance with these exemptions is highly technical, it is possible that if an investor were to seek rescission, such investor would succeed. A similar situation prevails under state law in those states where Series Interests may be offered without registration. If a number of investors were to be successful in seeking rescission, the Company would face severe financial demands that could adversely affect the Company and, thus, the non-rescinding investors.

If we are required to register any Series Interests under the Exchange Act, it would result in significant expense and reporting requirements that would place a burden on the Manager and may divert attention from management of the Underlying Assets. Subject to certain exceptions, Section 12(g) of the Exchange Act requires an issuer with more than $10 million in total assets to register a class of its equity securities with the Commission under the Exchange Act if the securities of such class are held of record at the end of its fiscal year by more than 2,000 persons or 500 persons who are not “accredited investors.” If we are required to register any Series of Interests under the Exchange Act, it would result in significant expense and reporting requirements for the Company and a burden on the Manager and may divert attention from management of the Underlying Assets.

If either the Manager or Company is required to register as a broker-dealer, the Manager or Company may be required to cease operations and any Series of Interests offered and sold without such proper registration may be subject to a right of rescission. Tirios platform and mobile app are owned by Tirios Corporation or the Manager. The Manager has granted a license to each Series in order to, among other things, use the investment platform and the App for the Offerings, pursuant to the License Agreement. The Manager will not be operating the Tirios Secondary Platform and is not engaged in buying or selling any securities. Therefore, we believe the Manager is not required to register as a broker or dealer for the Tirios Secondary Platform. The Company is relying on the issuer’s exemption for the sale of Series Interests, which provides that issuers engaged in the primary offering of their own securities or effecting a transaction for their own account and not the account of another would not meet the definition of a broker.

Any participation of officers, directors or employees of the Company or our Manager in selling efforts for Series Interests in this Offering will be conducted in accordance with Rule 3a4-1 under the Exchange Act. None of such persons are subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. None of such persons will be compensated in connection with their participation in the Offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. None of such persons are, or have been within the past 12 months, a broker or dealer, and none of them are, or have been within the past 12 months, an associated person of a broker or dealer. At the end of the Offering, such persons will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. The reference to Rule 3a4-1 is not applicable in connection with the facilitation of secondary trading.

If the Company or the Manager, neither of which is a registered broker-dealer under the Exchange Act or any state securities laws, has itself engaged in brokerage activities that require registration, including the initial sale of the Series Interests and permitting a registered broker-dealer to effectuate resales or other liquidity of the Series Interests via the PPEX ATS, the Manager or the Company may need to stop operating which would have a negative material impact on the Company’s operations. In addition, if the Manager or its agents is ultimately found to have engaged in activities requiring registration as “broker-dealer” without either being properly registered as such, there is a risk that any Series Interests offered and sold while the Manager or its agents was not so registered may be subject to a right of rescission, which may result in the early termination of the Offerings and require the Company to liquidate assets in order to repay rescinding investors, which would negatively impact the return on such assets and non-rescinding investors.

Risk of non-compliance with regulations, including a risk of being deemed to be operating as an unregistered broker-dealer in connection with Tirios Secondary Platform.

Section 3(a)(4)(A) of the Exchange Act generally defines a "broker" broadly as any person engaged in the business of effecting transactions in securities for the account of others. In connection with the Tirios Secondary Platform, the Company or the Manager would not be covered by the issuer’s exemption for the sale of Series Interests when effecting transactions for the account of others. The issuer’s exemption provides that the issuers engaged in the primary offering of their own securities or effecting a transaction for their own account and not the account of others would not meet the definition of a broker.

If the SEC were to determine that the Company or the Manager, neither of which is a registered broker-dealer under the Exchange Act or any state securities laws, has engaged in activities that require registration in connection with the Tirios Secondary Platform, the Manager or the Company may need to stop operating the Tirios Secondary Platform which would have a negative material impact on investors’ ability to sell Series Interest in secondary transactions. In addition, if the Company or the Manager or its agents are ultimately found to have engaged in activities requiring registration as “broker-dealer” without either being properly registered as such the Company or Manager could face sanctions, penalties, and enforcement actions by regulatory authorities, which could have a material impact on the Company. Further, if the Company or the Manager were required to register as a broker and/or dealer, it would be subject to higher compliance costs and periodic examinations, which could have a material negative impact on their ability, time and resources to operate the Company.

The Company provides the interface for secondary market trading of Series Interests. The Tirios Secondary Platform enable Members to buy and sell their holdings and operates through the PPEX ATS and Dalmore. PPEX ATS is operated by a registered broker-dealer, which ATS is regulated by the federal regulation of securities exchanges and involves a complex set of statutes and regulations that are subject to change and evolving and differing interpretation. If the current operation of the Tirios Secondary Platform is considered to be a securities exchange or ATS, the Company or Manager may be subject to regulatory actions, which could have a material adverse effect on the Tirios Secondary Platform and operations of our business.

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A securities trading platform that is considered to function as an exchange within the meaning of the Exchange Act must either register with the Commission as a national securities exchange under Section 6 of the Exchange Act or qualify for an exemption from such registration, such as an exchange that is operated by a registered broker-dealer as an ATS in compliance with Regulation ATS. The Tirios Secondary Platform operated by the Company is neither registered with the Commission as an exchange nor being operated by a registered broker-dealer as an ATS.

The Company has into certain agreements (as described elsewhere in this Offering Circular) with Dalmore Group LLC, a registered-broker dealer, North Capital Private Securities Corporation (“NCPS”), a registered-broker dealer, and North Capital Investment Technology, Inc., the parent company of NCPS (“NCIT”), to provide for secondary market trading in Series Interests to occur on the PPEX ATS, which is an electronic ATS owned and operated by NCPS and registered with the Commission under the Exchange Act. We do not believe that the Secondary Trading Platform functions as a national securities exchange or an ATS as currently operated. Nevertheless, federal regulation of securities exchanges and ATSs involves a set of complex statutes and regulations that are subject to change and evolving and differing interpretations. It is possible that contrasting understandings of current or future rules could result in the Commission determining that the Secondary Trading Platform is functioning as a securities exchange or ATS or is part of an unregistered exchange mechanism, in which case we would then be required to register the Tirios Secondary Platform as a securities exchange or qualify and register as an ATS, either of which could cause us to limit, modify, or discontinue the Tirios Secondary Platform. Any such limitation, modification, or discontinuation could negatively impact our business, operating results, and financial condition. Furthermore, liability for acting as an unregistered broker-dealer or national securities exchange could include civil monetary penalties and disgorgement, injunctive relief, sanctions, cease-and-desist orders, and/or undertakings requiring the retention of compliance consultants or monitors.

Risks Related to Tokenization and Blockchain

The concept of tokenizing fractionalized shares of real estate properties is an emerging and highly competitive field. The equity crowdfunding and tokenization markets are emerging industries where new competitors are entering the market frequently. Many of the Company’s competitors have significantly greater financial, technical, and human resources and may have superior expertise in research and development and marketing of their real estate properties. These competitors also compete with the Company in recruiting and retaining qualified personnel and acquiring technologies. Smaller or early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. If the Company is unable to achieve initial market acceptance and raise sufficient capital, it may not be able to purchase the planned (or any) Properties, which would negatively impact investor returns.

Blockchain technology is a relatively new and untested technology. The risks associated with blockchain technology may not emerge until the technology is widely used. A blockchain is an open, distributed ledger that records transactions between two parties in a verifiable and permanent way using cryptography. Transactions on the blockchain are permanently recorded on the blockchain in collections of transactions called “blocks.” Blockchain networks are based upon software source code that establishes and governs their respective cryptographic systems for verifying transactions.

Blockchain is a nascent and rapidly changing technology that is novel and untested and may contain inherent flaws or limitations. Blockchain systems could be vulnerable to fraud, theft, destruction or inaccessibility and there can be no assurances that the blockchain and the creation, transfer, or storage of the Tokens will be uninterrupted or fully secure.

The primary source of Series Interests holdings will be maintained by the Transfer Agent in book form. Since Tokens constitute a digital courtesy copy of the Series Interests, and in the event of a conflict between the record held by the Transfer Agent and blockchain record, the Transfer Agent’s record will be determinative, there would not be any direct impact for the Company as a result of any blockchain related cyberattacks, fraud, breach, theft, destruction, inaccessibility or accidental transactions. However, such events could impact the participation of potential investors and negatively impact the potential liquidity and value of the Series Interests.

Technological developments may lead to technical or other flaws (including undiscovered flaws) in the underlying blockchain technology, including in the process by which transactions are recorded to a blockchain or the development of new or existing hardware or software tools or mechanisms, which could negatively impact the functionality of the blockchain systems, all of which could impact the participation of potential investors and negatively impacting potential liquidity and value of the Series Interests.

Tokens are a digital courtesy copy of the Series Interests and are not sold independently of Series Interests. There are no practical or direct considerations for investors due to the use of blockchain or distributed ledger technology used in the manner used by the Company to create digital courtesy copy of all records compared to an offering where blockchain technology is not used. However, Investors may hesitate to invest in Series’ Interests linked to blockchain technology, which could impact the participation of potential investors and negatively impact the potential liquidity and value of the Series Interests.

The Series Interests will not be offered or sold in states where laws and regulations prohibit the use or issuance of Tokens. However, since the Tokens represent the digital courtesy copy of the Series Interests, we don’t expect any legal considerations as compared to the offering without any blockchain technology used. Series Interests will not be offered until all required notices and fees have been filed and paid in a particular state.

Risks related to loss of keys by Subscriber. A Subscriber may lose access to the public key for their blockchain wallet, which is required to access the financial performance and other account information stored on the blockchain. There would not be any direct impact as a result of such loss of keys since any information stored on blockchain represents a digital courtesy copy and will continue to be available to the Subscriber in the book form. However, such a loss could negatively impact the behavior and participation of potential investors and negatively impact the potential liquidity and value of the Series Interests. The blockchain wallet and public key for the wallet can be accessed by the Subscriber through the Tirios Platform. If the Subscriber forgets the password for the investment platform, they can reset their password using the form available during the login process using their email. If the Subscriber loses access to their email account, which was used during the account creation process, they are instructed to contact our team at members@tirios.ai and validate their identity to reset the investment platform access for them. Once they gain access to the investment platform again, they can access their public key.

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Support for the Hyperledger Fabric Blockchain could experience performance issues or could be discontinued. Hyperledger Fabric is an open source, permissioned blockchain framework, started in 2015 by The Linux Foundation. It is a modular, general-purpose framework that offers unique access control features, which make it suitable for a variety of industry applications such as track-and-trace of supply chains, trade finance, loyalty and rewards, as well as clearing and settlement of financial assets. Hyperledger Fabric Blockchain is a scalable solution to be able to process millions of transactions with our current infrastructure. There are studies available in the public domain where 20,000 transactions/second were processed on Hyperledger Fabric Blockchain in a controlled environment. In case required, the architecture can further be improved by batching transactions before being sent to the Blockchain by making use of a queuing solution.

One of the benefits of setting up the permissioned blockchain ledger is that in case the Hyperledger Fabric platform is no longer supported by the open source community and The Linux Foundation, we will be able to continue running the Blockchain network on our infrastructure. Alternatively, we may decide to migrate to another Blockchain solution like Polygon, Ethereum, etc. and discontinue using Hyperledger Fabric Blockchain. In the event of such migration, we intend to replace the Token for all previously issued Series Interests and the Token smart contract for impacted Series Interests with a new token using a new smart contract on another Blockchain in that situation. Since Tokens constitute a digital courtesy copy of the Series Interests, which are governed by the Operating Agreement and Subscription Agreement, there would not be any direct impact as a result of such migration. However, such a change could impact the participation of potential investors and negatively impact potential liquidity and value of the Series Interests.

Tokens can be modified if smart contract turns out to be defective. If we discover errors or unexpected functionalities in the Token smart contract, we may make a determination that the Token smart contract is defective and that its use should be discontinued. We intend to replace the Token for impacted Series Interests and the Token smart contract for impacted Series Interests with a new token using a new smart contract in that situation.

Since Tokens constitute a digital courtesy copy of the Series Interests, which are governed by the Operating Agreement and Subscription Agreement, there would not be any direct impact as a result of such actions. However, such a change could impact the participation of potential investors and negatively impact potential liquidity and value of the Series Interests.

The regulatory regime governing blockchain technologies, tokens, and token offerings, is uncertain, and new regulations or policies may adversely affect the Company’s business plan. Regulation of tokens and token offerings, blockchain technologies, and token exchanges is being developed and likely to rapidly evolve. Regulations on token offerings vary significantly by type of token and among international, federal, state, and local jurisdictions and are subject to significant uncertainty. Various legislative and executive bodies in the United States and in other countries may in the future, adopt laws, regulations, guidance, or other actions, which may severely impact the development, growth, adoption, and utility of such tokens. Failure by the Company or certain users to comply with any laws, rules, and regulations, some of which may not exist yet or are subject to interpretation, could result in a variety of adverse consequences, including civil penalties and fines. This could adversely affect the Company’s business plan, which involves raising capital via tokenizing the underlying properties and offering to investors.

As blockchain networks and blockchain assets have grown in popularity and in market size, federal and state agencies have begun to take interest in, and in some cases regulate, their use and operations. In the case of virtual currencies, state regulators like the New York Department of Financial Services have created new regulatory frameworks and special licenses for virtual currency business activities in the State of New York. Others, as in Texas, have published guidance on how their existing regulatory regimes apply to virtual currencies. Some states, like New Hampshire, North Carolina, and Washington, have amended their state’s statutes to include virtual currencies into existing licensing regimes. Treatment of virtual currencies continues to evolve under federal law as well. The Department of the Treasury, the Securities Exchange Commission (the “SEC”), and the Commodity Futures Trading Commission (the “CFTC”), for example, have published guidance on the treatment of virtual currencies. The IRS released guidance treating virtual currency as property that is not currency for U.S. federal income tax purposes, although there is no indication yet whether other courts or federal or state regulators will follow this classification. Both federal and state agencies have instituted enforcement actions against those violating their interpretation of nine (9) existing laws. The regulation of non-currency use of Blockchain assets is also uncertain. The CFTC has publicly taken the position that certain Blockchain assets are commodities, and the SEC has issued a public report stating federal securities laws require treating some Blockchain related assets as securities. To the extent that a domestic government or quasi-governmental agency exerts regulatory authority over a Blockchain network or asset, tokens may be adversely affected.

Recent disruptions in the cryptocurrency markets could negatively impact our reputation, invite increased regulation, and make it more difficult to raise capital needed to purchase Series Assets. We do not transact in or store cryptocurrencies, and crypto market fluctuations do not deter our commitment, alter our strategic roadmap, or directly impact our operations or financial condition. Although the Company’s position is that Tokens are not cryptocurrency nor securities, recent disruptions in the cryptocurrency markets have resulted in increased interest in governmental regulation of all forms of digital representations of assets. Investors may erroneously use blockchain and cryptocurrencies interchangeably, which may result in hesitation to invest in Series’ Interests linked to blockchain. Increased regulation or decreased investment could hinder our ability to purchase Properties or generate returns, and could negatively impact the potential liquidity and value of the Series Interests.

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Risk Factors Related to Real Estate Generally

We may experience general risks of real estate investing. Factors which could affect the Company’s ownership of income-producing property might include, but are not limited to any or all of the following; changing environmental regulations, adverse use of adjacent or neighboring real estate, changes in the demand for or supply of competing property, local economic factors which could result in the reduction of the fair market value of a property, uninsured losses, significant unforeseen changes in general or local economic conditions, inability of the Company to obtain any required permits or entitlements for a reasonable cost or on reasonable conditions or within a reasonable time frame or at all, inability of the Company to obtain the services of appropriate consultants at the proposed cost, changes in legal requirements for any needed permits or entitlements, problems caused by the presence of environmental hazards on a property, changes in federal or state regulations applicable to real property, failure of a lender to approve a loan on terms and conditions acceptable to the Company, lack of adequate availability of liability insurance or all-risk or other types of required insurance at a commercially-reasonable price, shortages or reductions in available energy, acts of God or other calamities. Furthermore, there could be a loss of liquidity in the capital markets such that a refinance or sale of a property may be hindered.

Our Company’s investment in the properties will be additionally subject to the risks and other factors generally incident to the ownership of real property, including such things as the effects of inflation or deflation, inability to control future operating costs, inability to attract tenants, vandalism, rent strikes, collection difficulties, uncertainty of cash flow, the availability and costs of borrowed funds, the general level of real estate values, competition from other properties, residential patterns and uses, general economic conditions (national, regional, and local), the general suitability of a property to its market area, governmental rules and fiscal policies, acts of God, and other factors beyond the control of the Company.

We face possible risks associated with natural disasters and the physical effects of climate change, which may include more frequent or severe storms, hurricanes, flooding, rising sea levels, shortages of water, droughts and wildfires, any of which could have a material adverse effect on our business, results of operations, and financial condition. To the extent climate change causes changes in weather patterns, our coastal destinations could experience increases in storm intensity and rising sea-levels causing damage to our properties and result in higher vacancy. Climate change may also affect our business by increasing the cost of, or making unavailable, property insurance on terms we find acceptable in areas most vulnerable to such events, increasing operating costs, including the cost of water or energy, and requiring us to expend funds to repair and protect our properties in connection with such events. Any of the foregoing could have a material adverse effect on our business, results of operations, and financial condition.

The underlying value and performance of any real estate asset will fluctuate with general and local economic conditions. The successful operation of any real estate asset is significantly related to general and local economic conditions. Periods of economic slowdown or recession, significantly rising interest rates, declining employment levels, declining real estate values, or the public perception that any of these events may occur, can result in reductions in the underlying value of any asset and result in poor economic performance. In such cases, investors may lose the full value of their investment, or may not experience any distributions from the real estate asset.

Rising expenses could reduce cash flow and funds available for future investments. Our properties will be subject to increases in real estate tax rates, utility costs, operating expenses, insurance costs, repairs and maintenance, administrative and other expenses. If we are unable to increase rents at an equal or higher rate or lease properties on a basis that covers all or some of the expenses, we would be required to pay those costs, which could adversely affect funds available for future cash distributions.

The market in which the Company participates is competitive and, if it does not compete effectively, its operating results could be harmed. The Company competes with many others engaged in real estate in general, including but not limited to individuals, corporations, bank and insurance company investment accounts, real estate investment trusts, and private real estate funds. This market is competitive and rapidly changing. Significant increases in the number of listings for long-term residential rentals in the geographic areas where the Company’s properties are located, if not met by a similar increase in demand for long-term rentals, is likely to cause downward pressure on rental rates and, potentially, impact to value of the Underlying Asset. The Company expects competition to persist and intensify in the future, which could harm its ability to generate sufficient rental income from its properties or acquire additional properties on terms that investors find to be reasonable.

A rental property could be difficult to sell, which could diminish the return on the Underlying Assets. A rental property may incur losses due to extended periods of vacancy and may suffer reduced revenues resulting in less cash available for distribution to its investors. In addition, the resale value of the Underlying Assets could be diminished if the market value of the Underlying Assets declines, due to a decrease in cash flow generated by property or decline in real estate market values. Such a reduction in the resale value of a property could also reduce the value of investors Series Interests.

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We may not be able to find tenants or renew leases with existing tenants, which could negatively impact our financial condition and our operating results. We typically purchase homes without any leasing history, and which are vacant at the time of acquisition. Our ability to lease the homes depends on various factors such as determining the rental pricing accurately, general local economic conditions in the market, demand for rental housing in the area, availability of other rental housing options, and employment conditions. We typically test out various lease rates to find the best rental rate for each home without any prior leasing history. If we are not able to find tenants for our acquisitions, it could adversely affect our financial condition, cash flow, operating results, and our ability to service interest costs. Our leases typically would be for a period between six months to two years. We may not be able to renew leases with existing tenants at the time of renewal. Further, we may not be able to find new tenants in case of non-renewals in a short period of time, which could result in an extended period of vacancy without any revenue. Even if we can renew the lease with the existing tenant or are able to enter a lease with a new tenant, the terms of the new lease may not be as favorable as the terms of the expired lease, and could adversely affect our financial condition, cash flow, operating results, and our ability to service interest costs. See exhibit 4.2 for sample lease agreement which is executed with tenant for each property.

We listed 274 Gabbro, 283 Gabbro and 313 Mica for lease since their respective acquisitions. 283 Gabbro, 274 Gabbro and 313 Mica have all been rented since the acquisition. See exhibit 4.3, exhibit 4.4 and exhibit 4.5 for lease agreement for each property. We regularly monitor the rental listing and test various rental rates, and typically adjusted the rental rate at least once every month between May 2023 and February 2024. We expect that we may initially rent each property at a deficit to our expenses, in which case we would need to use reserves or find alternative sources of capital to fund the deficit, which capital could be obtained on terms unfavorable to the applicable Series. Further, in the case of a deficit, we would not have cash available for distribution to investors, thereby reducing their potential returns. Further, if we are unable to obtain capital to cover any deficit not covered by reserves, we might not be able to make the loan payments due on the applicable property and could be subject to foreclosure on the property.

Acquisitions in rental markets with new developments could take longer to rent than existing developments, leading to longer than expected lease-up period and could result in negative cash flows for longer. In case of newly built homes in a new housing development, it could take longer than normal to find the tenants as people are moving into the area and are still in the process of discovering and getting acquainted with the new community, and realtors and prospective tenants may be unaware that rental housing is available in the new development. We typically test out various lease rates to find the best rental rate for each home in new developments. Since homes in a new development have no prior leasing history, we might not be able to accurately estimate the expected rent at the time of acquisition. This could lead to negative cash flows for longer periods and longer lease-up time to rent the property, both of which could adversely affect our financial condition, cash flow, operating results, and our ability to service interest costs.

Conditions in the rental market could deteriorate, which could lead to higher vacancies, higher costs, and lower rental rates, and could adversely affect our financial condition and operating results. A softening of the rental market would reduce our ability to lease vacant properties and reduce our rental revenue. Further, if we are not able to increase rents to sufficiently keep pace with our costs of operations, it could negatively impact the funds available for future cash distributions.

The Company may decide to sell property which could conflict with an investor’s interests. Our Manager may determine when to sell any property at any time in accordance with the management rights afforded to our Manager. Investors will not have a say in this decision. The timing and decision to sell a property may conflict with investors personal interests, beliefs or theories regarding the real estate market. Further, it is possible the sale was not done at an optimal time. In any case, investors would not have any cause of action against the Company or Manager for such sales.

A decline in general economic conditions in the markets in which each property is located or in the United States generally could lead to lower rental rates in those markets. As a result of these trends, the Company may reduce revenue, potentially resulting in losses and lower resale value of properties, which may reduce investor return.

Lawsuits may arise between the Company and its tenants resulting in lower cash distributions to investors. Disputes between landlords and tenants are common. These disputes may escalate into legal action from time to time. In the event a lawsuit arises between the Company and a tenant it is likely that the Company will see an increase in costs. Accordingly, cash distributions to investors may be affected.

Costs imposed pursuant to governmental laws and regulations may reduce the Company’s net income and the cash available for distributions to its investors. Real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to protection of the environment and human health. The Company could be subject to liability in the form of fines, penalties or damages for noncompliance with these laws and regulations. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, the remediation of contamination associated with the release or disposal of solid and hazardous materials, the presence of toxic building materials and other health and safety-related concerns. Some of these laws and regulations may impose joint and several liability on the tenants, owners or operators of real property for the costs to investigate or remediate contaminated properties, regardless of fault, whether the contamination occurred prior to purchase, or whether the acts causing the contamination were legal. Activities of the Company’s tenants, the condition of properties at the time the Company buys them, operations in the vicinity of its properties, such as the presence of underground storage tanks, or activities of unrelated third parties may affect its properties. The presence of hazardous substances, or the failure to properly manage or remediate these substances, may hinder the Company’s ability to sell, rent or pledge such property as collateral for future borrowings. Any material expenditures, fines, penalties or damages the Company must pay will reduce its ability to make distributions and may reduce the value of your investment.

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The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property or of paying personal injury or other damage claims could reduce the amounts available for distribution to the Company’s investors. Under various federal, state and local environmental laws, ordinances and regulations, a current or previous real property owner or operator may be liable for the cost of removing or remediating hazardous or toxic substances on, under or in such property. These costs could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose liens on property or restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures or prevent us booking the property. Environmental laws provide for sanctions for noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for the release of and exposure to hazardous substances, including asbestos-containing materials and lead-based paint. Third parties may seek recovery from real property owners or operators for personal injury or property damage associated with exposure to released hazardous substances and governments may seek recovery for natural resource damage. The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury, property damage or natural resource damage claims could reduce or eliminate the amounts available for distribution to you.

Costs associated with complying with the Americans with Disabilities Act may decrease cash available for distributions. Each Underlying Asset may be subject to the Americans with Disabilities Act of 1990, as amended, or the ADA. Under the ADA, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The ADA has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The ADA’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. Any funds used for ADA compliance will reduce the Company’s net income and the amount of cash available for distributions to investors.

Uninsured losses relating to real property or excessively expensive premiums for insurance coverage could reduce the Company’s cash flows and the return on investment. There are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential acts of terrorism could sharply increase the premiums the Company pays for coverage against property and casualty claims. Additionally, to the extent the Company finances the acquisition of an Underlying Asset, mortgage lenders in some cases insist that property owners purchase coverage against flooding as a condition for providing mortgage loans. Such insurance policies may not be available at reasonable costs, which could inhibit the Company’s ability to finance or refinance its properties if so required. In such instances, the Company may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. The Company may not have adequate coverage for such losses. If any of the properties incur a casualty loss that is not fully insured, the value of the assets will be reduced by any such uninsured loss, which may reduce the value of investor interests. In addition, other than any working capital reserve or other reserves the Company may establish, the Company has no additional sources of funding to repair or reconstruct any uninsured property. Also, to the extent the Company must pay unexpectedly large amounts for insurance, it could suffer reduced earnings that would result in lower distributions to investors.

We may not have control over costs arising from rehabilitation of properties. We may elect to invest in properties which may require rehabilitation. Consequently, we may retain independent general contractors to perform the actual physical rehabilitation and/or construction work and will be subject to risks in connection with a contractor’s ability to control rehabilitation and/or construction costs, the timing of completion of rehabilitation and/or construction, and a contractor’s ability to build in conformity with plans and specification.

The consideration paid for our properties may exceed fair market value, which may harm our financial condition and operating results. The consideration that we pay will be based upon numerous factors, and the properties may be purchased in a negotiated transaction rather than through a competitive bidding process. We cannot assure anyone that the purchase price that we pay for a property or its appraised value will be a fair price, that we will be able to generate an acceptable return on such property, or that the location, lease terms or other relevant economic and financial data of any properties that we invest in will meet acceptable risk profiles. We may also be unable to lease vacant space or renegotiate existing leases at market rates, which would adversely affect our returns on a property. As a result, our investments in our properties may fail to perform in accordance with our expectations, which may substantially harm our operating results and financial condition.

The failure of our properties to generate positive cash flow or to sufficiently appreciate in value would most likely preclude our investors from realizing an attractive return on their interest ownership. There is no assurance that our real estate investments will appreciate in value or will ever be sold at a profit. The marketability and value of the properties will depend upon many factors beyond the control of our management. There is no assurance that there will be a ready market for the properties, since investments in real property are generally non-liquid. The real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any property for the price or on the terms set by it, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We also cannot predict the length of time needed to find a willing purchaser and to close the sale of a property. Moreover, we may be required to expend funds to correct defects or to make improvements before a property can be sold. We cannot assure any person that we will have funds available to correct those defects or to make those improvements. In investing in a property, we may agree to lockout provisions that materially restrict us from selling that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. These lockout provisions would restrict our ability to sell a property. These factors and any others that would impede our ability to respond to adverse changes in the performance of our properties could significantly harm our financial condition and operating results.

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Illiquidity of real estate investments could significantly impede our ability to respond to adverse changes in the performance of our properties and harm our financial condition. Because real estate investments are relatively illiquid, our ability to promptly sell one or more properties or investments in our portfolio in response to changing economic, financial and investment conditions may be limited. In particular, these risks could arise from weakness in or even the lack of an established market for a property, changes in the financial condition or prospects of prospective purchasers, changes in national or international economic conditions, and changes in laws, regulations or fiscal policies of jurisdictions in which the property is located. We may be unable to realize our investment objectives by sale, other disposition or refinance at attractive prices within any given period of time or may otherwise be unable to complete any exit strategy. An exit event is not guaranteed and is subject to our Manager’s discretion.

We may experience liability for alleged or actual harm to third parties and costs of litigation. Owning and operating the properties subjects the Company to the risk of lawsuits filed by tenants, past and present employees, contractors, competitors, business partners, and others in the ordinary course of business. As with all legal proceedings, no assurance can be provided as to the outcome of these matters, and legal proceedings can be expensive and time consuming. Our Company may not be successful in the defense or prosecution of these lawsuits, which could result in settlements or damages that could result in substantial Losses to the Company. Even if the Company is successful, there may be substantial costs associated with the legal proceeding, and our Manager may be delayed or prevented from implementing the business plan of the Company.

Contractors may underestimate costs. Our Company intends on purchasing properties and rehabbing them in some cases. Our Company will likely hire contractors based on bids received for the cost of the rehab. Our Company may hire a contractor that underestimates the material and labor costs, the property could suffer from cost overruns which could adversely affect investments by investors.

Our Company will not realize a profit until individual properties are either cash flow positive or sold. Therefore, if there are cost overruns or multiple unforeseen change orders, the Company may not realize a return on investment which could adversely affect Members’ investments.

Title insurance may not cover all title defects. Our Manager will acquire title insurance on each property, but it is possible that uninsured title defects could arise in the future, which the Company may have to defend or otherwise resolve, the cost of which may impact the profitability of each property and/or the Company as a whole.

Due diligence may not uncover all material facts. Our Manager, through its Members, will endeavor to obtain and verify material facts regarding the properties. It is possible, however, that our Manager will not discover certain material facts about a property, because information presented by the sellers may have been prepared in an incomplete or misleading fashion, and material facts related to such property may not yet have been discovered.

Financial projections may be wrong. Certain financial projections concerning the future performance of the properties are based on assumptions of an arbitrary nature and may prove to be materially incorrect. No assurance is given that actual results will correspond with the results contemplated by these projections. It is possible that returns may be lower than projected, or that there may be no returns at all.

These and all other financial projections, and any other statements previously provided to the Purchaser relating to the Company or its prospective business operations that are not historical facts, are forward-looking statements that involve risks and uncertainties. Sentences or phrases that use such words as “believes,” “anticipates,” “plans,” “may,” “hopes,” “can,” “will,” “expects,” “is designed to,” “with the intent,” “potential” and others indicate forward-looking statements, but their absence does not mean that a statement is not forward- looking.

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Such statements are based on our Manager’s current estimates and expectations, along with currently available competitive, financial, and economic data. However, forward-looking statements are inherently uncertain. A variety of factors could cause business conditions and results to differ materially from what is contained in any such forward-looking statements.

It is possible that actual results from operation of the properties will be different than the returns anticipated by our Manager and/or that these returns may not be realized in the timeframe projected by our Manager, if at all.

We might obtain lines of credit and other borrowings, which increases our risk of loss due to potential foreclosure. We may obtain lines of credit and long-term financing that may be secured by our assets. As with any liability, there is a risk that we may be unable to repay our obligations from the cash flow of our assets. Therefore, when borrowing and securing such borrowing with our assets, we risk losing such assets in the event we are unable to repay such obligations or meet such demands.

We have broad authority to incur debt and high debt levels could hinder our ability to make distributions and decrease the value of our investors’ investments. We may borrow as much as 80% or more of the value of our properties. While our investors will not be personally liable for these obligations, and our Manager may issue personal guarantees that these obligations will be repaid, the Company is ultimately responsible for paying off these debts. High debt levels would cause us to incur higher interest charges and higher debt service payments and may also be accompanied by restrictive covenants. These factors could limit the amount of cash we have available to distribute and could result in a decline in the value of our investors’ investments.

Risk Factors Relating to REITS

We may elect to have some Series taxed as REITs, for which the following risk factors would apply.

The failure of a Series to qualify or remain qualified as a REIT would subject the Series to U.S. federal income tax and potentially state and local tax and would adversely affect the Series’ operations and the market price of the Series’ Interests. We intend for each Series to elect and qualify to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code, commencing with the first full taxable year following the closing of a Series offering and intend to operate such Series in a manner that would allow the Series to continue to qualify as a REIT. However, we may terminate a Series’ REIT qualification, if our Manager determines that not qualifying as a REIT is in the best interests of a Series, or inadvertently. A Series’ qualification as a REIT depends upon its ability to meet, through actual annual operating results, distribution levels, and diversity of stock ownership, the various and complex REIT qualification tests imposed under the Internal Revenue Code. To qualify as a REIT, a Series must comply with certain highly technical and complex requirements. We cannot be certain that a Series has complied or will comply with these requirements because there are few judicial and administrative interpretations of these provisions. In addition, facts and circumstances that may be beyond our control may affect our ability for each Series to qualify as a REIT. We cannot assure you that new legislation, regulations, administrative interpretations or court decisions will not change the tax laws significantly with respect to a Series’ qualification as a REIT or with respect to the federal income tax consequences of qualification. We cannot assure you that we will qualify or will remain qualified as a REIT.

If a Series fails to qualify as a REIT, it will not be allowed to deduct distributions to investors in computing taxable income and will be subject to federal income tax at regular rates. In addition, the Series may be barred from qualification as a REIT for the four taxable years following disqualification. The additional tax incurred at regular corporate rates would significantly reduce the taxable cash flow available for distribution to investors and for debt service. Furthermore, the Series would no longer be required by the Internal Revenue Code to make any distributions to our investors as a condition of REIT qualification. Any distributions to investors would be taxable as ordinary income to the extent of the Series current and accumulated earnings and profits. Corporate distributees, however, may be eligible for the dividends received deduction on the distributions, subject to limitations under the Internal Revenue Code.

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Even if a Series qualifies as a REIT, in certain circumstances, it may incur tax liabilities that would reduce its cash available for distribution to our investors. Even if a Series qualifies and maintains its status as a REIT, it may be subject to U.S. federal, state and local income taxes. For example, net income from the sale of properties that are “dealer” properties sold by a REIT (a “prohibited transaction” under the Internal Revenue Code) will be subject to a 100% excise tax, and some state and local jurisdictions may tax some or all of our income because not all states and localities treat REITs the same as they are treated for U.S. federal income tax purposes. A Series may not make sufficient distributions to avoid excise taxes applicable to REITs. A Series also may decide to retain net capital gain we earn from the sale or other disposition of our property and pay U.S. federal income tax directly on such income. In that event, our investors would be treated as if they earned that income and paid the tax on it directly. However, investors that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability unless they file U.S. federal income tax returns and thereon seek a refund of such tax. A Series also will be subject to corporate tax on any undistributed REIT taxable income. Cash used for paying taxes will not be available for distribution or reinvestment by the Series.

The taxation of distributions to our investors can be complex; however, distributions that we make to our investors generally will be taxable as ordinary income or constitute a return of capital, which may reduce your anticipated return from an investment in us. Distributions that a Series makes to our taxable investors out of current and accumulated earnings and profits (and not designated as capital gain dividends or qualified dividend income) generally will be taxable as ordinary income. However, a portion of our distributions may (1) constitute a return of capital generally to the extent that they exceed our accumulated earnings and profits as determined for U.S. federal income tax purposes, (2) be designated by us as capital gain dividends generally taxable as long-term capital gain to the extent that they are attributable to net capital gain recognized by us, or (3) be designated by us as qualified dividend income generally to the extent they are attributable to dividends we receive from our taxable REIT subsidiaries (“TRSs”). A return of capital is not taxable, but has the effect of reducing the basis of an investor’s investment in our Series Interests. Due to our investment in real estate, depreciation deductions and interest expense may reduce our earnings and profits in our early years with the result that a large portion of distributions to our investors in early years may constitute a return of capital rather than ordinary income.

Dividends payable by REITs generally do not qualify for the reduced tax rates available for some dividends. Qualified dividend income payable to U.S. investors that are individuals, trusts, and estates is subject to the reduced maximum tax rate applicable to long-term capital gains. Dividends payable by REITs, however, generally are not eligible for this reduced rate. For taxable years beginning after December 31, 2017, and before January 1, 2026, non-corporate taxpayers may deduct up to 20% of certain pass-through business income, including “qualified REIT dividends” (generally, dividends received by a REIT that are not designated as capital gain dividends or qualified income), subject to certain limitations, resulting in an effective maximum federal income tax rate of 29.6% on such income. In addition, individuals, trusts, and estates whose income exceeds certain thresholds are subject to 3.8% Medicare tax on dividends received by us. Although the reduced U.S. federal income tax rate applicable to qualified dividend income does not adversely affect the taxation of REITs or dividends payable by REITs, the more favorable rates applicable to regular corporate dividends could cause investors who are individuals, trusts, and estates to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the interests of the REITs, including our Series Interests. Tax rates could be changed in future legislation.

If a Series were considered to actually or constructively pay a “preferential dividend” to certain of our investors, the Series’ status as a REIT could be adversely affected. In order to qualify as a REIT, a Series must distribute annually to its investors at least 90% of the Series’ REIT taxable income (which does not equal net income, as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding net capital gain. In order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide the Series with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is pro rata among all outstanding interests within a particular class, and in accordance with the preferences among different classes of stock as set forth in our organizational documents. Currently, there is uncertainty as to the IRS’s position regarding whether certain arrangements that REITs have with their investors could give rise to the inadvertent payment of a preferential dividend. While we believe that our operations have been structured in such a manner that we will not be treated as inadvertently paying preferential dividends, there is no de minimis exception with respect to preferential dividends. Therefore, if the IRS were to take the position that a Series inadvertently paid a preferential dividend, the Series may be deemed either to (a) have distributed less than 100% of its REIT taxable income and be subject to tax on the undistributed portion, or (b) have distributed less than 90% of its REIT taxable income and the Series status as a REIT could be terminated for the year in which such determination is made if the Series were unable to cure such failure. If, however, a Series qualifies as a “publicly offered REIT” (within the meaning of Section 562(c) of the Internal Revenue Code) in the future, the preferential dividend rules will cease to apply to us. In addition, the IRS is authorized to provide alternative remedies to cure a failure to comply with the preferential dividend rules, but as of the date hereof, no such authorized procedures have been promulgated.

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Complying with REIT requirements may limit our ability to hedge our liabilities effectively and may cause us to incur tax liabilities. The REIT provisions of the Internal Revenue Code may limit our ability to hedge our liabilities. Any income from a hedging transaction we enter into to manage risk of interest rate changes, price changes or currency fluctuations with respect to borrowings made or to be made to acquire or carry real estate assets, if properly identified under applicable Treasury Regulations, does not constitute “gross income” for purposes of the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions will likely be treated as non-qualifying income for purposes of both of the gross income tests. As a result of these rules, we may need to limit our use of advantageous hedging techniques or implement those hedges through a TRS. This could increase the cost of our hedging activities because our TRSs would be subject to tax on gains or expose us to greater risks associated with changes in interest rates than we would otherwise want to bear. In addition, losses in a TRS generally will not provide any tax benefit, except for being carried forward against future taxable income of such TRS.

The ability of our Manager to revoke the REIT qualification of a Series without approval may subject a Series to U.S. federal income tax and reduce distributions to our investors. Our Operating Agreement provides that our Manager may revoke or otherwise terminate a Series’ REIT election, without the approval of our investors, if it determines that it is no longer in a Series’ best interest to continue to qualify as a REIT. While we intend for each Series to elect and qualify to be taxed as a REIT, a Series may not elect to be treated as a REIT or may terminate its REIT election if we determine that qualifying as a REIT is no longer in the best interests of our investors. If a Series ceases to be a REIT, it would become subject to U.S. federal income tax on its taxable income and would no longer be required to distribute most of its taxable income to our investors, which may have adverse consequences on the total return to our investors and on the market price of the Series’ interests.

Legislative or regulatory action with respect to tax laws and regulations could adversely affect the Company and our investors. On December 22, 2017, H.R. 1, informally titled the Tax Cuts and Jobs Act, or the TCJA, was enacted. The TCJA made major changes to the Internal Revenue Code, including a number of provisions of the Internal Revenue Code that affect the taxation of REITs and their investors. The long-term effect of the significant changes made by the TCJA remains uncertain, and additional administrative guidance will be required in order to fully evaluate the effect of many provisions. The effect of technical corrections with respect to the TCJA could have an adverse effect on the Company and our investors. We are also subject to state and local tax laws and regulations. Changes in state and local tax laws or regulations may result in an increase in our tax liability. A shortfall in tax revenues for states and municipalities in which we operate may lead to an increase in the frequency and size of such changes. If such changes occur, we may be required to pay additional taxes on our assets or income. These increased costs could adversely affect our financial condition, results of operations and the amount of cash available for the payment of dividends.

In addition, in recent years, numerous legislative, judicial and administrative changes have been made to the federal income tax laws applicable to investments in REITs and similar entities. Additional changes to tax laws are likely to continue to occur in the future, and we cannot assure our investors that any such changes will not adversely affect the taxation of an. We cannot assure you that future changes to tax laws and regulations will not have an adverse effect on an investment in our Series Interests.

You are urged to consult with your tax advisor with respect to the impact of recent legislation on your investment in our Series Interests and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our Series Interests.

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Although REITs generally receive better tax treatment than entities taxed as regular corporations, it is possible that future legislation would result in a REIT having fewer tax advantages, and it could become more advantageous for a company that invests in real estate to elect to be treated for U.S. federal income tax purposes as a corporation. As a result, the operating agreement provides our Manager with the power, under certain circumstances, to revoke or otherwise terminate a Series’ REIT election and cause such Series to be taxed as a regular corporation, without the vote of our investors. Our Manager could only cause such changes in a Series’ tax treatment if it determines in good faith that such changes are in the best interest of the Series’ investors.

The ownership restrictions of the Internal Revenue Code for REITs and the 9.8% ownership limit in the operating agreement may inhibit market activity in our Series Interests and restrict our business combination opportunities The Internal Revenue Code imposes certain limitations on the ownership of the stock of a REIT. For example, not more than 50% in value of our outstanding interests of capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code) during the last half of any taxable year. To protect a Series’ REIT status, the operating agreement prohibits any holder from acquiring more than 9.8% (in value or number of interests, whichever is more restrictive) of the aggregate of the outstanding total capital stock of a Series or more than 9.8% (in value or number of interests, whichever is more restrictive) of our Series Interests or any class or Series of the outstanding interests unless our Manager determines that it is no longer in a Series’ best interests to continue to qualify as a REIT or that compliance with the restriction is no longer required in order for the Series to continue to so qualify as a REIT. The ownership limitation may limit the opportunity for investors to receive a premium for their interests that might otherwise exist if an investor were attempting to assemble a block of interests in excess of 9.8% of the outstanding interests or otherwise effect a change in control.

Potential characterization of distributions or gain on sale may be treated as unrelated business taxable income to tax-exempt investors. If (a) we are a “pension-held REIT,” (b) a tax-exempt entity has incurred (or deemed to have incurred) debt to purchase or hold our Series Interests, or (c) a holder of our Series Interests is a certain type of tax-exempt entity, dividends on, and gains recognized on the sale of, our Series Interests by such tax-exempt entity may be subject to U.S. federal income tax as unrelated business taxable income under the Internal Revenue Code.

We rely on our Transfer Agent to safeguard our investor records. Our Transfer Agent is responsible for maintaining accurate records regarding ownership of Series Interests. In the event of a discrepancy between a Token and the Transfer Agent’s records, the Transfer Agent’s records will prevail. We are thus reliant on our Transfer Agent to have adequate policies, procedures, and controls, security protocols, and account reconciliation processes. Any failure of our Transfer Agent to accurately record Series Interest transfers, whether by negligence or intentional theft or misappropriation, could have a material negative impact on investors. Investors are also required to follow rules and procedures established in our operating agreement and by our Transfer Agent to record transfers of Series Interests, including the payment of fees. A failure to follow such procedures could result in an investor’s interest not being properly recorded in the Transfer Agent’s records.

SPECIAL INFORMATION REGARDING FORWARD LOOKING STATEMENTS

Some of the statements in this Offering Circular are “forward-looking statements.” These forward-looking statements involve certain known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among others, the factors set forth above under “Risk Factors.” The words “believe,” “expect,” “anticipate,” “intend,” “will,” “plan,” and similar expressions identify forward-looking statements. We caution you not to place undue reliance on these forward-looking statements.

We undertake no obligation to update and revise any forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements in this document to reflect any future or developments. However, the Private Securities Litigation Reform Act of 1995 is not available to us as a non-reporting issuer. Further, Section 27A(b)(2)(D) of the Securities Act and Section 21E(b)(2)(D) of the Exchange Act expressly state that the safe harbor for forward looking statements does not apply to statements made in connection with an initial public offering.

DILUTION

Dilution means a reduction in value, control, or earnings of the units the investor owns.

As of the date of this Offering Circular, Tirios Corporation owns 100% of the Company’s membership interests. Those membership interests are not connected to any specific Series Interest. Investors in this offering will be acquiring Series Interests of a Series of the Company, the economic rights of each Series Interest will be based on the corresponding Underlying Asset of that Series. As such, investors are not expected to experience dilution except as a result of the sale of additional Series Interests of the Series to which they have subscribed, which sales are expected to include sales to our Manager at the same price as sales to investors.

PLAN OF DISTRIBUTION

We are offering, on a best-efforts basis, Series Interests of each of the open Series of the Company in the “Series Offering Table” herein.

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The sale of Series Interests for a Series will commence within two (2) calendar days from when the Offering Circular initially including the Series in the Series Offering Table, as amended, is qualified by the SEC. The termination of an offering for a Series will occur on the earliest to occur of (i) the date subscriptions for the maximum number of Series Interests offered for a Series have been accepted, (ii) the date which is three years from the date our Offering Statement, as amended, is initially qualified by the Commission, or (iii) any earlier date on which our Manager elects to terminate the offering for such Series Interests, in its sole discretion. The Company intends to create additional Series that may be added to this offering only upon qualification of an amendment to the Offering Statement of which this Offering Circular forms a part. The offering of Series Interests pursuant to the Offering Statement shall terminate upon the earlier of (i) the date at which the maximum offering amount of all Series Interests has been sold, (ii) the date which is three years from the date our Offering Statement, as amended, is initially qualified by the Commission, or (iii) any earlier date on which our Manager elects to terminate this offering in its sole discretion.

The Company may, in its sole discretion, undertake one or more closings on a rolling basis, and intends to effect a close promptly after receiving investor funds, at least every 30 days or less, as determined by our Manager. After each closing, funds tendered by investors will be available to the Company and the Company will issue the Series Interests to investors. An investor will become a Member of a Series, including for tax purposes, and the Series Interests will be issued, as of the date of settlement. Settlement will not occur until an investor’s funds have cleared and the Company accepts the investor as a Member. Not all investors will receive their Series Interests on the same date.

Use of Blockchain

A blockchain is an open, distributed ledger that records transactions between two parties in a verifiable and permanent way using cryptography. Transactions on the blockchain are permanently recorded on the blockchain in collections of transactions called “blocks.” Blockchain networks are based upon software source code that establishes and governs their respective cryptographic systems for verifying transactions.

Series Interests maintained on Blockchain as a digital courtesy copy; no investment in cryptocurrencies

Although the Company’s Transfer Agent will maintain the official ownership records of the Series Interests in book form, the ownership of the Series Interests will also be recorded on the Tirios Blockchain as a digital courtesy copy of the Series Interests. The Company will not invest in any cryptocurrencies (referred to as, among other things, virtual currencies).

A Member will be deemed the record holder with respect to a Series Interest as of any date only if, as of such date, such Series Interest is recorded with the Transfer Agent in book form. The Company will maintain a digital courtesy copy of the Series Interests on Blockchain as a Token, which is maintained for recordkeeping purposes of the Company. The Company will reconcile and validate the Blockchain against the Transfer’s Agents book form records on a daily basis to ensure the records remain synchronized. This applies to new issuances of Tokens as well as transfers from existing Token owners. This process will also ensure that the Tokens remain stapled to the underlying Series Interests, and in the event of a conflict between the record held by the Transfer Agent and the blockchain record, the Transfer Agent’s record will be determinative.

A Member shall be entitled to exercise the rights attributed to the Series Interests held by such Member only to the extent that, as of the respective date when such rights are intended to accrue or be exercised, such Member is a record holder of the corresponding number of Series Interests. For these purposes, the Company and our Manager shall rely on the information recorded on book entry form with Transfer Agent, and on the Blockchain Token Ledger as of the relevant date and in the event of a conflict between the record held by the Transfer Agent and the blockchain record, the Transfer Agent’s record will be determinative.

Series Interests in a particular Series will be represented by tokens as a digital courtesy copy on the Tirios blockchain (each a “Token” and collectively, “Tokens”). The Tirios blockchain refers to a dedicated channel of the Manager’s permissioned Hyperledger blockchain network created and managed using the Hyperledger Fabric framework.

A Token will be an encrypted digital asset created on the Tirios Blockchain which, when issued and delivered pursuant to and in compliance with our Operating Agreement, will constitute a digital courtesy copy of the Series Interests represented thereby. A ledger of holdings of Tokens (the “Blockchain Token Ledger”) will be recorded on the Tirios blockchain. The primary source of Series Interests holdings will be maintained by Transfer Agent in book form, and in the event of a conflict between the record held by the Transfer Agent and digital courtesy copy maintained on the blockchain and, the Transfer Agent’s record will be determinative.

Tokens represent a digital courtesy copy of the Series Interests maintained on the blockchain, and there is no value attributable to the Token in absence of the Series Interests, and it can’t be transferred or sold without the underlying Series Interests. There are no additional legal rights, economic rights or otherwise available to a Series Interest Member as a result of Company maintaining a digital courtesy copy of the Series Interests on Blockchain, therefore Token has no value independent of the Series Interests. If a Series Interest Member transfers their Series Interest, the digital courtesy copy represented by the Token will also be transferred. Each Member receives only those rights associated with the particular Series in which they invest.

Please refer to Risks Related to Tokenization and Blockchain for additional practical and legal risks including risks related to potential liquidity, impact on value of the Series Interests and unproven technology, which would not exist if no blockchain technology was used by the Company.

Tokens are not considered by the Company to be cryptocurrency, as there is no value independent of the Series Interests and can’t traded, sold, used to purchase items, or be used for any other purpose. Tokens are not considered by the Company to be securities because there is no expectation of profit from the Tokens alone (separate and apart from the underlying Series Interest), and they cannot be purchased, sold, or traded separate from the Series Interests.

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Each token represents one Series Interest and can’t be subdivided. Only a whole Series Interest can be issued or transferred. Only a whole Token, as a digital courtesy copy representing one Series Interest, can be issued or transferred. The number of tokens outstanding would be equal to the number of Series Interests offered. Please see the section titled “Subscription Procedure” for more information on how the regular updates are shared with Subscribers.

Tokens or Series Interests will not be listed or quoted on any securities exchange. We expect that after a Series Interest Offering has concluded, the Series Interests or Tokens can be traded via Tirios Secondary Platform. Tokens represent a digital courtesy copy of the Series Interests maintained on the blockchain, and there is no value attributable to the Token in absence of the Series Interests, and it can’t be transferred or sold without the underlying Series Interests. If a Series Interest Member transfers their Series Interest, the digital courtesy copy represented by the Token will also be transferred from one Series Interest holder to another Series Interest holder. Only the Company has access to the private keys that allow for the transfer of ownership of the Tokens, and as a result, only the Company has the ability to create the transfers of Tokens on blockchain. Please see the section “Procedure for Transfer on Tirios Secondary Platform” for more information on how the Series Interests can be transferred. Only a whole Series Interest can be transferred and therefore, only a whole Token, as a digital courtesy copy representing one Series Interest, can be transferred.

Each Member receives only those rights associated with the particular Series in which they invest. There are no additional legal rights, economic rights or otherwise available to a Series Interest Member as a result of transfer from one Series Interests holder to another Series Interests holder, and Tokens have no value independent of the Series Interests and they can’t be traded, sold, used to purchase items, or be used for any other purpose independent of the Series Interests. The transfers of Series Interests or Tokens are subject to restrictions in Operating Agreement and subject to regulations, regulatory interpretations, and regulatory approvals that apply to securities. Please see the section “Securities being Offered – General Restrictions on Transfer” for more information on various restrictions for such transfers.

The primary source of Series Interests holdings will be maintained by Transfer Agent in book form, and all secondary transfers will be recorded in book form, and in the event of a conflict between the record held by the Transfer Agent and digital courtesy copy maintained on the blockchain and, the Transfer Agent’s record will be determinative.

There are additional risks associated with the issuance, redemption, transfer, custody and record keeping of Series Interests or Tokens maintained and recorded on a blockchain. For example, Series Interests that are issued using blockchain technology would be subject to the many risks as covered under Risks Related to Tokenization and Blockchain.

Hyperledger Fabric Blockchain

Hyperledger Fabric is an open source, permissioned blockchain framework, started in 2015 by The Linux Foundation. It is a modular, general-purpose framework that offers unique access control features, which make it suitable for a variety of industry applications such as track-and-trace of supply chains, trade finance, loyalty and rewards, as well as clearing and settlement of financial assets.

Our Manager is responsible for maintaining all the nodes of the Hyperledger Fabric Blockchain network where the Tokens are recorded. There are no transaction fees or gas fees involved for processing transactions on this network. All costs for maintaining and operating the infrastructure are borne by our Manager. Hyperledger Fabric is a permissioned Blockchain network, hence no new nodes for this Blockchain can be hosted without explicit consent from our Manager. Members have access to the Tirios Platform which interacts with the Blockchain network. The Members can access the financial information in the Tirios Platform in .PDF form based on the information in book form and the same information from the Tirios Platform in the blockchain form. There are no external third parties or relevant agreements associated with maintaining and operating the Blockchain network.

A Token is an encrypted digital asset created on the Tirios Blockchain which, when issued and delivered pursuant to and in compliance with our Operating Agreement, will constitute a digital courtesy copy of the Series Interests represented thereby. Smart contact used to create Token is a digital courtesy copy of the Series Interests, and thereby doesn’t grant any additional legal rights, economic rights or otherwise to the Series Interests Member.

The smart contract used is an extension of the ERC-721 standards. ERC-721 is a standard interface for non-fungible tokens, also known as deeds. ERC-721 provides basic functionality to track and transfer tokens.

As an extension of ERC-721, the smart contract used by Tirios is running on Hyperledger Fabric and is able of minting new property tokens i.e. create tokens for a newly acquired assets, can calculate and allocate income based on ownership dates, effectively creating a digital courtesy copy of the holdings and transactions for Series Interests.

Note that the ERC-721 provides the technical framework for the smart contract, but the material terms and conditions contained within that framework derive from the Company’s Operating Agreement and Subscription Agreement. See Exhibits 2.2 and 4.1.

Primary benefits of Hyperledger Fabric Blockchain

Open Source - Hyperledger Fabric platform is an open source blockchain framework hosted by The Linux Foundation. It has an active and growing community of developers.

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Permissioned - Fabric networks are permissioned, meaning all participating Member’s identities are authenticated. This benefit is particularly useful in industries including healthcare, supply chain, banking, and insurance where data cannot be exposed to unknown entities.

Governance and Access Control - Each transaction on the blockchain network is executed on a channel, where each party must be authenticated and authorized to transact on that channel.

Performance - Hyperledger Fabric is built to support enterprise-grade use cases, and can support quick transaction throughput from its consensus mechanism. Because Hyperledger Fabric is a permissioned blockchain framework, it does not need to solve for Byzantine Fault tolerance. Byzantine Fault occurs where components may fail and there is imperfect information on whether a component has failed that can cause slower performance when validating transactions on the network.

Hyperledger Fabric blockchain is a scalable solution to be able to process millions of transactions with our current infrastructure. There are studies available in the public domain where 20000 transactions/second were processed on Hyperledger Fabric Blockchain in a controlled environment. In case required, the architecture can further be improved by batching transactions before being sent to the Blockchain by making use of a queuing solution.

Wallet and access

A blockchain wallet is created in the Tirios Platform for the Member after KYC and AML checks are completed. Blockchain wallet and public key for the wallet can be accessed in the Tirios Platform by the Member. In case the Subscriber forgets the password for investment platform, they can reset their password using the form available during the login process using their email. In case the Subscriber loses access to their email account, which was used during the account creation process, they are instructed to contact our team at members@tirios.ai and validate their identity to reset the investment platform access for them. Once they gain access to the investment platform again, they can access their public key.

The Company maintains all records in book form with the Transfer Agent and Token acts as a digital courtesy copy of the Series Interests on the blockchain. The Company and Manager have access to Subscriber wallet and can freeze the tokens or block any transactions on blockchain to comply with the requirements of a regulatory mandate or a court order.

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Commissions and Discounts

The Company has engaged Dalmore Group, LLC a broker-dealer registered with the SEC and a member of FINRA, to perform the following administrative and compliance related functions in connection with this offering, but not for underwriting or placement agent services:

●

Review investor information, including KYC (“Know Your Customer”) data, perform AML (“Anti Money Laundering”) and other compliance background checks, and provide a recommendation to the Company whether or not to accept an investor as a customer;

●

We will be entering into an agreement with North Capital Private Securities Corporation (“North Capital”), a Delaware Corporation and a registered Broker-Dealer, member FINRA and SIPC to provide KYC and AML compliance services for the Company. North Capital dashboard is configured to provide access to our Broker-Dealer who reviews the investor information including KYC, performs AML and other compliance background checks and provides a recommendation to the Company whether or not to accept a Subscriber. See Exhibit 6.7 for tentative agreement with North Capital to be executed closer to the qualification date.

Specifically, the following US databases are checked by North Capital during the KYC check:

·	Businesses
·	Bankruptcy
·	Driver’s License
·	Directory Assistance
·	Reverse Look Up & Mobile
·	Civil Court
·	Motor Vehicles and Boat
·	Hunting/Fishing License
·	Merchant Vessel
·	Geolocation
·	OFAC
·	PEP (Politically Exposed Persons)
·	Non SDN Consolidated Sanctions (PLC, FSE, ISA, SSI)
·	Defense Trade Controls (DTC) Debarred Parties
·	Commodity Futures Trading Commission Sanctions List of Regulatory and Self-Regulatory Authorities
·	Bank of England Sanctions List (BOL)
·	World Bank Ineligible Firms
·	Official Records
·	Person Search
·	Professional Licenses
·	Property Assessment
·	Credit Headers
·	Property Deed
·	Voter Registration
·	Corporations
·	UCC Filings
·	Internet Domain Name
·	Delaware Corporations
·	Criminal Conviction
·	Concealed weapons Permit
·	DEA Controlled Substances Licenses
·	FAA Aircraft
·	FAA Pilot
·	Federal Firearms and Explosives License
·	Florida Accidents

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AML is used to cross check an individual’s name against a number of global watch lists to verify that the person isn’t a wanted person. This check will work for both U.S. persons and non-U.S. persons. If an individual fails this check, this means that this person’s name was at least a 90% match with a name on a watch list and a government issued photo ID needs to be collected to verify as pass or fail.

The following lists are checked are checked by North Capital for AML:

·	OFAC
·	PEP (Politically Exposed Persons)
·	Non SDN Consolidated Sanctions (PLC, FSE, ISA, SSI)
·	Defense Trade Controls (DTC) Debarred Parties
·	Commodity Futures Trading Commission Sanctions List of Regulatory and Self-Regulatory Authorities
·	Bank of England Sanctions List (BOL)
·	World Bank Ineligible Firms
·	FBI Fugitives 10 Most Wanted, Most Wanted
·	Terrorists and Monthly Most Wanted
·	Financial Crimes Enforcement Network
·	Foreign Agent Registrations
·	International Police Most Wanted
·	OFAC - Enhanced Sanctioned Countries
·	Office of Controller of Currency of Unauthorized Banks
·	Office of the Superintendent of Financial Institutions (OSFI) - Canada
·	State Department Terrorist Exclusions
·	Terrorists Inside of European Union
·	Terrorists Outside of European Union
·	United Nations Named Terrorists
·	US Bureau of Industry and Security - Unverified Entity List
·	US Bureau of Industry and Security - Unverified Entity List
·	US Bureau of Industry and Security – Denied Person List

●

Review each investor’s subscription agreement to confirm such investor’s participation in the offering and provide a determination to the Company whether or not to accept the use of the subscription agreement for the investor’s participation;

●	Contact and/or notify the Company, if needed, to gather additional information or clarification on an investor;

●	Not provide any investment advice nor any investment recommendations to any investor;

●

Keep investor details and data confidential and not disclose to any third-party except as required by regulators or in its performance pursuant to the terms of the agreement (e.g., as needed for AML and background checks); and

●	Coordinate with third party providers to ensure adequate review and compliance.

As compensation for the services listed above, the Company has agreed to pay Dalmore a commission equal to 1% of the amount raised in the offering to support the offering on all newly invested funds after the issuance of a No Objection Letter by FINRA. In addition, our Manager has paid Dalmore a $5,000 one-time advance expense allowance to cover reasonable out-of-pocket accountable expenses actually anticipated to be incurred by Dalmore in connection with this offering. Dalmore will refund any amount related to this expense allowance to the extent it is not used, incurred, or provided to our Manager. Our Manager has also agreed to pay Dalmore a one-time consulting fee of $20,000 to provide ongoing general consulting services relating to this offering such as coordination with third party vendors and general guidance with respect to the offering, which will be due and payable within 30 days after this offering is qualified by the SEC and the receipt of a No Objection Letter from FINRA. Assuming the offering as currently anticipated is fully-subscribed, the Company estimates that total fees payable to Dalmore, including the one-time advance expense allowance fee of $5,000 and consulting fee of $20,000, would be $27,765.00; however, our Manager will pay, without reimbursement, all fees due to Dalmore except for its 1% commission, which will be payable by the Series via offering proceeds.

Broker has not investigated the desirability or advisability of investment in the Series Interests, nor approved, endorsed or passed upon the merits of purchasing the Series Interests. Broker is not participating as an underwriter and under no circumstance will it recommend the Company’s securities or provide investment advice to any prospective investor, or make any securities recommendations to investors. Broker is not distributing any offering circulars or making any oral representations concerning this Offering Circular or this offering. Based upon Broker’s anticipated limited role in this offering, it has not and will not conduct extensive due diligence of this offering and no investor should rely on the involvement of Broker in this offering as any basis for a belief that it has done extensive due diligence. Broker does not expressly or impliedly affirm the completeness or accuracy of the Offering Statement and/or Offering Circular presented to investors by the Company. All inquiries regarding this offering should be made directly to the Company.

The Series Interests are only offered in jurisdictions where it is not unlawful to offer and sell these securities. The Series Interests will not be offered or sold in states where the Broker Dealer is not registered as a broker-dealer pursuant to the applicable state law or in any jurisdictions where it is not lawful to offer and sell the Series Interests. Tokens are a digital courtesy copy of the Series Interests and are not sold independently of Series Interests. The Series Interests will not be offered or sold in states where laws and regulations prohibit the use or issuance of Tokens.

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Suitability Requirements

Series Interests are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in any of the interests of our Company does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

Series Interests will not be offered in any jurisdiction where the Company cannot offer Tokens in compliance with laws and regulations. Series Interests will not be offered until all required notices and fees have been filed and paid in a particular state.

For an individual potential investor to be an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who has:

1. an individual net worth, or joint net worth with the person’s spouse, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person and the mortgage on that primary residence (to the extent not negative equity), but including the amount of debt that exceeds the value of that residence and including any increase in debt on that residence within the prior 60 days, other than as a result of the acquisition of that primary residence; or

2. earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year.

If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details. For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D.

In addition to the foregoing, each prospective investor must represent in writing that they meet, among other things, all of the following requirements:

●	The prospective investor has received, reviewed, and understands this Offering Circular and its exhibits, including our Operating Agreement;

●	The prospective investor understands that an investment in interests involves substantial risks;

●	The prospective investor’s overall commitment to non-liquid investments is, and after their investment in interests will be, reasonable in relation to their net worth and current needs;

●	The prospective investor has adequate means of providing for their financial requirements, both current and anticipated, and has no need for liquidity in this investment;

●	The prospective investor can bear the economic risk of losing their entire investment in interests;

●	The prospective investor has such knowledge and experience in business and financial matters as to be capable of evaluating the merits and risks of an investment in interests; and

●

Except as set forth in the subscription agreement, no representations or warranties have been made to the prospective investor by our Company or any partner, agent, employee, or affiliate thereof, and in entering into this transaction the prospective investor is not relying upon any information, other than that contained in the offering statement of which this offering circular is a part, including its exhibits.

If you live outside the United States, it is your responsibility to fully observe the laws of any relevant territory or jurisdiction outside the United States in connection with any purchase, including obtaining required governmental or other consent and observing any other required legal or other formalities.

We will be permitted to make a determination that the Subscribers of interests in this offering are qualified purchasers in reliance on the information and representations provided by the Subscriber regarding the Subscriber’s financial situation. Before making any representation that your investment does not exceed applicable federal thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to http://www.investor.gov. We may accept or reject any subscription, in whole or in part, for any reason or no reason at all.

An investment in our interests may involve significant risks. Only investors who can bear the economic risk of the investment for an indefinite period of time and the loss of their entire investment should invest in our interests.

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Subscription Procedure

The Tirios Platform is operated by the Company under a license from our Manager and provides “back-end” functionality for processing subscription and payments to offer its Series Offerings. It is not an ATS or broker-dealer, nor is it seeking to be so since its functions are not those of a broker-dealer as set out in the Commission’s proposed exemptive order of October 2020. In particular we note that neither the Manager nor the Company receive any transaction-based compensation related to the Series Offerings. After the qualification by the SEC of the Offering Statement of which this Offering Circular is a part, this offering will be conducted online through Tirios Platform, whereby investors will review and complete online subscription agreements and make payment of the purchase price through a third-party processor to an account we designate. The information on the Company’s offering page, while using the Platform’s technology, is presented and under the control of the Company. We further note that the Tirios Platform is operational and is accessible through www.tirios.ai and iOS and Android Apps.

After the Offering Statement, as amended, has been qualified by the Commission, the Company will accept tenders of funds to purchase the Series Interests. Members will be required to complete a subscription agreement in order to invest.

The process each prospective Subscriber must follow to subscribe for the Series Interests is as follows:

1.	Subscriber creates an account with the Tirios Platform. A welcome email is sent to Subscriber.

2.

We send the information received from the profile through API (“Application Programming Interface”) to North Capital to complete a KYC and AML check. North Capital’s dashboard is configured to provide access to our Broker-Dealer who reviews the investor information including KYC, performs AML and other compliance background checks and provides a recommendation to the Company whether or not to accept a Subscriber. If KYC and AML are passed, no further action from the Subscriber is required. A blockchain wallet is created for the Subscriber at this time and the public keys for the wallet are available to the Subscriber in the Tirios Platform. In case KYC and/ or AML are not passed, our team contacts the Subscriber to submit additional information as needed. An update email is sent to Subscribers confirming the receipt of information and informing them about any additional steps that may be required.

3.	Subscriber can review details about open Series on the Tirios Platform.

4.	Subscriber clicks on “Request Series Interests” for the desired Series. A confirmation email is sent to Subscriber indicating that request was received.

5.

Subscriber is presented with the option to review and electronically sign the Subscription Agreement. The Company uses a service provided by DocuSign, Inc. (“Docusign”), which offers eSignature technology to sign documents electronically.

6.

Subscriber is then directed to payments page to make the payment for the purchase. The Company accepts ACH payments in USD. We do not accept payments in crypto, credit card, wire, or check. The Company uses Stripe Inc. (“Stripe”), for processing such payments, and our Manager pays all fees, which are 0.8% per ACH transfer with a $5.00 cap. Stripe is a software company that provides online payment processing. Pursuant to Stripe’s terms of service, either the Company or Stripe may terminate service at any time. A confirmation email is sent to Subscribers that payment processing is underway. See Exhibit 6.10 for the Stripe Services Agreement.

7.

Our Manager has earmarked 5% of acquisition fees from every Offering for a giveback program. After a Subscriber completes the payment for the purchase of Series Interests, they are directed to the giveback screen on the Tirios Platform, where they can choose from a selected list of organizations that should receive the earmarked giveback funds.

Before an offering begins, our Manager selects nonprofit organizations from various agencies, community organizations, and individuals working to improve financial literacy and tackle homelessness in the nation. Two organizations selected for offerings included in this Offering Circular are Habitat for Humanity and Operation Home. Habitat for Humanity is a nonprofit organization that helps people build or improve a place they can call home. Operation Hope brings financial literacy to millions of youths and working adults by making financial literacy fun and engaging them where they live, work, and celebrate. We or our Manager have no association with any of these nonprofit organizations other than making donations to them.

Our Manager collects the responses and, based on selections made by Subscribers, allocates the earmarked funds between nonprofit organizations, and sends them to nonprofit organizations after a Series Interest Offering has concluded.  All Subscribers receive an update on the final amount contributed to each organization after the Series Interest Offering has concluded. Subscribers receive this update by email and on the Tirios Platform.

8.

ACH Payment typically takes 3 - 5 days to clear. Once the payment is cleared, an email is sent to Subscriber with an update that payment was successful. In case the payment does not clear, the Investor is requested to make payment again within 7 days, failing to do so results in cancellation of subscription. A Subscriber can also see the payment status on the Tirios Platform.

9.

Once the payment is cleared, a trade is created by the Company in the North Capital dashboard using API which identifies all the required details, including Subscriber details, status of KYC and AML for the Subscriber, status of payment, and number of Series Interests subscribed. North Capital dashboard is configured to provide access to our Broker-Dealer, and Transfer Agent, who completes their own confirmation or checks before recommending the approval and recording of the Series Interests in book entry form.

10.

Once all checks from Broker-Dealer are confirmed and Series Interests are recorded in book entry form by Transfer Agent, we create a digital courtesy copy of Series Interests for recordkeeping purposes of the Company on Blockchain by issuing Tokens. This process is completed at the end of every working day to confirm the book-form and blockchain records are in sync, and in the event of a conflict between the record held by the Transfer Agent and the blockchain record, the Transfer Agent’s record will be determinative.

11.

Subscribers are provided with quarterly financial performance. This information is accessible in Tirios Platform for review in pdf format or on blockchain, which is maintained by the Company in book form and as digital courtesy copy on blockchain. Financial information includes rent, property taxes, insurance, etc.

The Company may ask an investor to provide identification or accreditation proof documents before accepting the subscription.

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We reserve the right to reject any investor’s subscription in whole or in part for any reason. If the offering terminates or if any prospective investor’s subscription is rejected, all funds received from such investors will be returned without interest or deduction. Further, pursuant to the applicable Series Interest subscription agreement, the subscriptions are irrevocable by the investor.

If a subscription is rejected, funds will be returned to Subscribers within 30 days of such rejection without deduction or interest.

We share regular updates with Members through emails every step along the way. This includes updates when subscription document is executed, when ACH payment is made, when payment is complete, update on progress of the offering, amount of proceeds raised, etc. All these updates are also available to Members by logging in their Tirios Platform account.

Neither the Company nor the Manager are a registered broker-dealer, an investment adviser, or a funding portal. The Company and the Manager do not participate in securities offerings made in reliance on Securities Act Section 4(a)(6) and Regulation Crowdfunding. Neither the Company nor the Manager will make any sales prior to the qualification of the offering statement of which this Offering Circular forms a part.

This Offering Circular will be furnished to prospective investors upon their request via electronic PDF format and will be available for viewing and download from the Tirios Platform, as well as on the SEC’s website at www.sec.gov.

Transferability of the Series Interests

All Series Interests will be issued in electronic form only and will not be listed or quoted on any national securities exchange. We expect that after a Series’ Offering has concluded, the Tirios Secondary Platform operated by North Capital and will be a venue available for the potential resale of such Series’ Interests through the Broker; provided, however, such resale of a Series’ Interests will be subject to federal and state securities laws and the restrictions in the Operating Agreement, and there can be no assurance that an active market for any Series Interests will develop on the Tirios Secondary Platform, that the Tirios Secondary Platform will be available to allow resales of Series Interests to residents of all states, or that the Tirios Secondary Platform will be available at all. For these reasons, investors must be prepared to hold their Series Interests indefinitely.

The Tirios Secondary Platform is only accessible through the Tirios Platform and prospective Subscribers must create an account before being permitted to access the Tirios Secondary Platform.

The Manager may withhold a transfer consent in its sole discretion, including if the Manager determines that such transfer, assignment or pledge will result in any restrictions covered under the Section “Securities being Offered – General Restrictions on Transfer.”

Given the limited liquidity for the Series Interests, investors and potential investors may consider these investments to be less appealing and may impact the demand for these investments, which may adversely affect prices you may obtain on the Tirios Secondary Platform or your ability to resell your Series Interests on the Tirios Secondary Platform at all.

Procedure for Transfer on Tirios Secondary Platform

The Tirios Platform is operated by the Company under a license from our Manager and provides technology interface for maintaining Tirios Secondary Platform. The Tirios Secondary Platform will be accessible exclusively through the Tirios Platform, whereby Members looking to sell their Series Interests and Members looking to purchase secondary Series Interests can submit requests.

The Tirios Secondary Platform transmits the bid or ask instructions from Members to the executing Broker and simultaneously transmits this information to PPEX ATS via API. The Tirios Secondary Platform displays available bids and asks Members pursuant to a view-only license for the PPEX ATS dashboard; however, the Tirios Secondary Platform has no access to change or otherwise control the information displayed.

Prior to enabling the Secondary Transfer functionality, the Company will seek the necessary regulatory approvals by working with the executing Broker to submit a request for trading symbols from FINRA. All transaction fees associated with buying or selling Series Interests on the Tirios Secondary Platform will be paid by the Manager, except the compensation for Broker, who will receive 1% commission each from the buyer and the seller involved in such transaction.

After the Company has received its trading symbol, the Company intends to enable Secondary Transfer functionality to accept transfer requests. Each Member or prospective Subscriber will be required to follow the following process to transact in the Secondary Trading for the Series Interests:

1.

A new Subscriber interested in purchasing Series Interests in secondary trading creates an account with the Tirios Platform. A welcome email is sent to the Subscriber. The Member can submit the sale instructions if they currently hold the Series Interests or the purchase instructions on the Secondary Trading section of the Tirios Platform. These instructions include the name of the Series Interests, the number of Series Interests, and the bid or ask price. A confirmation email is sent to the Member once instructions are received.

The prospective buyer is directed to the payments page to make the payment for the purchase. Payments may be made through ACH payments in USD; payments in crypto, credit card, wire, or check are not permitted. The payment for the purchase and sale of Series Interests on the Tirios Secondary Platform are processed by Dwolla, Inc. ("Dwolla"). Dwolla offers electronic payment services through the application programming interfaces ("Dwolla API"). To be able to use the secondary platform, users must open a “Dwolla Balance Account” provided by Dwolla and must accept the Dwolla Terms of Service and Privacy Policy. Tirios Secondary Platform provides the technology interface for users to open Dwolla Balance Account. Separate and individual bank accounts are created by Dwolla for each user (“for benefit of” of “FBO”) and all funds are held by Dwolla's Financial Institution Partners. Dwolla Balance Account for users is accessible only through the use of interface provided by Tirios Secondary Platform. Once the payment is cleared, an email is sent to the user with an update that the payment was successful. In case the payment does not clear, the purchase instructions are canceled, and the prospective buyer is requested to create new purchase instructions.

Each user can view the payment status for Dwolla Balance Account on the Tirios Platform. Users can also withdraw the cash balance available in their Dwolla Balance Account at any time. The Company does not have custody of the cash used for payment in secondary trading. As set out in the Dwolla agreement terms, all funds are held by Dwolla's Financial Institution Partners and transferred from the buyer’s Dwolla Balance Account to seller’s Dwolla Balance Account directly.

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2.

The Company relays the bid or ask instructions received from Members to Dalmore (the “executing Broker”). The Company additionally sends the information related to the Member profile to the executing Broker so the executing Broker can create a new Member account or confirm if there is an existing Member account with the executing Broker.

The executing Broker reviews the information, including KYC, performs AML and other compliance background checks, and provides an update if any additional information is required or if a Member account is successfully created with the executing Broker. If KYC and/ or AML are not passed, our team contacts the Member to submit additional information as needed. An update email is sent to the Member confirming the receipt of the information and informing them about any additional steps that may be required.

The Company reviews the transfer request before the transfer instructions are transmitted to the executing Broker. The Company may ask a Member to provide identification, accreditation, or other proof documents before approving the transfer. The Company will generally review, approve, or reject the transfer request within 15 business days from the transfer request date, provided the Member has submitted all requested identification or other proof documents. If the Member does not respond or provide identification or requested proof of documents within 7 days from the date of such request, the transfer request will be canceled. A Member can also see the payment and transfer status on the Tirios Platform. If a transfer request is rejected, funds for the purchase will be returned to the Member within 5 business days of such rejection without deduction or interest.

The Manager may withhold a transfer consent in its sole discretion, including if the Manager determines that such transfer, assignment, or pledge will result in any restrictions covered under the Section “Securities being offered – General Restrictions on Transfer,” which covers an exhaustive list of criteria considered by the Manager to review transfer requests. Prior to giving such consent, the Manager will consult with legal counsel to ensure that the purported transfer does not exceed applicable thresholds applicable to REITS or beneficial ownership thresholds under the Exchange Act or the Securities Act; convert Company assets into an ERISA plan; adversely affect the Company, increase taxes, or disqualify the Company as an LLC; subject the Company, Series, or any Series Interests to securities registration in any jurisdiction; or violate any representation or warranty made by the owner of the Series Interest.

3.

While sending the Member instructions to the executing Broker, as discussed above, the Company simultaneously relays the Member instructions via API to PPEX ATS. For the avoidance of doubt, the Tirios Secondary Platform does not pair or match any orders based on instructions received from the Members or create any conditional routing. All instructions received by the Tirios Secondary Platform from Members are transmitted directly to the executing Broker and PPEX ATS.

4.

Once the executing Broker opens or confirms a Member Account, the information is shared with PPEX ATS. This confirms that the bid or ask order can be placed as active on the PPEX ATS order book, with Dalmore as the executing Broker.

5.	PPEX ATS processes the orders and matches them based on the rules set by PPEX ATS. When the orders are matched, the information is shared with the executing Broker.

6.	The executing Broker reviews the information regarding orders matched by PPEX ATS and approves the trade.

7.	Executed trade information is then sent to the Transfer Agent, who verifies the information and records the transfer of Series Interests in the book entry form.

8.	The Transfer Agent confirms when the records for the transfer of Series Interests have been updated in the book entry form.

9.

The Company receives the information that the orders were matched and approved by the executing Broker, and the Transfer Agent has recorded the transfer of Series Interests in the book entry form. Once the order is approved by executing Broker, Dwolla transfers the funds from buyer’s Dwolla Balance Account directly to seller’s Dwolla Balance Account.

The record date for transfers is when the trade is approved by the executing Broker and information is recorded by the Transfer Agent in book entry form.

At this time, the Company also creates the transfer of Tokens, which represent the digital courtesy copy of Series Interests on Blockchain. Only the Company has access to the private keys that allow for the transfer of ownership of the Tokens, and as a result, only the Company has the ability to create the transfers of Tokens on blockchain. This process is completed at the end of every working day to confirm that the book-form and blockchain records are in sync, and in the event of a conflict between the record held by the Transfer Agent and the blockchain record, the Transfer Agent’s record will be determinative.

10.	The Company sends updates to Members that their purchase or sale order was executed and the records for the transfer have been updated successfully.

11.

The buyer starts receiving quarterly financial performance. This information is accessible in the Tirios Platform for review in pdf format or on the blockchain, which is maintained by the Company in book form and as a digital courtesy copy on the blockchain. Financial information includes rent, property taxes, insurance, etc. The distributions for Series Interests transacting on Secondary Trading are pro-rata based on the number of days. For example, if the record date for Secondary Transfer is February 28, the distribution related to the calendar quarter ending March 31 would be pro-rated between the seller from January 1 to February 28 and for the buyer from March 1 to March 31.

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We share regular updates with transacting Members through emails every step along the way. This includes updates when a sell or purchase order is created, when ACH payment is made, when payment is complete, update when transfer is confirmed, or if any additional information is required, etc. All these updates are also available to Members by logging in their Tirios Platform account.

Neither the Company nor the Manager will make any secondary transfers prior to the qualification of the offering statement of which this Offering Circular forms a part. This Offering Circular will be furnished to prospective investors upon their request via electronic PDF format and will be available for viewing and download from the Tirios Platform, as well as on the SEC’s website at www.sec.gov.

The different steps described above are represented by the diagram here:

Transfer Agent

The Company has entered into an agreement with VStock Transfer, LLC to provide transfer agent services. Pursuant to that agreement, the Transfer Agent will provide the following services:

•	Maintenance of stockholder accounts, including new accounts, account consolidation and escheatment
•	Address changes
•	Prompt response to stockholder correspondence, email, and calls
•	Provide storage of records in compliance with strictest SEC guidelines
•	24/7 electronic issuer access to stockholder information
•	On-demand reports
•	Cost basis tracking, as required
•	Maintenance of outstanding stock records
•	Prompt response to audit requests
•	Regular compliance checks of stockholder accounts against Office of Foreign Assets Control Specially Designated Nationals list, as required by law
•	Preliminary lost stockholder searches as required by SEC regulations
•	Assistance to issuer with escheatment/abandoned property obligations

The Transfer Agent charges an estimated $249 initial set up fee, and generally charges a monthly maintenance fee and per-transaction fees as follows:

Monthly Maintenance Fees

•	Monthly Maintenance of 1-99 stockholders $99 per month
•	Monthly Maintenance of 100-200 stockholders $175 per month
•	Monthly Maintenance of 200-300 stockholders $325 per month
•	Monthly Maintenance of 300-500 stockholders $425 per month
•	Monthly Maintenance of 500+ stockholders $799 per month

Sample Per-Transaction Fees

•	Cancel Cert $10.00
•	Certificate/Book Entry Issuance $35.00
•	DWAC Issuance $75.00
•	DRS Issuance $70.00
•	Replacement of Lost/Stolen Cert $200.00 paid by stockholders
•	Audit verification $125.00

Additional fees may be charged for other costs and specific services. For full details, please refer to Exhibit 6.8.

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The Transfer Agent will record the Series Interests in book form. The Company will also record the Series Interests on Tirios Blockchain. Entries maintained by Transfer Agent in book form will be synchronized with the holdings maintained on the Tirios Blockchain Ledger. The use of blockchain technology is untested for issuing Series Interests, and in the event of a conflict between the blockchain record and the record held by the Transfer Agent, the Transfer Agent’s record will be determinative. The recording of Series Interests on the blockchain will not affect the Company’s operations. Please refer to Risks Related to Transfer Agent for risks associated with the Transfer Agent's records and transfer procedures.

North Capital Private Securities Corporation or PPEX ATS

All the terms of the agreement between the Company and North Capital Private Securities Corporation or PPEX ATS included in Exhibit 6.9 are finalized, and we will be executing the agreement near the qualification date.

North Capital Private Securities Corporation which is a broker-dealer registered with the U.S. Securities and Exchange Commission and a member of the Financial Industry Regulatory Authority, Inc, operates the Public Private Execution Network Alternative Trading System or PPEX ATS, an electronic alternative trading system registered with the SEC and FINRA on Form ATS currently operated through the PPEX website. The PPEX website provides a platform to facilitate resale transactions of unlisted securities by qualified participants.

Pursuant to the agreement with North Capital Private Securities Corporation, it will review information concerning the Company’s and affiliates’ business, operations, finances, and capitalization; review the Company’s governing documents; review the Company’s offering documents, subscription agreement, and SEC filings; review the relevant documents to determine transfer restrictions on the Series Interests; and liaise with the Company to host information on the PPEX ATS platform regarding the Company’s Series Interests and permit trades of such Series Interests.

North Capital Private Securities Corporation will receive the following fees: 1) $500 application fee within three business days of signing the agreement, plus an additional $150 per Series; 2) either a $10,000 annual subscription fee or $1,000 per month subscription fee within three business days of signing the agreement, plus an additional $500 per Series or $50 per month; and 3) out-of-pocket expenses including without limitation bad actor and background checks and reasonable counsel fees. These fees will all be paid by our Manager.

Agreement with Dwolla, Inc. ("Dwolla")

All the terms of the agreement between the Company and Dwolla, Inc. included in Exhibit 6.15 are finalized, and we will be executing the agreement near the qualification date.

Dwolla offers electronic payment services through an online dashboard and the Dwolla application programming interfaces ("Dwolla API"). Dwolla processes all payments for the purchase and sale of Series Interests on the Tirios Secondary Platform.

All Members interested in using the Tirios Secondary Platform must open a Dwolla Balance Account by accepting the Dwolla Terms and Privacy Policy. As set out in the Dwolla agreement terms, all funds are held by Dwolla's Financial Institution Partners. Members will access and manage their Dwolla Balance Account through the Tirios Platform.

Dwolla will receive a monthly recurring fee of $5,250 per month which includes monthly minimum usage fee of $4,000, Dwolla platform fee of $1,000 and higher limit fee of $250.

Usage fee is based on monthly transaction count and minimum amount of $4,000 is charged as included in the recurring fee.

-	Monthly transaction count of 0 – 500, incurs ACH fee of $0.25 per transaction,
-	Monthly transaction count of 501 – 1,000, incurs ACH fee of $0.18 per transaction,
-	Monthly transaction count of 1,001 – 5,000, incurs ACH fee of $0.14 per transaction,
-	Monthly transaction count of 5,001 – 10,000, incurs ACH fee of $0.13 per transaction,
-	Monthly transaction count of 10,001 – 50,000, incurs ACH fee of $0.11 per transaction,
-	Monthly transaction count of 50,001 – 100,000, incurs ACH fee of $0.10 per transaction,
-	Monthly transaction count of 100,001 – 250,000, incurs ACH fee of $0.07 per transaction,
-	Monthly transaction count of 250,001 – 500,000, incurs ACH fee of $0.05 per transaction,
-	Monthly transaction count of 500,001 – 1,000,000, incurs ACH fee of $0.04 per transaction,
-	Monthly transaction count of 1,000,001 – 2,500,000, incurs ACH fee of $0.03 per transaction,
-	Monthly transaction count of 2,500,001 – 5,000,000, incurs ACH fee of $0.03 per transaction,
-	Monthly transaction count of 5,000,001 and above, incurs ACH fee of $0.02 per transaction,

Usage fee also includes customer verification fees of $0.60 per customer for monthly verifications of 250,000 verifications per month and $0.50 per verification above that limit.

Additional fees may be charged for other costs and specific services. For full details, please refer to Exhibit 6.15. These fees will all be paid by our Manager.

Selling Security holders

No securities are being sold for the account of security holders; all net proceeds of this offering will go to the Company.

Forum Selection Provision

The Subscription Agreement that investors will execute in connection with the offering includes a forum selection provision that requires any claims against the Company based on the Agreement to be brought in a state or federal court of competent jurisdiction in the State of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon the Agreement, excluding any claims under federal securities laws. Although the Company believes the provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies and in limiting the Company’s litigation costs, to the extent it is enforceable, the forum selection provision may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims. The Company has adopted the provision to limit the time and expense incurred by its management to challenge any such claims. As a company with a small management team, this provision allows its officers to not lose a significant amount of time travelling to various forums so they may continue to focus on operations of the Company.

Jury Trial Waiver

The Subscription Agreement that investors will execute in connection with the offering provides that Subscribers waive the right to a jury trial of any claim they may have against us arising out of or relating to the Agreement, excluding any claim under federal securities laws. By signing the Subscription Agreement, an investor will warrant that the investor has reviewed this waiver with the investor’s legal counsel, and knowingly and voluntarily waives his or her jury trial rights following consultation with the investor’s legal counsel. If the Company opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable given the facts and circumstances of that case in accordance with applicable case law.

Amendments and Supplements

From time to time, we may add additional Series by amending this Offering Statement or provide an “Offering Circular supplement” that may add, update or change other information contained in this Offering Circular. We must also file annual amendments while this offering is active to update our financial statements and material disclosures. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular supplement or amendment. Our Offering Statement filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Statement and the related exhibits filed with the SEC and any Offering Circular supplement together with additional information contained in our annual reports, semiannual reports and other reports and information statements that we will file periodically with the SEC.

The offering statement and all amendments, supplements and reports that we have filed or will file in the future can be read on the SEC website at www.sec.gov.

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USE OF PROCEEDS

General

The allocation of the use of proceeds among the categories of anticipated expenditures represents management’s best estimates based on the current status of each Series’ proposed operations, plans, investment objectives, capital requirements, and financial conditions. Future events, including changes in economic or competitive conditions of our business plan or the completion of less than the total offering, may cause one or more Series to modify the below-described allocations of proceeds. The Company’s use of proceeds may vary significantly in the event any of the Company’s assumptions prove inaccurate. Each Series reserves the right to change the allocation of net proceeds from the offering as unanticipated events or opportunities arise, but such modifications will be limited to that particular Series.

Tirios Propco Series LLC – 274 Gabbro

Gross proceeds from the sale of Tirios Propco Series LLC – 274 Gabbro Series Interests will be $112,300, assuming the full amount of the offering is sold. The table below sets forth the uses of proceeds of the Company’s Tirios Propco Series LLC – 274 Gabbro Series Interests.

	Offering Proceeds 25% Offering Sold (11)	Percentage	Offering Proceeds 50% Offering Sold (11)	Percentage	Offering Proceeds 75% Offering Sold (11)	Percentage	Offering Proceeds 100% Offering Sold (11)	Percentage

Use of Proceeds
Repayment of advance from our Manager (1)	$7,126	25.36%	$34,945	62.18%	$62,664	74.43%	$90,484	80.60%
Broker Commission (2)	$281	1.00%	$562	1.00%	$843	1.00%	$1,123	1.00%
Working capital reserve (3)	$15,827	56.32%	$15,827	28.16%	$15,827	18.80%	$15,827	14.07%
Acquisition fee (4)	$4,866	17.32%	$4,866	8.66%	$4,866	5.77%	$4,866	4.33%
Total (rounded up to nearest $100, a whole Series Interest)	$28,100	100.00%	$56,200	100.00%	$84,300	100.00%	$112,300	100.00%

(1)	Our Manager advanced funds to close on the acquisition. Our Manager is not receiving any fees or interest to advance these funds.

Breakdown of the advanced funds:
Equity at acquisition (5)	$60,826
Closing costs (6)	$5,329
Financing closing costs (7)	$4,550
Improvements and/or repairs (8)	$-
Operating Advance (9)	$19,779
$90,484

(2)	We have agreed to pay Dalmore Group, LLC, as Broker, a commission of 1% of offering proceeds. All other offering costs will be borne by our Manager.

(3)

Working capital reserve is established to cover any unexpected expenses which are not covered by builders’ warranty or appliance warranty, or any unforeseen expense. Funds from working capital reserve are also used for any general shortfall in operating cash flow.

(4)

Acquisition fee is calculated as 2% of Purchase price of $243,305 as $4,866. Our Manager has earmarked 5% of acquisition fees or $243 for a giveback program. This amount is contributed to a nonprofit based on responses from Subscribers for the Series Interest. Our Manager selects nonprofit organizations from various agencies, community organizations, and individuals working to improve financial literacy and tackle homelessness in the nation. Two organizations selected for 274 Gabbro Offering are Habitat for Humanity and Operation Home. Habitat for Humanity is a nonprofit organization that helps people build or improve a place they can call home. Operation Hope brings financial literacy to millions of youths and working adults by making financial literacy fun and engaging them where they live, work, and celebrate. Our Manager collects the responses and, based on selections made by Subscribers, allocates the earmarked funds between nonprofit organizations, and sends them to nonprofit organizations after a Series Interest Offering has concluded. We or our Manager have no association with any of these nonprofit organizations other than making donations to them.

(5)

The purchase price for the property was $243,305. The Series obtained a third-party purchase loan in the amount of $182,479 and our Manager advanced the remaining amount. The third-party purchase loan is a short term debt from a lender, HouseMax Funding, LLC, with an interest rate of 9.99%. Loan matures on June 1, 2024, is interest only, with collateral as 1st lien deed of trust, with assignment of rents and fixtures and with no prepayment penalty. The monthly installment for the loan is $1,519.14.

(6)	Closing costs: Amount paid to third-parties in association with the acquisition and includes title insurance, appraisal costs, closing costs and inspection costs.

(7)

Financing closing costs: It is third-party costs to secure financing for the acquisition, which includes origination fee and processing fee. None of these services were provided by the Manager or any affiliates.

(8)

Improvements and/or repairs: No expenses were incurred on improvements and/or repairs to make the property ready for rental. Property is currently marked as available for rent and ready to be occupied. An original estimate of $280 was included as estimated amount for minor repairs for the property include fixing any chips on the countertop or a paint touch-up, which were subsequently completed and covered by the builder/ Seller at their expense.

(9)

Operating advance: This is the amount advanced by our Manager to service debt and operating costs, including interest costs in case the home is vacant or rental revenue is not sufficient to cover the operating costs through the date of qualification of Offering. This amount will be updated through the date of qualification of the offering. The amount currently included is calculated as $1,953.14 per month for monthly cash costs including interest payments of $1,519.14 per month from the date of acquisition through March 15, 2024 (the date when a tenant lease begins), and $58.14 per month from March 15 through April 11, 2024. This amount could be higher based on the SEC qualification date and if the home is vacant during the period. Our Manager is not receiving any fees or interest to advance these funds.

(10)

An affiliate of the Manager (Joseph Companies) represented the Company during the asset purchase process. A commission of 3% of acquisition price is received as buyer's agent based on the agreement with Seller's listing agent. The commission received as buyer's agent is for providing services such as scheduling viewings, submitting offers, negotiating purchase prices, and managing the closing process. As an industry practice, the commission for services as Buyer's Agent is paid by Seller at the time of closing.

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(11)

This is a “best efforts” offering with no minimum offering amount, and neither the Manager nor any other party has a firm commitment or obligation to purchase any of the Series Interests. The amount disclosed in the table is the Maximum Offering Amount for the Series Interests, however the actual proceeds raised in this Offering may be lower, in which case the proceeds available for repayment of advance to our Manager would be lower. In that instance, our Manager will elect to be repaid via receipt of Series Interests. Any Series Interests issued to our Manager will have the same rights and terms as Series Interests issued to any other holder. There are no preferential rights inherent in Series Interests awarded to Manager.

(12)

Total Available Series Interests available for sale as of the date of this Offering Circular is 1,123. The number of Tokens, which represent the digital courtesy copy of the Series Interests, is equal to the number of Series Interests. Series Interests or Tokens can’t be subdivided. Series Interests or Tokens can only be issued or transferred as a whole.

Tirios Propco Series LLC – 283 Gabbro

Gross proceeds from the sale of Tirios Propco Series LLC – 283 Gabbro Series Interests will be $109,100, assuming the full amount of the offering is sold. The table below sets forth the uses of proceeds of the Company’s Tirios Propco Series LLC – 283 Gabbro Series Interests.

	Offering Proceeds 25% Offering Sold (11)	Percentage	Offering Proceeds 50% Offering Sold (11)	Percentage	Offering Proceeds 75% Offering Sold (11)	Percentage	Offering Proceeds 100% Offering Sold (11)	Percentage
Use of Proceeds
Repayment of advance from our Manager (1)	$5,458	19.99%	$32,485	59.50%	$59,413	72.63%	$86,440	79.23%
Broker Commission (2)	$273	1.00%	$546	1.00%	$818	1.00%	$1,091	1.00%
Working capital reserve (3)	$16,833	61.66%	$16,833	30.83%	$16,833	20.58%	$16,833	15.43%
Acquisition fee (4)	$4,736	17.35%	$4,736	8.67%	$4,736	5.79%	$4,736	4.34%
Total (rounded up to nearest $100, a whole Series Interest)	$27,300	100.00%	$54,600	100.00%	$81,900	100.00%	$109,100	100.00%

(1)	Our Manager advanced funds to close on the acquisition. Our Manager is not receiving any fees or interest to advance these funds.

Breakdown of the advanced funds:
Equity at acquisition (5)	$59,201
Closing costs (6)	$5,329
Financing closing costs (7)	$4,442
Improvements and/or repairs (8)	$-
Operating advance (9)	$17,488
$86,440

(2)	We have agreed to pay Dalmore Group, LLC, as Broker, a commission of 1% of offering proceeds. All other offering costs will be borne by our Manager.

(3)

Working capital reserve is established to cover any unexpected expenses which are not covered by builders’ warranty or appliance warranty, or any unforeseen expenses. Funds from working capital reserve are also used for any general shortfall in operating cash flow.

(4)

Acquisition fee is calculated as 2% of Purchase price of $236,805 as $4,736. Our Manager has earmarked 5% of acquisition fees or $236 for a giveback program. This amount is contributed to a nonprofit based on responses from Subscribers for the Series Interest.  Our Manager selects nonprofit organizations from various agencies, community organizations, and individuals working to improve financial literacy and tackle homelessness in the nation. Two organizations selected for 283 Gabbro Offering are Habitat for Humanity and Operation Home. Habitat for Humanity is a nonprofit organization that helps people build or improve a place they can call home. Operation Hope brings financial literacy to millions of youths and working adults by making financial literacy fun and engaging them where they live, work, and celebrate. Our Manager collects the responses and, based on selections made by Subscribers, allocates the earmarked funds between nonprofit organizations, and sends them to nonprofit organizations after a Series Interest Offering has concluded. We or our Manager have no association with any of these nonprofit organizations other than making donations to them.

(5)

The purchase price for the property was $236,805. The Series obtained a third-party purchase loan in the amount of $177,604 and our Manager advanced the remaining amount. The third-party purchase loan is a short term debt from a lender, HouseMax Funding, LLC, with an interest rate of 9.99%. Loan matures on June 1, 2024, is interest only, with collateral as 1st lien deed of trust, with assignment of rents and fixtures and with no prepayment penalty. The monthly installment for the loan is $1,478.55.

(6)

Closing costs: Amount paid to third-parties in association with the acquisition and includes title insurance, appraisal costs, closing costs and inspection costs. None of these services were provided by the Manager or any affiliates.

(7)

Financing closing costs: It is third-party costs to secure financing for the acquisition, which includes origination fee and processing fee. None of these services were provided by the Manager or any affiliates.

(8)

Improvements and/ or repairs: No expenses were incurred on improvements and/or repairs to make the property ready for rental. Property is currently marked as available for rent and ready to be occupied. An original estimate of $280 was included as estimated amount for minor repairs for the property include fixing any chips on the countertop or a paint touch-up, which were subsequently completed and covered by the builder/ Seller at their expense.

(9)

Operating advance: This is the amount advanced by our Manager to service debt and operating costs, including interest costs in case the home is vacant or rental revenue is not sufficient to cover the operating costs through the date of qualification of Offering. This amount will be updated through the date of qualification of the offering. The amount currently included is calculated as $1,912.55 per month for monthly cash costs including interest payments of $1,478.55 per month from the date of acquisition through February 8, 2024 (the date when a tenant lease begins), and $137.55 per month from February 9 through April 11, 2024. This amount could be higher based on the SEC qualification date and if the home is vacant during the period. Our Manager is not receiving any fees or interest to advance these funds.

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(10)

An affiliate of the Manager (Joseph Companies) represented the Company during the asset purchase process. A commission of 3% of acquisition price is received as buyer's agent based on the agreement with Seller's listing agent. The commission received as buyer's agent is for providing services such as scheduling viewings, submitting offers, negotiating purchase prices, and managing the closing process. As an industry practice, the commission for services as Buyer's Agent is paid by Seller at the time of closing.

(11)

This is a “best efforts” offering with no minimum offering amount, and neither the Manager nor any other party has a firm commitment or obligation to purchase any of the Series Interests. The amount disclosed in the table is the Maximum Offering Amount for the Series Interests, however the actual proceeds raised in this Offering may be lower, in which case the proceeds available for repayment of advance to our Manager would be lower. In that instance, our Manager will elect to be repaid via receipt of Series Interests. Any Series Interests issued to our Manager will have the same rights and terms as Series Interests issued to any other holder. There are no preferential rights inherent in Series Interests awarded to Manager.

(12)

Total Available Series Interests available for sale as of the date of this Offering Circular is 1,091. The number of Tokens, which represent the digital courtesy copy of the Series Interests, is equal to the number of Series Interests. Series Interests or Tokens can’t be subdivided. Series Interests or Tokens can only be issued or transferred as a whole.

Tirios Propco Series LLC – 313 Mica

Gross proceeds from the sale of Tirios Propco Series LLC – 313 Mica Series Interests will be $130,000, assuming the full amount of the offering is sold. The table below sets forth the uses of proceeds of the Company’s Tirios Propco Series LLC – 313 Mica Series Interests.

	Offering Proceeds 25% Offering Sold (11)	Percentage	Offering Proceeds 50% Offering Sold (11)	Percentage	Offering Proceeds 75% Offering Sold (11)	Percentage	Offering Proceeds 100% Offering Sold (11)	Percentage
Use of Proceeds
Repayment of advance from our Manager (1)	$2,848	8.76%	$35,023	53.00%	$67,198	68.92%	$99,373	76.44%
Broker Commission (2)	$325	1.00%	$650	1.00%	$975	1.00%	$1,300	1.00%
Working capital reserve (3)	$23,665	72.78%	$23,665	36.39%	$23,665	24.26%	$23,665	18.20%
Acquisition fee (4)	$5,672	17.45%	$5,672	8.73%	$5,672	5.82%	$5,672	4.36%
Total (rounded up to nearest $100, a whole Series Interest)	$32,500	100.00%	$65,000	100.00%	$97,500	100.00%	$130,000	100.00%

(1)	Our Manager advanced funds to close on the acquisition. Our Manager is not receiving any fees or interest to advance these funds.

Breakdown of the advanced funds:

Equity at acquisition (5)	$70,897
Closing costs (6)	$5,550
Financing closing costs (7)	$5,124
Improvements and/or repairs (8)	$-
Operating advance (9)	$17,802
$99,373

(2)	We have agreed to pay Dalmore Group, LLC, as Broker, a commission of 1% of offering proceeds. All other offering costs will be borne by our Manager.

(3)

Working capital reserve is established to cover any unexpected expenses which are not covered by builders’ warranty or appliance warranty, or any unforeseen expenses. Funds from working capital reserve are also used for any general shortfall in operating cash flow.

(4)

Acquisition fee is calculated as 2% of Purchase price of $283,590 as $5,672. Our Manager has earmarked 5% of acquisition fees or $283 for a giveback program. This amount is contributed to a nonprofit based on responses from Subscribers for the Series Interest.  Our Manager selects nonprofit organizations from various agencies, community organizations, and individuals working to improve financial literacy and tackle homelessness in the nation. Two organizations selected for 313 Mica Offering are Habitat for Humanity and Operation Home. Habitat for Humanity is a nonprofit organization that helps people build or improve a place they can call home. Operation Hope brings financial literacy to millions of youths and working adults by making financial literacy fun and engaging them where they live, work, and celebrate. Our Manager collects the responses and, based on selections made by Subscribers, allocates the earmarked funds between nonprofit organizations, and sends them to nonprofit organizations after a Series Interest Offering has concluded. We or our Manager have no association with any of these nonprofit organizations other than making donations to them.

(5)

The purchase price for the property was $283,590. The Series obtained a third-party purchase loan in the amount of $212,693 and our Manager advanced the remaining amount. The third-party purchase loan is a short term debt from a lender, HouseMax Funding, LLC, with an interest rate of 9.99%. Loan matures on June 1, 2024, is interest only, with collateral as 1st lien deed of trust, with assignment of rents and fixtures and with no prepayment penalty. The monthly installment for the loan is $1,770.67.

(6)

Closing costs: Amount paid to third-parties in association with the acquisition and includes title insurance, appraisal costs, closing costs and inspection costs. None of these services were provided by the Manager or any affiliates.

(7)

Financing closing costs: It is third-party costs to secure financing for the acquisition, which includes origination fee and processing fee. None of these services were provided by the Manager or any affiliates.

(8)

Improvements and/ or repairs: No expenses were incurred on improvements and/or repairs to make the property ready for rental. Property is leased effective January 3, 2024. An original estimate of $335 was included for minor touchups for cabinets and countertops, which were subsequently completed and covered by the builder/ Seller at their expense.

(9)

Operating advance: This is the amount advanced by our Manager to service debt and operating costs, including interest costs in case the home is vacant or rental revenue is not sufficient to cover the operating costs through the date of qualification of Offering. This amount will be updated through the date of qualification of the offering. The amount currently included is calculated as sum of $2,186.67 per month for monthly cash costs including interest payments of $1,770.67 per month from the date of acquisition through January 2, 2024 (the date when a tenant lease begins), and $286.67 per month from January 3 through April 11, 2024. This amount could be higher based on the SEC qualification date. Our Manager is not receiving any fees or interest to advance these funds.

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(10)

An affiliate of the Manager (Joseph Companies) represented the Company during the asset purchase process. A commission of 3% of acquisition price is received as buyer's agent based on the agreement with Seller's listing agent. The commission received as buyer's agent is for providing services such as scheduling viewings, submitting offers, negotiating purchase prices, and managing the closing process. As an industry practice, the commission for services as Buyer's Agent is paid by Seller at the time of closing.

(11)

This is a “best efforts” offering with no minimum offering amount, and neither the Manager nor any other party has a firm commitment or obligation to purchase any of the Series Interests. The amount disclosed in the table is the Maximum Offering Amount for the Series Interests, however the actual proceeds raised in this Offering may be lower, in which case the proceeds available for repayment of advance to our Manager would be lower. In that instance, our Manager will elect to be repaid via receipt of Series Interests. Any Series Interests issued to our Manager will have the same rights and terms as Series Interests issued to any other holder. There are no preferential rights inherent in Series Interests awarded to Manager.

(12)

Total Available Series Interests available for sale as of the date of this Offering Circular is 1,300. The number of Tokens, which represent the digital courtesy copy of the Series Interests, is equal to the number of Series Interests. Series Interests or Tokens can’t be subdivided. Series Interests or Tokens can only be issued or transferred as a whole.

DESCRIPTION OF BUISNESS

Overview

The Company was formed on April 13, 2023, as a Delaware series limited liability company. The Company intends to acquire single-family properties with the intent of producing income under long-term leases of six months or more. The Company will establish a separate Series for each Underlying Asset. Notably, the debts, liabilities and obligations incurred, contracted for or otherwise existing with respect to a particular Series of the Company are intended to be enforceable against the assets of the applicable Series only, and not against the assets of the Company or its other Series.

We are currently wholly owned by our Manager, Tirios Corporation. Our Manager will also act as the manager for each Series and is expected to purchase 1%-20% of the Series Interests of each Series, although such ownership may be more or less as determined in our Manager’s sole discretion. Our Manager, Tirios Corporation, a Delaware corporation, owns an investment platform accessible through www.tirios.ai and iOS and Android Apps, collectively, which we refer to herein as the “Tirios Platform.” Our Manager has granted a license to each Series to, among other things, use the Tirios Platform for our Series Offerings under a license agreement (the “Tirios License Agreement”). We intend to distribute the Series Interests in the Offerings and our other future Series’ Offerings exclusively through the Tirios Platform. Tirios Platform provides both direct access and opportunity to individual investors to invest in fractional ownership of single-family income-producing properties of a size or quality that might otherwise be unavailable to individual investors.

We intend that each Series will be taxed either as a partnership or a Real Estate Investment Trust (REIT), as determined in our Manager’s sole discretion. The taxation election of each Series will be listed in the Series Offering Table.

Acquisition Process

Generally, acquisitions will be negotiated and arranged by our Manager or its affiliates. Properties may be acquired by the Series designated to hold the Underlying Asset or by Tirios Corporation or one of its affiliates. The Company will then raise the equity needed to acquire and get the property ready for market and obtain a loan to finance a portion of such activities.

If our Manager or one of its affiliates purchases an Underlying Asset directly, then, after the relevant Series has obtained sufficient financing, it will sell the Underlying Asset to that Series for an amount equal to the original purchase price (including closing costs) plus holding costs, renovation and other related costs incurred prior to the sale to the Series as well as the fees due our Manager related to the Underlying Asset.

In cases where the Series purchases an Underlying Asset directly from a third-party seller, it will use the proceeds of the offering for that Series to purchase the Underlying our Manager or an affiliate may provide a loan to the Series to finance all or part of the purchase price of the Underlying Asset that would be repaid without interest from the proceeds of the offering.

Notwithstanding the foregoing, or Manager intends to invest in and own Series Interests at the same price as that offered to investors. It will do so by advancing money and the leaving some money in the deal and seeking reimbursement for the remaining amount or by investing directly into the offering.

Plan of Operations

Our investment strategy is to source and acquire single-family homes, lease them to suitable tenants on long-term leases, and manage and operate these rentals.  We will focus primarily on acquiring market-ready properties, including newly constructed properties, in neighborhoods with strong rental demand and in geographic locations that provide stable income and long-term appreciation and growth. Our acquisition strategy does not include significant rehabilitation projects. We intend to hold our properties for 7 to 10 years.

We will leverage our Manager’s industry expertise, as well as its proprietary technology to source, analyze, and underwrite properties that meet our investment objectives and to manage these rentals on an efficient basis. Our Manager will serve as the property manager for each of our properties.

As discussed below, we can achieve our investment objective by leveraging strong tailwinds and carefully navigating any headwinds in the business.

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•

Early stages in evolving segment: Until recently, the single-family home rental market has been highly fragmented[5], comprised primarily of private and individual property investors in local markets, and there have been very few large-scale, national market owners/operators due primarily to the challenge of efficiently scaling the acquisition and management of many individual homes. The Company believes there is a unique opportunity to acquire homes at attractive prices and intends to leverage its management team's expertise and experience in rapidly building an institutional-quality, professionally managed business.

•	Improve customer rental experience: The Company believes it will be able to set a high watermark for the industry by being responsive and caring about the well-being of the tenants.

•

Work from home and impact of COVID-19: COVID-19 has accelerated the move to the suburbs as permanent work-from-home arrangements are reverberating across the industry, increasing the demand for single-family rental homes.

•

Demographic changes: Population growth will add millions of new rental households[6] over the next decade. Single-family homes offer a good solution for millennials starting families and looking to move into larger spaces.

•

Home affordability: We believe that affordability continues to be the biggest impediment to home ownership[7] and with home prices rising faster than wages in some of the locations where we are investing[8], and the existence of high levels of student debt[9], rental remains a viable and, at times, the only option for many households. We believe that single-family home rentals contribute to the solution to the housing affordability problem by helping individuals and families live in great neighborhoods without the cost of homeownership.

•

Significantly less maintenance required: We intend to source higher quality properties, including newly built homes that are generally covered by a builder's warranty for 10 years for all building defects and two years for all household appliances, which typically results in higher customer satisfaction and higher investment returns in the long run.

•	Restricted supply: Inadequate housing supply at affordable levels is a significant challenge likely facing the housing market for years to come, which is projected to keep the rental demand high[10].

•	Recession watch: Affordability and homeownership are likely to decrease in the case of an economic downturn, which generally benefits rental demand.

•

Debt financing: We believe that debt financing of Single-Family rental homes presents some challenges due to the status of single-family homes as an emerging asset class at institutional levels and is currently less prevalent among lenders. It is reasonable to believe that as the single-family rental asset class matures, lower volatility could allow securitizations and result in lower financing rates.

•

Increase in homeownership rate: Steep increase in homeownership rates (although less likely based on historical trends) may slow down the growth in demand for rental properties; however, we believe that the current customer base of more than 25 million renters in the United States is large enough that such increase in homeownership should have a minimal adverse impact for the Company and the industry.

We expect to use between 60% to 75% financing leverage at the acquisition date based on the acquisition price, although such loan to value ratio may be higher or lower as determined in our Manager’s sole discretion. As with any liability, there is a risk that we may be unable to repay our obligations from the cash flow of our assets, which could lead to potential foreclosure if we cannot meet periodic payments or repay the debt when due.

High debt levels would cause us to incur higher interest charges and higher debt service payments. These factors could limit the amount of cash we have available to distribute and could result in a decline in the value of the properties.

The interest rate for short-term debt currently used by the Company is at 9.99% per annum. Based on current market conditions, there are various financing options for single-family rentals in general with a debt leverage of 80% or less. We have received offers available to us during October 2023 to refinance the current outstanding debt for a one-year term at an interest rate of 9.99% or refinance into a long-term 10-year duration at 8.25% per annum, based on the current interest rate environment. We expect to be able to refinance the current debt at or before maturity in June 2024 to a long-term debt or evaluate renewal of short-term debt for another 1-year term. In case we are not able to renew the current short-term loan, refinance into another short-term or a long term loan at same or lower interest rate, it could negatively impact our operations and cash flow available for distribution.

5 According to Freddie Mac report on Single-Family Rentals, less than 2% of Single-Family Rentals are currently owned by institutional investors.

6 Joint Center for Housing Studies, Harvard University forecasts that increase in population will result in 4.2 million additional renter households by 2028 and 8.1 million additional renter households by 2038.

7 According to Freddie Mac survey, more than 60% of respondents say than affording the down payment is biggest challenge to home ownership.

8 One of analytic drive metrics used by Managing Member to shortlist locations across the U.S.

9 According to a Federal Reserve paper, student debt impacts home affordability and negatively impacts the home ownership rate, resulting in 80 percent of millennials reporting that their student loan debt is delaying them from buying a home.  The paper states that with tuition rates continuing to rise, students will need to borrow more in the future, leading to increased debt levels that could continue to depress homeownership rates.

10 Freddie Mac insight estimates approx. 1.6 million new housing units are required annually, about 30% more than current supply run-rate just to keep up, without addressing the pent-up shortage of 5 million plus units accumulated over the last decade according to CNBC.

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A hypothetical increase in interest rates at the time of renewal or refinance of our outstanding debt by 25 basis points, 50 basis points and 100 basis points would result in an increased interest cost of $38.02, $76.03, and $114.05 per month for loan amount of $182,479 in case of 274 Gabbro, would result in an increased interest cost of $37.00, $74.00, and $111.00 per month for loan amount of $177,604 in case of 283 Gabbro, and would result in an increased interest cost of $44.31, $88.62, and $132.93 per month for loan amount of $212,693 in case of 313 Mica.

Please refer to Section “Risks Related to Financing.”

Investment Criteria

We evaluate acquisitions against the following primary characteristics:

●	Homes with a minimum of three (3) bedrooms and one (1) bathroom;

●	Homes less than 30 years old;

●	Homes with a price range of $200,000 - $450,000 and a repair/improvement budget requirement of less than 10% of the home purchase price; and

●	MSA location with a population of more than 1 million.

Markets

The Company intends to purchase properties initially in the Austin, Dallas, and San Antonio MSAs. The Company and Manager are filing to transact business in Texas and our Manager is headquartered in Texas so that, through its agents, it may directly manage our initial properties. The Company has identified the following trends in those geographical regions:

Austin MSA, Texas

Austin is the capital of the U.S. state of Texas; it is the 11th-most populous city in the United States, the fourth-most-populous city in Texas, and the second-most-populous state capital city after Phoenix, Arizona. Austin-Round Rock-Georgetown metropolitan statistical area ("Austin MSA) had an estimated population of 2,352,426 as of 2021, according to Census data. 90% of Austin residents have a high school degree or higher, while 46% hold a bachelor's degree or advanced degree.

Austin is one of the nation's most sought-after real estate markets and is home to numerous high-tech companies. Established tech companies and newer businesses alike are flocking to Austin for its lack of corporate and state tax, ample space for expansion and development, and highly educated workforce.11.

The University of Texas at Austin is a key part of Austin’s economy and culture, and local labs account for major investments in R&D. Companies with corporate or regional headquarters in Austin include Apple, Tesla, AMD, Dell, Cirrus Logic, Home Depot, Legal Zoom, Oracle, and Vrbo.

Other companies with operations in Austin include Amazon, Cisco Systems, IBM, eBay, PayPal, Facebook, Google, HomeAway, and Xerox, helping the metro area earn the nickname Silicon Hills.

Census Bureau estimates show that Austin remains one of the top destinations for migrating talent. Austin ranked first among the 50 largest U.S. metros based on net migration as a percent of the total population in 2020. By 2050 the population of Austin’s MSA is projected to more than double in size to 4.5 million residents.

Maxwell, Texas where the three initial properties are located, is part of the Austin MSA and adjacent to San Marcos, Texas. Living in Maxwell offers great appeal to families looking for affordable and quality homes. San Marcos is located midway between Austin and San Antonio. It has a vibrant and dynamic real estate rental market, reflecting its growing population and status as a popular destination for students, young professionals, and families. The presence of Texas State University creates a steady demand for housing options, including apartments and single-family homes. San Marcos has been experiencing significant growth, leading to the development of new housing options and communities.

Newly built homes in a new housing development, such as 274 Gabbro, 283 Gabbro, and 313 Mica, sometimes require additional time to rent as realtors and potential tenants are unaware of the presence of rental homes in the new development and newcomers to the area are still in the process of discovering and getting acquainted with the new community. We also typically test out various lease rates to find the best rental rate for each home without any prior leasing history. For each of the foregoing properties, we listed them for rent shortly after acquisition. We use commercially reasonable efforts to rent the properties, including setting up “for rent” signs at the property location and marketing our properties through various online platforms including Multiple Listing Service, Zillow Trulia and Hotpads. We have since regularly monitored the listing and tested various rental rates, and typically adjusted the rental rate at least once every month between May 2023 and January 2024.

Dallas MSA

Dallas–Fort Worth–Arlington metropolitan statistical area ("Dallas MSA) had an estimated population of 7,759,615 as of 2021, according to Census data. Dallas is the 3rd largest city in Texas and the 4th largest metropolitan area in the country. Over 86% of the residents of Dallas are high school graduates or higher, while over 36% hold a bachelor's degree or an advanced degree.

11 Milken Institute Best-Performing Cities 2022.

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Dallas MSA hosts various Fortune 500 companies, including Exxon Mobil, McKesson, American Airlines, AT&T, Southwest Airlines, CBRE, and AECOM. The Dallas metro is also a regional hub for financial services, information technology, telecommunications, transportation, and defense, which makes Dallas MSA one of the most diverse regional economies in the nation. Indeed, this diversification is one of the main drivers in the accelerated growth of the Dallas MSA economy, and its growing business services, financial, and tech sectors have allowed it to escape the impact of the oil downturn.

Dallas MSA is experiencing a growing tech hub scene amid the pandemic and is reported to have the sixth-largest tech-talent labor pool in the U.S.12

San Antonio MSA

San Antonio–New Braunfels metropolitan statistical area ("San Antonio MSA) had an estimated population of 2,601,788 as of 2021, according to Census data. San Antonio is the 2nd largest city in Texas, and San Antonio MSA is the 3rd largest MSA in Texas. Over 82% of San Antonio MSA residents have a high school degree or higher, while nearly 27% hold a bachelor's degree or advanced degree.

San Antonio MSA hosts diverse companies with corporate headquarters, including H-E-B supermarket chain, financial services and insurance company USAA, Rackspace, CPS Energy, Toyota Motor Manufacturing, Valero Energy, and Clear Channel Communications.

Other major employers in the San Antonio MSA include Lackland Air Force Base, Fort Sam Houston-U.S. Army Base, Methodist Healthcare System, City of San Antonio, Wells Fargo, JP Morgan Chase, and Bill Miller BBQ.

San Antonio Business Journal ranks San Antonio MSA as one of the most stable markets for rental activity in the U.S.

Marketing/Distribution Channels

We will market our rental properties primarily through the following platforms, among others:

•	Multiple Listing Service;
•	Zillow rentals;
•	Trulia; and
•	Tirios website,

Competition

The Company competes with many others engaged in real estate investment and management including but not limited to individuals, corporations, bank and insurance company investment accounts, real estate investment trusts, and private real estate funds. Significant increases in the number of listings for long-term rentals in the geographic areas where the Company’s properties are located, if not met by a similar increase in demand, is likely to cause downward pressure on rental rates and, potentially, impact the value of the Underlying Asset.

Employees

The Company does not have any employees. All services will be provided via our Manager and its employees and contractors. Our Manager has 2 full-time employees and 11 part-time employees or contractors.

Intellectual Property

All trademarks and intellectual property, including the tirios.ai domain and Tirios Platform will be held by our Manager, and the Company, our Series and investors will have no ownership rights in such intellectual property. Our Manager has granted a license to each Series to, among other things, use the Tirios Platform for our Series Offerings under a license agreement (the “Tirios License Agreement”).

12 Milken Institute Best-Performing Cities 2022.

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Allocation of Expenses

Tirios Corporation will be responsible for all offering expenses, except for the 1% commission payable to our Broker, and will not be reimbursed by the Company or any Series for offering expenses actually incurred. In general, these costs include legal, accounting, underwriting, filing and compliance costs, as applicable, related to the offering. If not otherwise available for payment out of offering proceeds, Tirios Corporation may advance acquisition expenses and that Series will reimburse our Manager for such costs.

In addition, each Series will be responsible for the costs and expenses attributable to the activities of the Company related to the Series including, but not limited to:

●

fees, costs and expenses incurred in connection with the management of the Underlying Assets and preparing any reports and accounts of the Series, including, but not limited to, audits of the Series’ annual financial statements, tax filings and the circulation of reports to investors;

●	insurance premiums or expenses;
●	withholding or transfer taxes imposed on the Company or the Series or any of the Members;
●	governmental fees imposed on the capital of the Company or the Series;
●

legal fees and costs (including settlement costs) arising in connection with any litigation or regulatory investigation instituted against the Company, the Series or Manager in connection with the affairs of the Company or the Series, or relating to legal advice directly relating to the Company’s or the Series’ legal affairs;

●	fees, costs and expenses of a third-party registrar and transfer agent appointed by the manager in connection with a series;
●	indemnification payments;
●	costs, fees, or payments related to interest or financing expenses for the Series;
●	potential HOA or association fees related to the Underlying Assets;
●	costs of any third parties engaged by our Manager in connection with the operations of the Company or the Series; and
●	any similar expenses that may be determined to be operating expenses, as determined by our Manager in its reasonable discretion.

If any fees, costs and expenses of the Company are not attributable to a specific Series, they will be borne proportionately across all of the Series (which may include future Series to be issued). Examples of situations where a cost cannot be attributed to a particular Series include annual EDGAR filer fees, annual audit fee for the Company, legal fees relating to annual reporting, and rent and utilities if the Series share the same office space. Our Manager will allocate fees, costs and expenses acting reasonably and in accordance with its allocation policy.

Regulation

As an owner/operator of rental properties, we are subject to federal, state and local regulations governing landlord-tenant relationships, tax regulations and licensing requirements that differ from state to state and city to city.

We are also subject to federal state and local laws that affect property ownership generally, including environmental laws, certificates of occupancy limitations, and laws related to accommodations for persons with disabilities. See the discussion in “Risk Factors” regarding some of these regulations and the risks they pose for our business.

Litigation

The Company is not a party to any current litigation.

Property Overview

Tirios Propco Series LLC – 274 Gabbro

On May 3, 2023, Tirios Propco Series LLC established Tirios Propco Series LLC – 274 Gabbro for the purpose of acquiring the property at 274 Gabbro Gardens, Maxwell, TX 78656 (“274 Gabbro Property”) from a third-party seller. An affiliate of our Manager entered into a purchase agreement to purchase the 274 Gabbro Property on March 8, 2023, which agreement was assigned to the Series prior to the closing. The deed, title and loan were closed in the name of the Series on May 12, 2023. The purchase price was $257,990.00 which, after incentives and discretionary reductions, was reduced to $243,305.00. The property was financed with a secured third-party loan in the amount of $182,479 and the equity has been advanced by our Manager, who will be reimbursed through offering proceeds.

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Address of Property	274 Gabbro Gardens, Maxwell, TX 78656

Property Details	274 Gabbro is a newly built home located in Maxwell, near the San Marcos TX area.

Type of Property	Single-family detached home

Seller	Property was acquired from home builder Lennar Homes of Texas Sales and Marketing, LTD.

Square foot	1,325 square feet of interior

Acreage	Approximately 0.104 acres

Configuration	3 bedroom, 2 bath

Debt on property	$182,479.00

Property Funding	Property was acquired with 75% debt with an amount of $182,478.75 from a lender, HouseMax Funding, LLC. The remaining amount was advanced from our Manager for the acquisition.

Loan Terms

Property is financed with short term debt, with a loan amount of $182,478.75 and an interest rate of 9.99%. Loan matures on June 1, 2024, is interest only, with collateral as 1st lien deed of trust, with assignment of rents and fixtures and with no prepayment penalty. The monthly installment for the loan is $1,519.14.

The Company will evaluate refinancing options, including but not limited to sourcing a new short-term one-year loan with another lender, negotiating an extension with the current lender, or sourcing a long-term loan with a maturity ranging between 5 to 10 years. The financing options would be evaluated based on market conditions prevailing near the maturity date.

Intended improvements and repairs	None. Minor touchups for cabinets and countertops were completed and covered by the builder/ Seller at their expense.

Expected average monthly rate

The original estimate was range of $1,750 to $1,950. Property was originally listed for rent in May 2023 with rental amount of $1,850. We regularly monitor the listing and tested various rental rates between $1,700 and $1,925, and typically adjusted the rental rate at least once every month between May 2023 and February 2024. The home is leased on a 12.5-month lease effective March 15, 2024, at the monthly rent of $1,795 plus $100 monthly pet fee for a total revenue of $1,895 per month, which is in range of the original estimate.

Expected average monthly operating expenses

We expect average monthly expenses to be $1,038.00 as of the date of acquisition, excluding interest cost. This includes estimated monthly insurance cost of $79.00, monthly property management fee of $59.00 paid to Manager, monthly HOA fee of $45.00, monthly property tax expense of $223.00, estimated monthly repair and maintenance expense of $40.00 and monthly depreciation expense of $604.00.

Insurance cost is based on annual policy premium of $802.00. Monthly property management fee and asset management fee is based on fee arrangements disclosed under the section “Compensation of Manager”. Estimated monthly expense for asset management fee of $94.00 is waived by the Manager for the year 2023 and 2024 and will begin on January 1, 2025. Monthly property tax expense is based on current assessment, and the new assessment basis will be received in April or May 2024 and payment on revised assessment will be effective January 2025. Repair and maintenance expenses are expected to be minimal based on Manager’s experience since the home is covered by a builder’s warranty for 10 years for all building defects and two years for all household appliances. Depreciation expense is calculated using the straight-line method over the estimated useful life of Property’s building over 27.5 years. Financing costs are amortized and included in interest cost over the term of the loan, which is 12.5 months.

Total operating expenses for the property including interest cost are expected to be $3,000.71. Depreciation and amortization of financing fees are non-cash items, and considering the monthly revenue of $1,895, the expected cash shortfall will be $58.14 per month, which will be met through use of working capital reserve.

We expect, based on current interest rate offerings in the market, to be able to reduce the interest rate to 7.75% on or before maturity in June 2024, which could reduce the cash interest cost to $1,178.51 per month and the total operating cost to $1,612.51 excluding non-cash expenses, and which could result in surplus cash flow of $282.49 per month, without taking into consideration increase in other costs and increase in rental income. In case the interest cost is not reduced, the deficit would continue to be funded through working capital reserve until we are able to reduce the costs or increase the rental income to exceed the operating costs.

However, an increase in interest rates at the time of renewal or refinance of our short-term debt by 25 basis points, 50 basis points and 100 basis points would result in an increased interest cost of $38.02, $76.03 and $114.05 per month, which could negatively impact our operations and cash flow available for distribution, and could adversely impact our ability to service periodic interest payments. We expect to incur debt  refinancing costs of approximately $5,000 to $6,000, which will be funded through working capital reserve, and will be amortized over the term of loan, which would typically be for a term of 5 to 10 years. In case the loan is renewed or refinanced for a short-term 1 year term, the cost will be paid by our Manager, without reimbursement.

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Rental History	It is a newly built home with no prior rental history.

Property Status	Property is currently marked as available for rent and ready to be occupied.

Taxation	Partnership

Sale of property

Our Manager is authorized to dispose of the property without approval from investors. The Company anticipates holding the property for 7 to 10 years, although such time may be shorter or longer as determined by our Manager in its sole discretion.

Tirios Propco Series LLC – 283 Gabbro

On May 3, 2023, Tirios Propco Series LLC established Tirios Propco Series LLC – 283 Gabbro for the purpose of acquiring the property at 283 Gabbro Gardens, Maxwell, TX 78656 (“283 Gabbro Property”) from a third-party seller. An affiliate of our Manager entered into a purchase agreement to purchase the 283 Gabbro Property on March 8, 2023, which agreement was assigned to the Series prior to the closing. The deed, title and loan were closed in the name of the Series on May 12, 2023. The purchase price was $255,990.00 which, after incentives and discretionary reductions, was reduced to $236,805.00. The property was financed with a secured third-party loan, in the amount of $182,479 and the equity has been advanced by our Manager, who will be reimbursed through offering proceeds.

Address of Property	283 Gabbro Gardens, Maxwell, TX 78656

Property Details	283 Gabbro is a newly built home located in Maxwell, near the San Marcos TX area.

Type of Property	Single-family detached home

Seller	Property was acquired from home builder Lennar Homes of Texas Sales and Marketing, LTD.

Square foot	1,325 square feet of interior

Acreage	Approximately 0.101 acres

Configuration	3 bedroom, 2 bath

Debt on property	$177,604.00

Property Funding	Property was acquired with 75% debt with an amount of $177,603.75 from a lender, HouseMax Funding, LLC. The remaining amount was advanced from our Manager for the acquisition.

Loan Terms

Property is financed with short term debt, with a loan amount of $177,603.75 and an interest rate of 9.99%. Loan matures on June 1, 2024, is interest only, with collateral as 1st lien deed of trust, with assignment of rents and fixtures and with no prepayment penalty. The monthly installment for the loan is $1,478.55.

The Company will evaluate refinancing options, including but not limited to sourcing a new short-term one-year loan with another lender, negotiating an extension with the current lender, or sourcing a long-term loan with a maturity ranging between 5 to 10 years. The financing options would be evaluated based on market conditions prevailing near the maturity date.

Intended improvements and repairs	None. Minor touchups for cabinets and countertops were completed and covered by the builder/ Seller at their expense

Expected average monthly rate

The original estimate was range of $1,725 to $1,925. Property was originally listed for rent in May 2023 with rental amount of $1,875. We regularly monitor the listing and tested various rental rates between $1,650 and $1,975, and typically adjusted the rental rate at least once every month between May 2023 and January 2024. The home is leased on a 12-month lease effective February 9, 2024, at the monthly rent of $1,725 plus $50 monthly pet fee for a total revenue of $1,775 per month, which is at the lower end of the original estimate.

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Expected average monthly operating expenses

We expect average monthly expenses to be $1,018.00 as of the date of acquisition, excluding interest cost. This includes estimated monthly insurance cost of $67.00, monthly property management fee of $59.00 paid to Manager, monthly HOA fee of $45.00, monthly property tax expense of $223.00, estimated monthly repair and maintenance expense of $40.00 and monthly depreciation expense of $584.00.

Insurance cost is based on annual policy premium of $802.00. Monthly property management fee and asset management fee is based on fee arrangements disclosed under the section “Compensation of Manager”. Estimated monthly expense for asset management fee of $91.00 is waived by the Manager for the year 2023 and 2024 and will begin on January 1, 2025. Monthly property tax expense is based on current assessment, and the new assessment basis will be received in April or May 2024 and payment on revised assessment will be effective January 2025. Repair and maintenance expenses are expected to be minimal based on Manager’s experience since the home is covered by a builder’s warranty for 10 years for all building defects and two years for all household appliances. Depreciation expense is calculated using the straight-line method over the estimated useful life of Property’s building over 27.5 years. Financing costs are amortized and included in interest cost over the term of the loan, which is 12.5 months.

Total operating expenses for the property including interest cost are expected to be $2,932.32. Depreciation and amortization of financing fees are non-cash items, and considering the monthly revenue of $1,775, the expected cash shortfall will be $137.55 per month, which will be met through use of working capital reserve.

We expect, based on current interest rate offerings in the market, to be able to reduce the interest rate to 7.75% on or before maturity in June 2024, which could reduce the cash interest cost to $1,147.02 per month and the total operating cost to $1,581.02 excluding non-cash expenses, and which could result in surplus cash flow of $193.98 per month, without taking into consideration increase in other costs and increase in rental income. In case the interest cost is not reduced, the deficit would continue to be funded through working capital reserve until we are able to reduce the costs or increase the rental income to exceed the operating costs.

However, an increase in interest rates at the time of renewal or refinance of our short-term debt by 25 basis points, 50 basis points and 100 basis points would result in an increased interest cost of $38.02, $76.03 and $114.05 per month, which could negatively impact our operations and cash flow available for distribution, and could adversely impact our ability to service periodic interest payments. We expect to incur debt refinancing costs of approximately $5,000 to $6,000, which will be funded through working capital reserve, and will be amortized over the term of loan, which would typically be for a term of 5 to 10 years. In case the loan is renewed or refinanced for a short-term 1 year term, the cost will be paid by our Manager, without reimbursement.

Rental History	It is a newly built home with no prior rental history.

Property Status	Property is currently marked as available for rent and ready to be occupied.

Taxation	Partnership

Sale of Property

Our Manager is authorized to dispose of the property without approval from investors. The Company anticipates holding the property for 7 to 10 years, although such time may be shorter or longer as determined by our Manager in its sole discretion.

Tirios Propco Series LLC – 313 Mica

On May 3, 2023, Tirios Propco Series LLC established Tirios Propco Series LLC – 313 Mica for the purpose of acquiring the property at 313 Mica Trail, Maxwell, TX 78656 (“313 Mica Property”) from a third-party seller. An affiliate of our Manager entered into a purchase agreement to purchase the 313 Mica Property on March 8, 2023, which agreement was assigned to the Series prior to the closing. The deed, title and loan were closed in the name of the Series on May 12, 2023. The purchase price was $299,990.00 which, after incentives and discretionary reductions, was reduced to $283,590.00. The property was financed with a secured third-party loan in the amount of $212,693 and the equity has been advanced by our Manager, who will be reimbursed through offering proceeds.

Address of Property	313 Mica Trail, Maxwell, TX 78656

Property Details	313 Mica is a newly built home located in Maxwell, near the San Marcos TX area.

Type of Property	Single-family detached home

Seller	Property was acquired from home builder Lennar Homes of Texas Sales and Marketing, LTD.

Square foot	1,879 square feet of interior

Acreage	Approximately 0.104 acres

Configuration	4 bedroom, 2 bath

Debt on property	$212,693.00

Property Funding	Property was acquired with 75% debt with an amount of $212,692.50 from a lender, HouseMax Funding, LLC. The remaining amount was advanced from our Manager for the acquisition.

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Loan Terms

Property is financed with short term debt, with a loan amount of $212,692.50 and an interest rate of 9.99%. Loan matures on June 1, 2024, is interest only, with collateral as 1st lien deed of trust, with assignment of rents and fixtures and with no prepayment penalty. The monthly installment for the loan is $1,770.67.

The Company will evaluate refinancing options, including but not limited to sourcing a new short-term one-year loan with another lender, negotiating an extension with the current lender, or sourcing a long-term loan with a maturity ranging between 5 to 10 years. The financing options would be evaluated based on market conditions prevailing near the maturity date.

Intended improvements and repairs	None. Minor touchups for cabinets and countertops were completed and covered by the builder/ Seller at their expense.

Expected average monthly rate

The original estimate was range of $1,950 to $2,250. Property was originally listed for rent in May 2023 with rental amount of $2,100. We regularly monitor the listing and tested various rental rates between $1,850 and $2,100, and typically adjusted the rental rate at least once every month between May 2023 and January 2024. The home is leased on a 12-month lease effective January 3, 2024, at the monthly rent of $1,850 plus $50 monthly pet fee for a total revenue of $1,900 per month, which is lower than the original estimate.

Expected average monthly operating expenses

We expect average monthly expenses to be $1,146.00 as of the date of acquisition, excluding interest cost. This includes estimated monthly insurance cost of $79.00, monthly property management fee of $59.00 paid to Manager, monthly HOA fee of $45.00, monthly property tax expense of $193.00, estimated monthly repair and maintenance expense of $40.00 and monthly depreciation expense of $730.00.

Insurance cost is based on annual policy premium of $945.00. Monthly property management fee and asset management fee is based on fee arrangements disclosed under the section “Compensation of Manager”. Estimated monthly expense for asset management fee of $108.00 is waived by the Manager for the year 2023 and 2024 and will begin on January 1, 2025. Monthly property tax expense is based on current assessment, and the new assessment basis will be received in April or May 2024 and payment on revised assessment will be effective January 2025. Repair and maintenance expenses are expected to be minimal based on Manager’s experience since the home is covered by a builder’s warranty for 10 years for all building defects and two years for all household appliances. Depreciation expense is calculated using the straight-line method over the estimated useful life of Property’s building over 27.5 years. Financing costs are amortized and included in interest cost over the term of the loan, which is 12.5 months.

Total operating expenses for the property including interest cost are expected to be $3,408.67. Depreciation and amortization of financing fees are non-cash items, and considering the monthly revenue of $1,900, the expected cash shortfall excluding these non-cash items will be $286.67 per month, which will be met through use of working capital reserve.

We expect, based on current interest rate offerings in the market, to be able to reduce the interest rate to 7.75% on or before maturity in June 2024, which could reduce the cash interest cost to $1,373.64 per month and the total operating cost to $1,789.64 excluding depreciation, and which could result in surplus cash flow of $110.36 per month, without taking into consideration increase in other costs and increase in rental income. In case the interest cost is not reduced, the deficit would continue to be funded through working capital reserve until we are able to reduce the costs or increase the rental income to exceed the operating costs.

However, an increase in interest rates at the time of renewal or refinance of our short-term debt by 25 basis points, 50 basis points and 100 basis points would result in an increased interest cost of $44.31, $88.62 and $132.93 per month, which could negatively impact our operations and cash flow available for distribution, and could adversely impact our ability to service periodic interest payments. We expect to incur debt refinancing costs of approximately $5,000 to $6,000, which will be funded through working capital reserve, and will be amortized over the term of loan, which would typically be for a term of 5 to 10 years. In case the loan is renewed or refinanced for a short-term 1 year term, the cost will be paid by our Manager, without reimbursement.

Rental History	It is a newly built home with no prior rental history.

Property Status	Property is currently marked as available for rent and ready to be occupied.

Taxation	Partnership

Sale of Property

Our Manager is authorized to dispose of the property without approval from investors. The Company anticipates holding the property for 7 to 10 years, although such time may be shorter or longer as determined by our Manager in its sole discretion.

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DESCRIPTION OF

PROPERTIES

We do not have physical offices. The Series own each of the properties listed in “Description of Business – Property Overview.”

Besides the three Properties identified above, we have not entered into any agreement to acquire additional properties at this time. We evaluate hundreds of properties on a regular basis. We consider identifying the property for acquisition when we enter into a purchase and sales agreement with the seller.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

Overview

Tirios Propco Series LLC was formed on April 13, 2023 in the State of Delaware as a series limited liability company. Since its formation, the Company has been engaged primarily in formulating its business plan, sourcing and performing due diligence on and acquisition of our first properties, and developing the financial, offering and other materials to begin fundraising. We are considered to be a development stage company, since we are devoting substantially all of our efforts to establishing our business.

We have acquired three properties: 274 Gabbro, 283 Gabbro and 313 Mica during the period ending December 31, 2023. The purchase transactions for these properties were closed on May 12, 2023. An affiliate of our Manager entered into purchase agreement for these acquisitions, which were subsequently assigned to the respective Series prior to the closing. The deed, title and loan were closed in the name of the respective Series. The properties were financed with secured third-party loans and the equity has been advanced by our Manager, who will be reimbursed through offering proceeds.

Results of Operations

The following table sets forth key components of our results of operations for the period from April 13, 2023 (Inception) to December 31, 2023.

	274 Gabbro	283 Gabbro	313 Mica	Consolidated

Revenues	$-	$-	$-	$-

Operating Expenses
Insurance	504	504	594	1,603
Property management	445	445	445	1,335
HOA fees	360	360	360	1,080
Property taxes	1,683	1,683	1,454	4,820
Depreciation and amortization	4,530	4,380	5,475	14,385
Total Operating Expenses	7,522	7,372	8,329	23,224

Other income (expense)
Interest expense	(14,843)	(14,341)	(17,087)	(46,271)
Total Other income (expense)	(14,843)	(14,341)	(17,087)	(46,271)

Net Income (Loss)	$(22,366)	$(21,713)	$(25,416)	$(69,495)

Revenue

The Company had no revenue for the period ending December 31, 2023. We have listed 274 Gabbro, 283 Gabbro and 313 Mica for lease since their respective acquisitions. 274 Gabbro, 283 Gabbro and 313 Mica have been rented effective March 15, 2024, January 3, 2024, and February 9, 2024, through March 31, 2025, December 31, 2024 and January 31, 2025, respectively. We regularly monitor the rental listing and test various rental rates, and typically adjusted the rental rate at least once every month between May 2023 and February 2024.

Operating Expenses

The following table presents the operating expenses for the period from April 13, 2023 (Inception) to December 31, 2023:

	274 Gabbro	283 Gabbro	313 Mica	Consolidated
Insurance	504	504	594	1,603
Property management	445	445	445	1,335
HOA fees	360	360	360	1,080
Property taxes	1,683	1,683	1,454	4,820
Depreciation and amortization	4,530	4,380	5,475	14,385
Total Operating Expenses	7,522	7,372	8,329	23,224

The funds for operating expenses were advanced by our Manager till the property can be rented and till funds can be raised by the Company after qualification of this Offering. Our Manager is not receiving any fees or interest to advance these funds.

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Interest expense

The following table presents the interest expense for the period from April 13, 2023 (Inception) to December 31, 2023:

	274 Gabbro	283 Gabbro	313 Mica	Consolidated
Interest expense	14,843	14,341	17,087	46,271

Interest expense includes debt service cost for secured third-party loan to acquire each property. The funds for interest expenses were advanced by our Manager till the property can be rented and till funds can be raised by the Company after qualification of this Offering. Our Manager is not receiving any fees or interest to advance these funds.

274 Gabbro was financed with a secured third-party loan in the amount of $182,479 by HouseMax Funding LLC with an interest rate of 9.99% per annum. Monthly interest-only payments of $1,478.55 commenced on July 1, 2023, and will continue for a period of twelve months. The outstanding principal balance, interests, charges, fees, costs, and other unpaid amounts will be due on June 1, 2024 (the "Maturity Date"). 274 Gabbro Series incurred debt issuance costs of $5,545, which is amortized over the term of the debt using mid-month convention. An amount of $3,348 was amortized and included in interest expense for the period ending December 31, 2023.

283 Gabbro was financed with a secured third-party loan in the amount of $177,604 by HouseMax Funding LLC with an interest rate of 9.99% per annum. Monthly interest-only payments of $1,478.55 commenced on July 1, 2023, and will continue for a period of twelve months. The outstanding principal balance, interests, charges, fees, costs, and other unpaid amounts will be due on June 1, 2024 (the "Maturity Date"). 283 Gabbro Series incurred debt issuance costs of $5,447, which is amortized over the term of the debt using mid-month convention. An amount of $3,268 was amortized and included in interest expense for the period ending December 31, 2023.

313 Mica was financed with a secured third-party loan in the amount of $212,693 by HouseMax Funding LLC with an interest rate of 9.99% per annum. Monthly interest-only payments of $1,771 commenced on July 1, 2023, and will continue for a period of twelve months. The outstanding principal balance, interests, charges, fees, costs, and other unpaid amounts will be due on June 1, 2024 (the "Maturity Date"). 313 Mica Series incurred debt issuance costs of $6,149, which is amortized over the term of the debt using mid-month convention. An amount of $3,689 was amortized and included in interest expense for the period ending December 31, 2023.

A hypothetical increase in interest rate by 25 basis points, 50 basis points and 100 basis points would result in an increased interest cost of $38.02, $76.03, and $114.05 per month for loan amount of $182,479 in case of 274 Gabbro, would result in an increased interest cost of $37.00, $74.00, and $111.00 per month for loan amount of $177,604 in case of 283 Gabbro, and would result in an increased interest cost of $44.31, $88.62, and $132.93 per month for loan amount of $212,693 in case of 313 Mica.

Net Income (Loss)

As a result of the foregoing factors, the net loss for the period from April 13, 2023 (Inception) to December 31, 2023 is as follows:

	274 Gabbro	283 Gabbro	313 Mica	Consolidated
Net Income (Loss)	$(22,366)	$(21,713)	$(25,416)	$(69,495)

Liquidity and Capital Resources

Since its inception, the Company has relied on advances from its Manager for equity to close on the acquisition and to fund operating expenses. The Company’s capital resources will be derived from operating cash flow and from proceeds from this offering. The Series will be dependent on the net proceeds from this offering for funding to reimburse our Manager for these assets. For information regarding the anticipated use of proceeds from this offering, see “Use of Proceeds.”

The Company’s financial statements have been prepared assuming the Company will continue as a going concern. The Company didn’t generate revenue from operations for the period ending December 31, 2023. The Company will require additional capital until revenue from operations are sufficient to cover operational costs. These matters raise substantial doubt about the Company’s ability to continue as a going concern.

During the next 12 months, the Company intends to fund operations through Manager advances and debt and/or equity financing. There are no assurances that management will be able to raise capital on terms acceptable to the Company. If it is unable to obtain sufficient amounts of additional capital, it may be required to reduce the scope of its planned development and operations, which could harm its business, financial condition and operating results.

Cash and Cash Equivalents

As of December 31, 2023, the Company or Series had no cash or cash equivalents on hand. The Company considers short-term, highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents. Cash consists of funds held in the Company’s checking account.

Mortgage Payable

The following table presents the mortgage payable as of December 31, 2023:

	274 Gabbro	283 Gabbro	313 Mica	Consolidated
Mortgage payable, net of deferred debt issuance costs	180,282	175,425	210,233	565,940

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274 Gabbro was financed with a secured third-party loan in the amount of $182,479 by HouseMax Funding LLC with an interest rate of 9.99% per annum. The outstanding principal balance, interests, charges, fees, costs, and other unpaid amounts will be due on June 1, 2024 (the "Maturity Date"). 274 Gabbro Series incurred debt issuance costs of $5,545, which is amortized over the term of the debt using mid-month convention. An amount of $3,348 was amortized and included in interest expense for the period ending December 31, 2023, and the remaining deferred amount of $2,197 is reported in the balance sheet as a deduction from the mortgage payable. As of December 31, 2023, the balance of mortgage payable for 274 Gabbro, net of deferred debt issuance costs was $180,282.

283 Gabbro was financed with a secured third-party loan in the amount of $177,604 by HouseMax Funding LLC with an interest rate of 9.99% per annum. The outstanding principal balance, interests, charges, fees, costs, and other unpaid amounts will be due on June 1, 2024 (the "Maturity Date"). 283 Gabbro Series incurred debt issuance costs of $5,447, which is amortized over the term of the debt using mid-month convention. An amount of $3,268 was amortized and included in interest expense for the period ending December 31, 2023, and the remaining deferred amount of $2,179 is reported in the balance sheet as a deduction from the mortgage payable. As of December 31, 2023, the balance of mortgage payable for 283 Gabbro. net of deferred debt issuance costs was $175,425.

313 Mica was financed with a secured third-party loan in the amount of $212,693 by HouseMax Funding LLC with an interest rate of 9.99% per annum. The outstanding principal balance, interests, charges, fees, costs, and other unpaid amounts will be due on June 1, 2024 (the "Maturity Date"). 313 Mica Series incurred debt issuance costs of $6,149, which is amortized over the term of the debt using mid-month convention, i.e. 12.5 months in this case. An amount of $3,689 was amortized and included in interest expense for the period ending December 31, 2023, and the remaining deferred amount of $2,460 is reported in the balance sheet as a deduction from the mortgage payable. As of December 31, 2023, the balance of mortgage payable for 313 Mica, net of deferred debt issuance costs was $210,233.

We have received offers available to us during January 2024 to refinance the current outstanding debt for 274 Gabbro, 283 Gabbro and 313 Mica for a one-year term at an interest rate of 9.99% or refinance into a long-term 5 to 10-year duration note at 7.75% per annum or lower, based on the current interest rate environment. We expect to be able to refinance the current secured third-party loans at or before maturity in June 2024 to a long-term debt or evaluate renewal of short-term debt for another 1-year term.  While deciding whether the short-term or long-term debt is suitable, we carefully evaluate the two alternatives based on the slope of the yield curve, expected rate increases or decreases over the next 12 months, closing time acceptable to the seller during acquisition, cost and fees involved, and prepayment penalties involved with lock-in periods.

In case we are not able to renew the current short-term third-party loan, refinance into another short-term or a long-term loan at same or lower interest rate, it could negatively impact our operations and cash flow available for distribution, and it could force the Company to sell the asset in an untimely manner and in a short period of time and could lead to a significant potential loss on the investment.

Due to Related Party

The following table presents the amount due to Related Party as of December 31, 2023:

	274 Gabbro	283 Gabbro	313 Mica	Consolidated
Due to related party	87,606	85,268	101,176	274,050

The Company has received advances from the Manager for equity to close on acquisitions. The Manager has also advanced funds for interest payments and to cover all operating costs from the date of acquisition through December 31, 2023. As of December 31, 2023, the balance of advance due to Manager for 274 Gabbro was $87,606, for 283 Gabbro was $85,268 and for 313 Mica was $101,176 with total outstanding balance of $274,050.

These advances have no interest rate or specified maturity date. The Manager can elect to be repaid via receipt of Series Interests with same rights and terms as issued to any other holder. There is no provision for any preferential rights inherent in Series Interests that can be awarded to Manager. For information regarding the anticipated use of proceeds from this offering, see “Use of Proceeds.”

Off-Balance Sheet Arrangements

Neither the Company nor any of the Series had during the period ending December 31, 2023, and does not currently have, any off-balance sheet arrangements.

Significant Accounting Policies and Estimates

The preparation of financial statements in conformity with US GAAP requires management to make certain estimates and assumptions that affect the amounts reported in the financial statements and footnotes thereto. Actual results could materially differ from these estimates. It is reasonably possible that changes in estimates will occur in the near term.

Significant estimates used in the preparation of the accompanying financial statements include recording of depreciation and amortization and the collectible valuation of accounts receivable.

Revenue Recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists, performance has occurred, the fee for the arrangement is fixed or determinable and collectability is reasonably assured. As of December 31, 2023, the Company had no revenue.

Operating Expenses

Organizational Costs: In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fee, and costs of incorporation, are expensed as incurred.

Advertising: The Company expenses advertising costs as they are incurred.

Managing Member Fee

The Managing Member shall be entitled to the following fees from each Series:

a.

Acquisition Fee: Upon the closing of the acquisition of any Series Asset, our Manager receives an Acquisition Fee between 2% to 8% of the gross purchase price for such Series Asset, as determined by our Manager. The exact percentage charged depends on a range of factors, including the acquisition price, location, due diligence requirements and amount of rehabilitation work required. The Acquisition Fee is charged by the Manager for services such as finding investment and underwriting opportunities, performing due diligence on potential opportunities. The Acquisition fees charged for the period ending December 31, 2023, for 274 Gabbro was $4,866, charged for 283 Gabbro was $4,736, and charged for 313 Mica was $5,672. The acquisition fees are capitalized as part of Property and Equipment.

b.

Asset Management Fees: On a quarterly basis beginning on the first quarter end date following the initial closing date of the issuance of Series Interests, the Series will pay our Manager a management fee, payable quarterly in arrears, equal to 0.25% (1% annualized) of Net Asset Value as of the last day of the immediately preceding quarter. “Net Asset Value” at any date means the current market value of a Series’ total Series Assets, less liabilities, determined by our Manager in its sole discretion. Manager may, but is not obligated to, obtain a third-party valuation of the assets of the Series to determine “Asset Value.” Asset Management Fees include the fees for using the Tirios Platform for Series Offerings as per the Tirios License Agreement with our Manager. Our Manager may waive this fee for any year at its sole discretion.

The Manager has waived Asset Management Fees for 2023, and therefore no fees was charged by the Manager for the period ending December 31, 2023.

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c.

Property Management Fee: Our Manager or its designated Affiliate receives a Property Management Fee of $59.00 per month for each real property Asset held by a Series. The Property Management Fees charged for the period ending December 31, 2023, for 274 Gabbro was $445, charged for 283 Gabbro was $445, and charged for 313 Mica was $445.

d.

Commission as Buyer's Agent: Our Manager or an affiliate of the Manager typically represents the Company during the asset purchase process and could receive a commission as buyer's agent, which is typically between 0% to 3% of the acquisition price, based on the agreement with Seller's listing agent. The commission received as buyer's agent is for providing services such as scheduling viewings, submitting offers, negotiating purchase prices, and managing the closing process. As is standard industry practice, the commission for services as Buyer's Agent is paid by Seller at the time of closing. The commission as buyer's agent was 274 Gabbro $7,299, 283 Gabbro $7,104, and 313 Mica $8,508.

Fair Value Measurements

US GAAP defines fair value as the price that would be received to sell an asset or be paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price) and such principles also establish a fair value hierarchy that prioritizes the inputs used to measure fair value using the following definitions (from highest to lowest priority):

·	Level 1 – Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

·	Level 2 – Observable inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; or other inputs that are observable or can be corroborated by observable market data by correlation or other means.

·	Level 3 – Prices or valuation techniques requiring inputs that are both significant to the fair value measurement and unobservable.

There were no assets or liabilities requiring fair value measurement as of December 31, 2023.

Recent Accounting Pronouncements

The FASB issues ASUs to amend the authoritative literature in ASC. Management believes that those issued to date either (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to us or (iv) are not expected to have a significant impact on our financial statements.

Trend Information

The Company has a limited operating history and no historical operating data for trend analysis. Nonetheless, the Company’s business is subject to general business and economic conditions in the U.S. and worldwide along with local, state, and federal governmental policy decisions. Events including, but not limited to, recession; inflation; downturn or otherwise; government regulations and political policies; travel restrictions; changes in the real estate market; and interest-rate fluctuations could have a material adverse effect on the Company’s financial condition and the results of its operations.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

In accordance with the Operating Agreement and the Series Designations our Manager, Manager for our Series and initial Member of the Company and each Series is Tirios Corporation. Tirios Corporation’s officers, directors and key employees are as follows:

Name	Position	Age	Term of Office (if indefinite, give date appointed)	Full Time/ Part Time
Sachin Latawa	Chief Executive Officer, Chief Financial Officer, Secretary, Director	44	May 2020 - Present	Full Time

Sammie Joseph III	Head of Capital Markets	41	December 2022 - Present	Full Time

Sachin Latawa

Sachin Latawa, sole officer and Director. Sachin has served as sole officer and Director of our Manager since its inception in 2020.

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Prior to Tirios, Sachin served as Chief Financial Officer of Builders Capital, a lending company providing financing for single-family and multi-family construction with over $500 million in Loans under Management. Before joining Builders Capital in late 2018, Sachin served as the Chief Financial Officer of the Real Estate Segment of Icahn Enterprises (NASDAQ: IEP). During his tenure, Sachin oversaw $1.1 billion in AUM and over $1 billion in real estate transactions, including homebuilding operations, residential master plan communities, distressed assets, net lease office properties, resort operations, industrial warehouses, and other asset classes. Sachin served on the Board of Directors for Voltari Corporation (OTC: VLTS) from 2017 to 2019, where he was responsible for providing Voltari Corporation with insights into real estate business operations. Prior to joining Icahn Enterprises in 2015, Sachin served as Vice President M&A at Fortress Investment Group, where his responsibilities included overseeing M&A transactions and the public listing process for various REITs managed by Fortress. Before joining Fortress in 2014, Sachin held multiple positions with PwC Transaction Services, most recently as a Director and led Merger & Acquisitions, IPO, and advisory engagements for various Private Equity clients, including Apollo Global Management. Prior to joining PwC, Sachin held Senior Associate position with Deloitte & Touche and Senior Analyst position with Oracle Corporation.

Sachin is a Harvard University alumnus who has completed Advanced Real Estate Management Program at Harvard University. Sachin had previously completed the Real Estate Management Program from Harvard University and Business Analytics Certificate from Wharton School of Business. Sachin is a Certified Public Accountant in the United States and a Chartered Accountant in India. He holds a Bachelors' Degree in Commerce from Delhi University, India, and an MBA from the Institute of Management Technology, India.

Sammie Joseph III

Sammie Joseph III is an accomplished finance and real estate professional. Sammie previously co-founded Joseph Companies LLC, a real estate investment company focused on multi-family acquisition and development with over $150 million in assets. Sammie's responsibilities as co-founder included managing risk and building and managing an internal management company that oversaw the day-to-day operations.

Sammie's most recent financial role was at the American Bank of Commerce (ABC Bank) from 2016-2020, where he served as the Vice President of Commercial Lending. His responsibilities included originating and managing a $250 million commercial loan portfolio and a $40 million deposit portfolio. Prior to joining ABC Bank, Sammie worked at Independent Financial (NASDAQ: IBTX; 2012-2016), where he was responsible for managing the day-to-day operations and employees for the Central Texas region, which consisted of approximately eight branches, totaling $800 million in commercial loans and $250 million in deposits. He originated $175 million in commercial loans and maintained $35 million in deposits.

Sammie began his finance career as a senior analyst and later Vice President of Commercial Lending at Horizon Bank (2006-2012), where he originated over $150 million in commercial acquisition and development loans and maintained deposit relationships exceeding $25 million. Sammie also began Horizon Bank's SBA division, which is now one of the most profitable divisions of the bank.

Sammie graduated with honors from the University of Texas at Austin with a major in Economics and a minor in Business Foundations. He holds a Master’s in Business Administration from Baylor University’s Hankamer School of Business.

To the best of our knowledge, none of our Manager’s management has, during the past five years:

● been convicted in a criminal proceeding (excluding traffic violations and other minor offences); or

● had any petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing.

COMPENSATION OF MANAGER

As the date of this Offering Circular, the Company has not compensated our Manager or any director or executive officer of Tirios Corporation for their services to Tirios Propco Series LLC. Rather, Tirios Corporation will receive management fees from the Company as below described.

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Fees

Acquisition Fee: Upon the closing of the acquisition of any Series Asset, our Manager shall receive an Acquisition fee between two percent (2%) and eight percent (8%) of the gross purchase price for such Series Asset. For the existing Properties, the following Acquisition fees were charged: 274 Gabbro ($4,866); 283 Gabbro ($4,736); and 313 Mica ($5,672). The Acquisition Fee is charged by the Manager for services such as finding investment and underwriting opportunities, performing due diligence on potential opportunities.

Asset Management Fees: On a quarterly basis beginning on the first quarter end date following the initial closing date of the issuance of Series Interests, the Series will pay our Manager a management fee, payable quarterly in arrears, equal to 0.25% (1% annualized) of Net Asset Value as of the last day of the immediately preceding quarter. “Net Asset Value” at any date means the current market value of a Series’ total Series Assets, less liabilities, determined by our Manager in its sole discretion. We may, but are not obligated to, obtain a third-party valuation of the assets of the Series to determine “Asset Value.” Asset Management Fees include the fees for using the Tirios Platform for Series Offerings as per the Tirios License Agreement with our Manager. Our Manager may waive this fee for any year at its sole discretion.

Property Management Fee: Our Manager or its designated Affiliate will receive a Property Management Fee of $59.00 per month for each real property Asset held by a Series.

Commission as Buyer's Agent: Our Manager or an affiliate of the Manager will represent the Company during the asset purchase process and could receive a commission as buyer's agent, which is typically between 0% to 3% of the acquisition price, based on the agreement with Seller's listing agent. The commission received as buyer's agent is for providing services such as scheduling viewings, submitting offers, negotiating purchase prices, and managing the closing process. As is standard industry practice, the commission for services as Buyer's Agent is paid by Seller at the time of closing. For the existing Properties, the commission as buyer's agent was 274 Gabbro ($7,299), 283 Gabbro ($7,104), and 313 Mica ($8,508).

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table displays the voting securities beneficially owned by (1) any individual director or officer who beneficially owns more than 10% of any class of the Company’s capital stock, (2) all executive officers and directors as a group and (3) any other holder who beneficially owns more than 10% of any class of the Company’s capital stock as of the date of this Offering Circular.

Title of class	Name and address of beneficial owner	Amount and nature of beneficial ownership	Amount and nature of beneficial ownership acquirable	Percent of class (1)	Percent of voting power
Membership Interest	Tirios Corporation(1) 8 The Green A, Dover, DE 19902	100% of Membership Interests of Tirios Propco Series LLC	n/a	100%	100%

1. Tirios Corporation is controlled by Sachin Latawa.

Our Manager will serve as the initial Member for each Series and will purchase 1%-20% of Series Interests through our offering and may purchase more or less as determined in its sole discretion.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Related Party Transactions

Except as described herein (or within the section entitled “Compensation of Directors and Executive Officers” of this report), none of the following parties (each a “Related Party”) has, since inception, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

●	any of our Manager, or its executives, directors, or 10% or more shareholders;

●	any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding interests; or

●	any member of the immediate family (including spouse, parents, children, siblings and in- laws) of any of the above persons.

Pursuant to our Operating Agreement, we have agreed to pay our Manager certain fees as detailed in “Compensation Of Directors And Executive Officers.”

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Our Manager has been issued membership interests in our Company and is the initial Member of Tirios Propco Series LLC – 274 Gabbro, Tirios Propco Series LLC – 283 Gabbro, and Tirios Propco Series LLC – 313 Mica. As a Member, our Manager has executed and is a party to our Operating Agreement.

Conflicts of Interest

The Company is subject to various conflicts of interest arising out of its relationship our Manager and its affiliates.

The sole officer and director of Tirios Corporation has legal obligations with respect to our Manager which may conflict with him acting in our best interests, especially in the even of a conflict between us and our Manager. In such instances, it is expected that his loyalty will be to our Manager and not the Company.

From time to time, our Manager and its affiliates may create new entities that will acquire real estate assets that are in the same asset class or might compete with the assets acquired by the Company. Our Manager will, in its sole discretion, determine which entity will be responsible for acquiring a specific asset and some assets that could be acquired by or benefit the Company may be allocated to another entity owned or controlled by our Manager or its affiliates.

The Company relies on Tirios Corporation professionals and other staff for the day-to-day operation of the Company and the Series. These persons will face conflicts of interest in allocating their time among the Company, Tirios Corporation, other related entities and other business activities in which they are involved. However, the Company believes that Tirios Corporation and its affiliates have sufficient professionals to fully discharge their responsibilities to the Company.

Our Manager’s interests in our revenues and distributions may cause its management to make more risky business decisions than they would otherwise in the absence of such carried interest.

Certain legal, accounting and other advisors, including real estate brokers, of our Company may also serve as representatives or agents of our Manager or its Members or affiliates. As a result, conflicts of interests could arise and in such cases, such representatives or agents may have to withdraw from representation of our Company if such conflicts cannot be resolved.

The Company does not have any formal policies in place to resolve conflicts of interest.

SECURITIES BEING OFFERED

The following descriptions of the Company’s Series Interests, certain provisions of Delaware law, the Series Designation for each Series and our Operating Agreement are summaries and are qualified by reference to Delaware law, the Series Designation of the relevant Series and our Operating Agreement, which are included as Exhibits to the Offering Statement of which this Offering Circular is a part.

Our Manager may amend any of the terms of our Operating Agreement or any Series Designation as it determines in its sole discretion. However, no amendment to our Operating Agreement may be made without the consent of the holders holding a majority of the outstanding Series Interests, that: (i) decreases the percentage of outstanding Series Interests required to take any action under the Agreement; (ii) materially adversely affects the rights of any of the Members holding Series Interests (including adversely affecting the holders of any particular Series Interests as compared to holders of other Series Interests); (iii) modifies Section 11.1(a) of the Operating Agreement or gives any person the right to dissolve the Company; or (iv) modifies the term of the Company.

Our Operating Agreement contains provisions that reduce or eliminate duties (including fiduciary duties) of our Manager. Our Operating Agreement provides that our Manager, in exercising its rights in its capacity as Manager, will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting us or any of our investors and will not be subject to any different standards imposed by our Operating Agreement, the Delaware Limited Liability Company Act, or under any other law, rule, or regulation, or in equity. The Operating Agreement allows our Manager and its affiliates to have other business interests, including those that compete with the Company. This express waiver of duties including those associated with self-dealing or corporate opportunities apply anytime the Manger is exercising rights as a Manager under our Operating Agreement. The only restrictions on the Manager’s actions are those specifically enumerated within the Operating Agreement itself, which contains no restrictions similar to the waived fiduciary duties.

The laws of the State of Delaware permit a Company to eliminate or alter the fiduciary duties of its Manager, or other persons, and replace them with the standards set forth in our Operating Agreement. While there is no uncertainty as to the validity of such waivers under Delaware law, provisions eliminating or altering the fiduciary duties of a Company’s Manager, officers, or its affiliates (“fiduciary covered persons”) are inconsistent with federal securities laws and the SEC’s views on such fiduciary covered persons’ fiduciary duties. Nothing in the Operating Agreement modifying, restricting, or eliminating the duties or liabilities of our Manager, officers, or its affiliates shall apply to, or in any way limit, the duties (including state law fiduciary duties of loyalty and care) or liabilities of such fiduciary covered persons with respect to matters arising under the federal securities laws.

Distributions

Pursuant to our Operating Agreement, and any Series Designation, any Free Cash Flows of each Series will be applied and distributed 100% to the Members of such Series on a pro rata basis (which, for the avoidance of doubt, may include our Manager or its affiliates that hold Series Interests).

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For each Series that has elected to be taxed as a REIT, we will be required to distribute 90% of the Series’ “REIT taxable income” (computed without regard to deduction for dividends paid and our net capital gains); plus 90% of the Series’ net income (after tax), if any, from foreclosure property (as described below); minus the sum of specified items of non-cash income that exceeds a percentage of the Series income.

“Free Cash Flows” means any available cash for distribution generated from the net income received by a Series, as determined by our Manager to be in the nature of income as defined by U.S. GAAP, plus (i) any change in the net working capital (as shown on the balance sheet of such Series); (ii) any amortization of the relevant Underlying Asset (as shown on the income statement of such Series); (iii) any depreciation of the relevant Underlying Asset (as shown on the income statement of such Series); and (iv) any other non-cash Operating Expenses, less (a) any capital expenditure related to the Underlying Asset (as shown on the cash flow statement of such Series); (b) any other liabilities or obligations of the Series, including interest payments on debt obligations and tax liabilities and fees to Tirios Corporation and its affiliates, in each case to the extent not already paid or provided for; (c) upon the termination and winding up of a Series or the Company, all costs and expenses incidental to such termination and winding up as allocated to the relevant Series in accordance with the terms of the Operating Agreement, and (d) reserves in such amount as determined by our Manager.

General Restrictions on Transfer

All Series Interests will be issued in electronic form only and will not be listed or quoted on any national securities exchange. We expect that after a Series’ Offering has concluded, the Tirios Secondary Platform will be a venue available for the potential resale of such Series’ Interests through the Broker Dealer, as a broker dealer member of the Tirios Secondary Platform; provided, however, such resale of a Series’ Interests will be subject to federal and state securities laws and the restrictions in the Operating Agreement, and there can be no assurance that an active market for any Series Interests will develop on the Tirios Secondary Platform, that the Tirios Secondary Platform will be available to allow resales of Series Interests to residents of all states, or that the Tirios Secondary Platform will be available at all. For these reasons, investors must be prepared to hold their Series Interests indefinitely.

The Tirios Secondary Platform is only available on the Tirios Platform and prospective Subscribers must create an account before being permitted to access the Tirios Secondary Platform.

No Transfer of any Series Interest, whether voluntary or involuntary, will be valid or effective, and no transferee will become a substituted Member, unless the written consent of our Manager has been obtained, which consent may be withheld in its sole and absolute discretion. Furthermore, no transfer of any Series Interests, whether voluntary or involuntary, will be valid or effective unless our Manager determines, after consultation with legal counsel acting for the Company that such transfer will not, unless waived by our Manager:

● result in the transferee directly or indirectly owning in excess of 19.9% of the aggregate outstanding Series Interests or 9.8% for REIT Series;

● result in there being 2,000 or more beneficial owners (as such term is used under the Exchange Act) or 500 or more beneficial owners that are not accredited investors (as defined under the Securities Act) of any Series, as specified in Section 12(g)(1)(A) (ii) of the Exchange Act, unless the Series Interests have been registered under the Exchange Act or the Company is otherwise an Exchange Act reporting company;

● cause all or any portion of the assets of the Company or any Series to constitute plan assets for purposes of the Employee Retirement Income Security Act of 1974;

● adversely affect the Company or such Series, or subject the Company, the Series, our Manager or any of their respective affiliates to any additional regulatory or governmental requirements or subject the Company, any Series, our Manager or any of their respective affiliates to any tax to which it would not otherwise be subject;

● adversely affect the Company, increase taxes, or disqualify the Company as an LLC;

•	Violate the rules applicable to REITS, for any Series taxed as a REIT;

•	require registration of the Company, any Series or any Series Interests under any securities laws of the United States of America, any state thereof or any other jurisdiction; or

● violate or be inconsistent with any representation or warranty made by the transferring Member.

The foregoing are the only factors the Manager will consider when determining whether or not to permit a transfer of Series interests.

Security Interests in secondary trading pursuant can be transferred according to the terms of the Company’s operating agreement and are subject to Manager’s written consent. Prior to giving such consent, the Manager will consult with legal counsel to ensure that the purported transfer does not: exceed applicable thresholds applicable to REITS or beneficial ownership thresholds under the Exchange Act or the Securities Act; convert Company assets into an ERISA plan; adversely affect the Company, increase taxes, or disqualify the Company as an LLC; subject the Company, Series, or any Series Interests to securities registration in any jurisdiction; or violate any representation or warranty made by the owner of the Series Interest. For more information on the transfer process, please see Section 4.2 of the operating agreement contained in Exhibit 2.2.

Additionally, unless and until the Series Interests of our company are listed or quoted for trading, there are restrictions on the holder’s ability to pledge the Series Interests. There can be no assurance that we will, or will be able to, register the interests for resale and there can be no guarantee that a liquid market for the interests will develop. Therefore, investors may be required to hold their interests indefinitely. Please refer to our Operating Agreement and the subscription agreement for additional information regarding these restrictions. To the extent certificated, the interests issued in each offering will bear a legend setting forth these restrictions on transfer and any legends required by federal and state securities laws.

Our Manager or its affiliates will acquire interests in each Series for their own accounts and may, from time to time and only in accordance with applicable securities laws (which may include filing an amendment to this Offering Circular), transfer these interests, either directly or through brokers or otherwise.

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Further Restrictions of Transfers related to REIT Series

The following provisions apply only to Series that have elected to be treated as a REIT.

In order for any of our Series to qualify as a REIT under the Internal Revenue Code, Series Interests of each such Series must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be taxed as a REIT has been made) or during a proportionate part of a shorter taxable year. Also, under Section 856(h) of the Internal Revenue Code, a REIT cannot be “closely held.” In this regard, not more than 50% of the value of a Series Interest may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made). See the section entitled “U.S. Federal Income Tax Considerations” in this Offering Circular for further discussion on this topic.

The relevant sections of our Operating Agreement provide that, after the completion of an offering of a Series and subject to the exceptions described below, no person or entity may own, or be deemed to own, by virtue of the applicable constructive ownership provisions of the Internal Revenue Code, more than 9.8% (in value or number of interests, whichever is more restrictive) of the aggregate of our outstanding interests or total capital stock or more than 9.8% (in value or number of interests, whichever is more restrictive) of a Series’ Interests when such Series is to be taxed as a REIT; we refer to these limitations as the “ownership limits.”

The constructive ownership rules under the Internal Revenue Code are complex and may cause interests actually or constructively by a group of related individuals or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% in value of the aggregate of our outstanding Series Interests or total capital stock of a Series and 9.8% (in value or in number of interests, whichever is more restrictive) of any series (or the acquisition of an interest in an entity that owns, actually or constructively, stock by an individual or entity) could, nevertheless, cause that individual or entity, or another individual or entity, to violate the ownership limits.

Our Manager may, upon receipt of certain representations, undertakings and agreements and in its sole discretion, exempt (prospectively or retroactively) any person from the ownership limits and establish a different limit, or excepted holder limit, for a particular person if the person’s ownership in excess of the ownership limits will not then or in the future result in us failing the “closely held” test under Section 856(h) of the Internal Revenue Code (without regard to whether the person’s interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT. In order to be considered by our manager for exemption, a person also must not own, actually or constructively, an interest in one of our tenants (or a tenant of any entity which we own or control) that would cause us to own, actually or constructively, more than a 9.9% interest in the tenant unless the revenue derived by us from such tenant is sufficiently small that, in the opinion of our manager, rent from such tenant would not adversely affect our ability to qualify as a REIT. The person seeking an exemption must provide such representations and undertakings to the satisfaction of our manager that it will not violate these two restrictions. The person also must agree that any violation or attempted violation of these restrictions will result in the automatic transfer to a trust of the interests causing the violation. As a condition of granting an exemption or creating an excepted holder limit, our manager may, but is not be required to, obtain an opinion of counsel or private ruling from the Service satisfactory to our manager with respect to our qualification as a REIT and may impose such other conditions or restrictions as it deems appropriate.

In connection with granting an exemption from the ownership limits or establishing an excepted holder limit or at any other time, our manager may increase or decrease the ownership limits. Any decrease in the ownership limits will not be effective for any person whose percentage ownership of a Series Interest is in excess of such decreased limits until such person’s percentage ownership of the series interests equals or falls below such decreased limits (other than a decrease as a result of a retroactive change in existing law, which will be effective immediately), but any further acquisition of the series’ interests in excess of such percentage ownership will be in violation of the applicable limits. Our manager may not increase or decrease the ownership limits if, after giving effect to such increase or decrease, five or fewer persons could beneficially own or constructively own in the aggregate more than 49.9% in value of the interests of a series then outstanding. Prior to any modification of the ownership limits, our manager may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure our qualification as a REIT.

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Our Operating Agreement further prohibits:

●

any person from beneficially or constructively owning, applying certain attribution rules of the Internal Revenue Code, stock that would result in us failing the “closely held” test under Section 856(h) of the Internal Revenue Code (without regard to whether the investor’s interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT; and

●

any person from transferring a series interests if such transfer would result in a series interests being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution).

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of a Series’ Interests that will or may violate the ownership limits or any of the other foregoing restrictions on ownership and transfer of a Series Interest will be required to immediately give written notice to us or, in the case of a proposed or attempted transaction, give at least 15 days’ prior written notice to us, and provide us with such other information as we may request in order to determine the effect of such transfer on our qualification as a REIT. The ownership limits and the other restrictions on ownership and transfer of a Series Interest will not apply if our manager determines that it is no longer in our best interests to continue to qualify as a REIT or that compliance with the restrictions on ownership and transfer of our Series Interests is no longer required in order for us to qualify as a REIT.

If any transfer of Series Interests would result in the Series Interests being beneficially owned by fewer than 100 persons, such transfer will be void from the time of such purported transfer and the intended transferee will acquire no rights in such Series Interests. In addition, if any purported transfer of a Series Interest or any other event would otherwise result in any person violating the ownership limits or such other limit established by our board of directors, our board of directors may take such action as it deems advisable to refuse to give effect to or to prevent such transfer, including, but not limited to, causing us to redeem interests, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

Every owner of more than 5% (or such lower percentage as required by the Internal Revenue Code or the regulations promulgated thereunder) of the outstanding interests of a series, will be required to give written notice to us within 30 days after the end of each taxable year stating the name and address of such owner, the number of interests that the person beneficially owns and a description of the manner in which such interests are held. Each such owner will be required to provide to us such additional information as we may request in order to determine the effect, if any, of such beneficial ownership on our qualification as a REIT and to ensure compliance with the ownership limits. In addition, each will, upon demand, be required to provide to us such information as we may request, in good faith, in order to determine our qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

These restrictions on ownership and transfer of our Series Interests could delay, defer or prevent a transaction or a change in control that might involve a premium price for our Series Interests or otherwise be in the best interest of our investors.

Redemption

There are no redemption rights for Series Interests although our Manager has the authority to establish a redemption program in the future.

Voting Rights

No annual meeting of Members is required. Investors have limited voting rights, and substantial powers are delegated to our Manager. When applicable, a holder of a Series Interest, is entitled to one vote per Series Interest on any and all matters submitted for the consent or approval of Members generally. No separate vote or consent of the holders of Series Interests of a specific Series shall be required for the approval of any matter, except for matters specified in the Series Designation of such Series.

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For each existing Series, the affirmative vote of the holders of not less than a majority of the Series Interests of the Series then outstanding shall be required for: (a) any amendment to the Operating Agreement (including the Series Designation) that would adversely change the rights of such Series Interests; (b) mergers, consolidations or conversions of such Series; and (c) all such other matters as our Manager, in its sole discretion, determines shall require the approval of the holders of the outstanding Series Interests of such Series voting as a separate class.

The affirmative vote of at least two thirds of the total votes that may be cast by all outstanding Series Interests, voting together as a class, may elect to remove our Manager at any time if our Manager is found by a non-appealable judgment of a court of competent jurisdiction to have committed fraud in connection with a Series or the Company and which has a material adverse effect on the Company. If our Manager is so removed, the Members, by a plurality vote, may appoint a replacement managing Member or approve the liquidation and termination of the Company and each Series in accordance with the provisions of Article XI of the Operating Agreement. In the event of the resignation of our Manager, our Manager shall nominate a successor Manager and the vote of a majority of the outstanding Series Interests shall be required to elect such successor Manager. Our Manager shall continue to serve as our Manager of the Company until such date as a successor Manager is so elected.

Reports to Members

Our Manager must keep appropriate books and records with respect to the business of the Company and each Series business. The books of the Company shall be maintained, for tax and financial reporting purposes, on an accrual basis in accordance with U.S. GAAP, unless otherwise required by applicable law or other regulatory disclosure requirement. For financial reporting purposes and tax purposes, the fiscal year and the tax year are the calendar year, unless otherwise determined by our Manager in accordance with the Internal Revenue Code.

The Company will be required to make annual and semi-annual filings with the SEC. The Company will make annual filings on Form 1- K, and will include audited financial statements for the previous fiscal year. The Company will make semi-annual filings on Form 1-SA, which will include unaudited financial statements for the six months to June 30. The Company will also file a Form 1-U to announce important events such as the loss of a senior officer, a change in auditors, or certain types of capital-raising. The Company will be required to keep making these reports unless it files a Form 1-Z to exit the reporting system, which it will only be able to do if it has less than 300 unitholders of record and have filed at least one Form 1-K.

Under the Securities Act, the Company must update this Offering Circular upon the occurrence of certain events, such as asset acquisitions. At least every 12 months, the Company will file a post-qualification amendment to the Offering Statement of which this Offering Circular forms a part, to include the Company’s recent financial statements and updated disclosures. The Company may supplement the information in this Offering Circular by filing a Supplement with the SEC.

All these filings will be available on the SEC’s EDGAR filing system and the Tirios Platform: at www.tirios.ai and iOS and Android Apps. You should read all the available information before investing.

Other Rights

Holders of Series Interests shall have no conversion, exchange, sinking fund, appraisal rights, no preemptive rights to subscribe for any securities of the Company and no preferential rights to distributions of Series Interests.

Forum Selection Provisions

The Company’s Operating Agreement includes a forum selection provision that requires any suit, action, or proceeding seeking to enforce any provision of or based on any matter arising out of or in connection with the Operating Agreement or the transactions contemplated thereby, excluding matters arising under the federal securities laws, be brought in state or federal court of competent jurisdiction located within the State of Delaware.

This forum selection provision may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims.

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U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR REIT SERIES

The following is a summary of certain U.S. federal income tax considerations relating only to each of the Series that have elected to be taxed as REITS. Investors should consult with their tax professional to determine the effects of the tax treatment of Series Interests with respect to their individual situation. For purposes of this section, references to “we,” “us” or “our” means each of the applicable Series, individually, except as otherwise indicated.

This summary is based upon the Internal Revenue Code, the regulations promulgated by the U.S. Treasury Department, current administrative interpretations and practices of the IRS (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax considerations described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this summary. The summary is also based upon the assumption that the operation of the Series, and of any subsidiaries and other lower-tier affiliated entities, will be in accordance with its applicable organizational documents and as described in this Offering Circular. This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular in light of its investment or tax circumstances or to investors subject to special tax rules, such as:

●	U.S. expatriates;

●	persons who mark-to-market our Series Interests;

●	subchapter S corporations;

●	U.S. investors who are U.S. persons (as defined below) whose functional currency is not the U.S. dollar;

●	financial institutions;

●	insurance companies;

●	broker-dealers;

●	REITs;

●	regulated investment companies;

●	trusts and estates;

●	holders who receive our Series Interests through the exercise of employee stock options or otherwise as compensation;

●	persons holding our Series Interests as part of a “straddle,” “hedge,” “short sale,” “conversion transaction,” “synthetic security” or other integrated investment;

●	non-corporate taxpayers subject to the alternative minimum tax provisions of the Internal Revenue Code;

●	persons holding our Series Interests through a partnership or similar pass-through entity;

●	persons holding a 10% or more (by vote or value) beneficial interest in the Series;

●	tax exempt organizations, except to the extent discussed below in “—Treatment of Tax Exempt U.S. investors;” and

●	non-U.S. persons (as defined below), except to the extent discussed below in “—U.S. Taxation of Non-U.S. investors.”

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Except to a limited extent noted below, this summary does not address state, local or non-U.S. tax considerations. This summary assumes that investors will hold our Series Interests as capital assets, within the meaning of Section 1221 of the Internal Revenue Code, which generally means as property held for investment.

For the purposes of this summary, a U.S. person is a beneficial owner of our Series Interests who for U.S. federal income tax purposes is:

●	a citizen or resident of the United States;

●

a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of a political subdivision thereof (including the District of Columbia);

●	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

●

any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

For the purposes of this summary, a U.S. investor is a beneficial owner of our Series Interests who is a U.S. person. A tax exempt organization is a U.S. person who is exempt from U.S. federal income tax under Section 401(a) or 501(a) of the Internal Revenue Code. For the purposes of this summary, a non-U.S. person is a beneficial owner of our Series Interests who is a nonresident alien individual or a non-U.S. corporation for U.S. federal income tax purposes, and a non-U.S. investor is a beneficial owner of our Series Interests who is a non-U.S. person. The term “corporation” includes any entity treated as a corporation for U.S. federal income tax purposes, and the term “partnership” includes any entity treated as a partnership for U.S. federal income tax purposes.

The information in this section is based on the current Code, current, temporary and proposed Treasury Regulations, the legislative history of the Internal Revenue Code, current administrative interpretations and practices of the IRS, including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS except in the case of the taxpayer to whom a private letter ruling is addressed, and existing court decisions. Future legislation, regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law, possibly with retroactive effect. Any change could apply retroactively. We have not obtained any rulings from the IRS concerning the tax treatment of the matters discussed below. Thus, it is possible that the IRS could challenge the statements in this discussion that do not bind the IRS or the courts and that a court could agree with the IRS.

THE U.S. FEDERAL INCOME TAX TREATMENT OF HOLDERS OF OUR INTERESTS DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE TAX CONSEQUENCES OF HOLDING OUR INTERESTS TO ANY PARTICULAR INVESTOR WILL DEPEND ON THE INVESTOR’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF OUR INTERESTS.

Taxation of Our Company

We intend to elect to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code, commencing with the taxable year ending December 31, 2021. A REIT generally is not subject to U.S. federal income tax on the income that it distributes to its investors if it meets the applicable REIT distribution and other requirements for qualification. We believe that we will be organized, owned and operated in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and that our proposed ownership, organization and method of operation will enable us to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code. However, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations (including with respect to matters that we may not control or for which it is not possible to obtain all the relevant facts) and the possibility of future changes in our circumstances or applicable law, no assurance can be given by us that we will so qualify for any particular year or that the IRS will not challenge our conclusions with respect to our satisfaction of the REIT requirements.

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Qualification and taxation as a REIT depends on our ability to meet, on a continuing basis, through actual results of operations, distribution levels, diversity of share ownership and various qualification requirements imposed upon REITs by the Internal Revenue Code, discussed below. In addition, our ability to qualify as a REIT may depend in part upon the operating results, organizational structure and entity classification for U.S. federal income tax purposes of certain entities in which we invest, which we may not control. Our ability to qualify as a REIT also requires that we satisfy certain asset and income tests, some of which depend upon the fair market values of assets directly or indirectly owned by us. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy the requirements for qualification and taxation as a REIT.

Taxation of REITs in General

Provided that we qualify as a REIT, we will generally be entitled to a deduction for dividends that we pay and, therefore, will not be subject to U.S. federal corporate income tax on our net taxable income that is currently distributed to our investors. This treatment substantially eliminates the “double taxation” at the corporate and levels that results generally from investment in a corporation. Rather, income generated by a REIT is generally taxed only at the level, upon a distribution of dividends by the REIT.

Even if we qualify for taxation as a REIT, we will be subject to U.S. federal income taxation as follows:

●	We will be subject to regular U.S. federal corporate tax on any undistributed income, including capital gain and undistributed cashless income such as accrued but unpaid interest.

●

If we have net income from “prohibited transactions,” which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “—Prohibited Transactions” and “— Foreclosure property” below.

●

If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or from certain leasehold terminations as “foreclosure property,” we may thereby avoid (1) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction) and (2) treating any income from such property as non-qualifying for purposes of the REIT gross income tests discussed below, provided however, that the gain from the sale of the property or net income from the operation of the property that would not otherwise qualify for the 75% income test but for the foreclosure property election will be subject to U.S. federal corporate income tax at the highest applicable rate (currently 21%).

●

If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on an amount equal to (1) the greater of (A) the amount by which we fail the 75% gross income test or (B) the amount by which we fail the 95% gross income test, as the case may be, multiplied by (2) a fraction intended to reflect profitability.

●

If we fail to satisfy any of the REIT asset tests, as described below, other than a failure of the 5% or 10% REIT asset tests that do not exceed a statutory de minimis amount as described more fully below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate of the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset tests.

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If we fail to satisfy any provision of the Internal Revenue Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

●

If we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year and (3) any undistributed taxable income from prior periods (or the required distribution), we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (A) the amounts actually distributed (taking into account excess distributions from prior years), plus (B) retained amounts on which income tax is paid at the corporate level.

●

We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our investors, as described below in “—Requirements for Qualification as a REIT.”

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A 100% excise tax may be imposed on some items of income and expense that are directly or constructively paid between us and any taxable REIT subsidiary, or TRS, and any other TRSs we may own if and to the extent that the IRS successfully adjusts the reported amounts of these items because the reported amounts were not consistent with arm’s length amounts.

●

If we acquire appreciated assets from a corporation that is not a REIT in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the non-REIT corporation, we may be subject to tax on such appreciation at the highest U.S. federal corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the 5-year period following their acquisition from the non-REIT corporation.

●

We may elect to retain and pay U.S. federal income tax on our net long-term capital gain. In that case, an investor would include its proportionate share of our undistributed long-term capital gain in its income (to the extent we make a timely designation of such gain to the), would be deemed to have paid the tax that it paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the investor’s basis in their ownership of our Series Interests.

●

We may own subsidiaries that will elect to be treated as TRSs and we may hold equity interests in our borrowers or other investments through such TRSs, the earnings of which will be subject to U.S. federal corporate income tax.

No assurance can be given that the amount of any such U.S. federal income or excise taxes will not be substantial. In addition, we may be subject to a variety of taxes other than U.S. federal income tax, including state, local, and non-U.S. income, franchise property and other taxes. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification as a REIT

We intend to elect to be taxable as a REIT for U.S. federal income tax purposes for our taxable year ending December 31 and for all subsequent taxable years. In order to have so qualified, we must meet and continue to meet the requirements discussed below (or as in effect for prior years), relating to our organization, ownership, sources of income, nature of assets and distributions of income to investors.

The Internal Revenue Code defines a REIT as a corporation, trust or association:

(1) that is managed by one or more trustees or directors;

(2) the beneficial ownership of which is evidenced by transferable interests or by transferable certificates of beneficial interest;

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(3) that would be taxable as a domestic corporation but for its election to be subject to tax as a REIT under Sections 856 through 860 of the Internal Revenue Code;

(4) that is neither a financial institution nor an insurance company subject to specific provisions of the Internal Revenue Code;

(5) commencing with its second REIT taxable year, the beneficial ownership of which is held by 100 or more persons during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months;

(6) in which, commencing with its second REIT taxable year, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” as defined in the Internal Revenue Code to include specified entities (the “5/50 Test”);

(7) that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;

(8) that has no earnings and profits from any non-REIT taxable year at the close of any taxable year;

(9) that uses the calendar year for U.S. federal income tax purposes, and complies with the record-keeping requirements of the Internal Revenue Code and the regulations promulgated thereunder; and

(10) that meets other tests described below, including with respect to the nature of its income and assets and the amount of its distributions.

For purposes of condition (1), “directors” generally means persons treated as “directors” for purposes of the Investment Company Act, which we believe includes the manager. Our interests are generally freely transferable, and we believe that the restrictions on ownership and transfers of our Series Interests do not prevent us from satisfying condition (2). We believe that the interests sold in our Series offerings will allow us to timely comply with condition (6). However, depending on the number of investors who subscribe for interests in a Series offering and the timing of subscriptions, we may need to conduct an additional offering of a Series’ interests to timely comply with (5). For purposes of determining stock ownership under condition (6) above, a certain stock bonus, pension, or profit sharing plan, a supplemental unemployment compensation benefits plan, a private foundation and a portion of a trust permanently set aside or used exclusively for charitable purposes generally are each considered an individual. A trust that is a qualified trust under Code Section 401(a) generally is not considered an individual, and beneficiaries of a qualified trust generally are treated as holding interests of a REIT in proportion to their actuarial interests in the trust for purposes of condition (6) above.

To monitor compliance with our ownership requirements, we are generally required to maintain records regarding the actual ownership of our Series Interests. Provided we comply with these recordkeeping requirements and that we would not otherwise have reason to believe we fail the 5/50 Test after exercising reasonable diligence, we will be deemed to have satisfied the 5/50 Test. In addition, the operating agreement provides restrictions regarding the ownership and transfer of our Series Interests, which are intended to assist us in satisfying the ownership requirements described above.

For purposes of condition (9) above, we will use a calendar year for U.S. federal income tax purposes, and we intend to comply with the applicable recordkeeping requirements.

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Effect of Subsidiary Entities

Ownership of Partnership interests

In the case of a REIT that is a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, the REIT is deemed to own its proportionate share of the partnership’s assets and to earn its proportionate share of the partnership’s gross income based on its pro rata share of capital interests in the partnership for purposes of the asset and gross income tests applicable to REITs, as described below. However, solely for purposes of the 10% value test, described below, the determination of a REIT’s interest in partnership assets will be based on the REIT’s proportionate interest in any securities issued by the partnership, excluding for these purposes, certain excluded securities as described in the Internal Revenue Code. For purposes of determining the amount of the REIT’s taxable income that must be distributed, or is subject to tax, the REIT’s share of partnership income is determined under the partnership tax provisions of the Internal Revenue Code and will reflect any special allocations of income or loss that are not in proportion to capital interests. Income earned through partnerships retains its character for U.S. federal income tax purposes when allocated among its partners. We intend to obtain covenants from any partnerships in which we invest but do not control to operate in compliance with the REIT requirements, but we may not control any particular partnership into which we invest, and thus no assurance can be given that any such partnerships will not operate in a manner that causes us to fail an income or asset test requirement. In general, partnerships are not subject to U.S. federal income tax. However, if a partnership in which we invest is audited, it may be required to pay the hypothetical increase in partner level taxes (including interest and penalties) resulting from an adjustment of partnership tax items on the audit, unless the partnership elects an alternative method under which the taxes resulting from the adjustment (and interest and penalties) are assessed at the partner level. It is possible that partnerships in which we directly and indirectly invest may be subject to U.S. federal income tax, interest and penalties in the event of a U.S. federal income tax audit.

Disregarded Subsidiaries

If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is disregarded for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs, as summarized below. A qualified REIT subsidiary is any corporation, other than a TRS, that is wholly owned by a REIT, by other disregarded subsidiaries of a REIT or by a combination of the two. Single member limited liability companies or other domestic unincorporated entities that are wholly owned by a REIT are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT gross income and asset tests unless they elect TRS status. Disregarded subsidiaries, along with partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary ceases to be wholly owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “—Asset Tests” and “—Gross Income Tests.”

Taxable REIT Subsidiaries

A REIT, in general, may jointly elect with a subsidiary corporation, whether or not wholly owned, to treat the subsidiary corporation as a TRS. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, such an entity would generally be subject to U.S. federal income tax on its taxable income, which may reduce the cash flow generated by us and our subsidiaries in the aggregate and our ability to make distributions to our investors.

A REIT is not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes dividend income when it receives distributions of earnings from the subsidiary. This treatment can affect the gross income and asset test calculations that apply to the REIT, as described below. Because a parent REIT does not include the assets and income of its TRSs in determining the parent REIT’s compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude the parent REIT from doing directly or through pass-through subsidiaries. If dividends are paid to us by one or more domestic TRSs we may own, then a portion of the dividends that we distribute to investors who are taxed at individual rates generally will be eligible for taxation at preferential qualified dividend income tax rates rather than at ordinary income rates. See “—Taxation of Taxable U.S. investors” and “—Annual Distribution Requirements.”

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We may hold any equity interests we receive in our borrowers or certain other investments through one or more TRSs. While we intend to manage the size of our TRSs and dividends from our TRSs in a manner that permits us to qualify as a REIT, it is possible that the equity investments appreciate to the point where our TRSs exceed the thresholds mandated by the REIT rules. In such cases, we could lose our REIT status if we are unable to satisfy certain exceptions for failing to satisfy the REIT income and asset tests. In any event, any earnings attributable to equity interests held in TRSs or origination activity conducted by TRSs will be subject to U.S. federal corporate income tax.

To the extent we hold an interest in a non-U.S. TRS, potentially including a collateralized debt obligation (“CDO”) investment, we may be required to include our portion of its earnings in our income irrespective of whether or not such non-U.S. TRS has made any distributions. Any such income will not be qualifying income for purposes of the 75% gross income test and may not be qualifying income for purposes of the 95% gross income test.

Certain Equity Investments and Kickers

We expect to hold certain equity investments (with rights to receive preferred economic returns) in entities treated as partnerships for U.S. federal income tax purposes and may hold “kickers” in entities treated as partnerships for U.S. federal income tax purposes (and may hold such a kicker outside of a TRS). When we hold investments treated as equity in partnerships, as discussed above, for purposes of the REIT income and asset tests we are required to include our proportionate share of the assets and income of the partnership, based on our share of partnership capital, as if we owned such share of the issuer’s assets directly. As a result, any nonqualifying income generated, or nonqualifying assets held, by the partnerships in which we hold such equity could jeopardize our compliance with the REIT income and asset tests. We intend to obtain covenants from our equity issuers (including a kicker issuer if the kicker is held outside of a TRS) to operate in compliance with the REIT requirements, but we generally will not control such issuers, and thus no assurance can be given that any such issuers will not operate in a manner that causes us to fail an income or asset test requirement. Moreover, at least one IRS internal memorandum would treat the preferred return on certain equity investments as interest income for purposes of the REIT income tests, which treatment would cause such amounts to be nonqualifying income for purposes of the 75% gross income test. Although we do not believe that interest income treatment is appropriate, and that analysis was not followed in subsequent IRS private letter rulings, the IRS could re-assert that position. In addition, if the underlying property is dealer property and our equity investment (with rights to receive preferred economic returns) is treated as equity for U.S. federal income tax purposes, our gains from the sale of the property would be subject to 100% tax.

In some, or many, cases, the proper characterization of certain equity investments (with rights to receive preferred economic returns) as unsecured indebtedness or as equity for U.S. federal income tax purposes may be unclear. Characterization of such an equity investment as unsecured debt for U.S. federal income tax purposes would subject the investment to the various asset test limitations on investments in unsecured debt, and our preferred return would be treated as non-qualifying income for purposes of the 75% gross income test (but we would not have to include our share of the underlying assets and income of the issuer in our tests). Thus, if the IRS successfully challenged our characterization of an investment as equity for U.S. federal income tax purposes, or successfully treated a preferred return as interest income, we could fail an income or asset test. In that event, we could face substantial penalty taxes to cure the resulting violations, as described in “—Failure to Qualify” below, or, if we were deemed to have acted unreasonably in making the investment, lose our REIT status. Conversely, we also could fail an applicable income or asset test if we have treated a preferred equity investment as indebtedness for U.S. federal income tax purposes and the IRS successfully characterizes the investment as equity for U.S. federal income tax purposes.

Gross Income Tests

In order to maintain our qualification as a REIT, we annually must satisfy two gross income tests. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions” and certain hedging and foreign currency transactions, must be derived from investments relating to real property or mortgages on real property, including “rents from real property,” dividends received from and gains from the disposition of other interests of REITs, interest income derived from mortgage loans secured by real property or by interests in real property, and gains from the sale of real estate assets, including personal property treated as real estate assets, as discussed below (but not including certain debt instruments of publicly-offered REITs that are not secured by mortgages on real property or interests in real property), as well as income from certain kinds of temporary investments. interest and gain on debt instruments issued by publicly offered REITs that are not secured by mortgages on real property or interests in real property are not qualifying income for purposes of the 75% income test. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging and foreign currency transactions, must be derived from some combination of income that qualifies under the 75% income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property.

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Hedging Transactions

We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, options, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury Regulations, any income from a hedging transaction, including gain from the sale or disposition of such a transaction, will not constitute gross income for purposes of the 75% or 95% gross income test if (i) we enter into the hedging transaction in the normal course of business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, and the hedge is clearly identified as specified in Treasury regulations before the close of the day on which it was acquired, originated, or entered into, (ii) we enter into the hedging transaction primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income tests and the hedge is clearly identified as such before the close of the day on which it was acquired, originated, or entered into, or (iii) we enter into the hedging transaction that hedges against transactions described in clause (i) or (ii) and is entered into in connection with the extinguishment of debt or sale of property that are being hedged against by the transactions described in clauses (i) or (ii) and the hedge complies with certain identification requirements. To the extent that we enter into other types of hedging transactions, including hedges of interest rates on debt we acquire as assets, or do not make proper tax identifications, as applicable, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize its qualification as a REIT. No assurances can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the gross income tests and that such income will not adversely affect our ability to satisfy the REIT qualification requirements.

Rents from Real Property

We expect to acquire interests in real property and may acquire other interests in real property (including equity participations). However, to the extent that we own real property or interests therein, rents we receive qualify as “rents from real property” in satisfying the gross income tests described above, only if several conditions are met, including the following. If rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under any particular lease (determined based on the fair market values as of the beginning and end of the taxable year), then all of the rent attributable to such personal property will not qualify as rents from real property. The determination of whether an item of personal property constitutes real or personal property under the REIT provisions of the Internal Revenue Code is subject to both legal and factual considerations and therefore can be subject to different interpretations.

In addition, in order for rents received by us to qualify as “rents from real property,” the rent must not be based in whole or in part on the income or profits derived by any person from such real property. However, an amount will not be excluded from rents from real property solely by reason of being based on a fixed percentage or percentages of sales or if it is based on the net income of a tenant which derives substantially all of its income with respect to such property from subleasing of substantially all of such property, to the extent that the rents paid by the subtenants would qualify as rents from real property, if earned directly by us. Moreover, for rents received to qualify as “rents from real property,” we generally must not furnish or render certain services to the tenants of such property, other than through an “independent contractor” who is adequately compensated and from which we derive no income or through a TRS. We are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide non-customary services to tenants of our properties without disqualifying all of the rent from the property if the payment for such services or, if greater, 150% of our cost of providing such services, does not exceed 1% of the total gross income from the property. In such a case, only the amounts for non-customary services are not treated as rents from real property and the provision of the services does not disqualify the related rent.

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Rental income will qualify as rents from real property only to the extent that we do not directly or constructively own, (1) in the case of any tenant which is a corporation, stock possessing 10% or more of the total combined voting power of all classes of stock entitled to vote, or 10% or more of the total value of interests of all classes of stock of such tenant, or (2) in the case of any tenant which is not a corporation, an interest of 10% or more in the assets or net profits of such tenant.

Failure to Satisfy the Gross Income Tests

We intend to monitor our sources of income, including any non-qualifying income received by us, and manage our assets so as to ensure our compliance with the gross income tests. We cannot assure you, however, that we will be able to satisfy the gross income tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for the year if we are entitled to relief under applicable provisions of the Internal Revenue Code. These relief provisions will generally be available if our failure to meet these tests was due to reasonable cause and not due to willful neglect and, following the identification of such failure, we set forth a description of each item of our gross income that satisfies the gross income tests in a schedule for the taxable year filed in accordance with the Treasury Regulations. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will not qualify as a REIT. As discussed above under “—Taxation of REITs in General,” even where these relief provisions apply, a tax would be imposed upon the profit attributable to the amount by which we fail to satisfy the particular gross income test.

Asset Tests

At the close of each quarter of our taxable year, we must also satisfy five tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, and U.S. Government securities. For this purpose, real estate assets include loans secured by mortgages on real property or on interests in real property to the extent described below, certain mezzanine loans and mortgage backed securities as described below, interests in real property (such as land, buildings, leasehold interests in real property and personal property leased with real property if the rents attributable to the personal property would be rents from real property under the income tests discussed above), interests in other qualifying REITs and stock or debt instruments held for less than one year purchased with the proceeds from an offering of stock or certain debt. Second, not more than 25% of our assets may be represented by securities other than those in the 75% asset test. Third, of the assets that do not qualify for purposes of the 75% test and that are not securities of our TRSs: (i) the value of any one issuer’s securities owned by us may not exceed 5% of the value of our gross assets, and (ii) we generally may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. Fourth, the aggregate value of all securities of TRSs held by us may not exceed 20% of the value of our gross assets. Fifth, not more than 25% of the value of our gross assets may be represented by debt instruments of publicly offered REITs that are not secured by mortgages on real property or interests in real property.

Securities for purposes of the asset tests may include debt securities that are not fully secured by a mortgage on real property (or treated as such). However, the 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Internal Revenue Code, including any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, (1) a REIT’s interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test; (2) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% REIT gross income test; and (3) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership.

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Failure to Satisfy Asset Tests

After initially meeting the asset tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy the asset tests because we acquire assets during a quarter, we can cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. If we fail the 5% asset test, or the 10% vote or value asset tests at the end of any quarter and such failure is not cured within 30 days thereafter, we may dispose of sufficient assets (generally within six months after the last day of the quarter in which the identification of the failure to satisfy these asset tests occurred) to cure such a violation that does not exceed the lesser of 1% of our assets at the end of the relevant quarter or $10,000,000. If we fail any of the other asset tests or our failure of the 5% and 10% asset tests is in excess of the de minimis amount described above, as long as such failure was due to reasonable cause and not willful neglect, we are permitted to avoid disqualification as a REIT, after the 30 day cure period, by taking steps, including the disposition of sufficient assets to meet the asset test (generally within six months after the last day of the quarter in which we identified the failure to satisfy the REIT asset test) and paying a tax equal to the greater of (x) $50,000 or (y) the amount determined by multiplying the net income generated during a specified period by the assets that cause the failure by the highest U.S. federal income tax rate applicable to corporations.

Annual Distribution Requirements

In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our investors in an amount at least equal to:

(a) the sum of:

●	90% of our “REIT taxable income” (computed without regard to its deduction for dividends paid and its net capital gains); and

●	90% of the net income (after tax), if any, from foreclosure property (as described below); minus

(b) the sum of certain items of non-cash income.

These distributions must be paid in the taxable year to which they relate or in the following taxable year if such distributions are declared in October, November or December of the taxable year, are payable to investors of record on a specified date in any such month and are actually paid before the end of January of the following year. Such distributions are treated as both paid by us and received by each on December 31 of the year in which they are declared. In addition, at our election, a distribution for a taxable year may be declared before we timely file our tax return for the year and be paid with or before the first regular dividend payment after such declaration, provided that such payment is made during the 12-month period following the close of such taxable year. These distributions are taxable to our investors in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

In order for distributions to be counted towards our distribution requirement and to give rise to a tax deduction by us, they must not be “preferential dividends.” A dividend is not a preferential dividend if it is pro rata among all outstanding shares of stock within a particular class and is in accordance with the preferences among different classes of stock as set forth in the organizational documents. To avoid paying preferential dividends, we must treat every of the class of interests with respect to which we make a distribution the same as every other of that class, and we must not treat any class of interests other than according to its dividend rights as a class. Under certain technical rules governing deficiency dividends, we could lose our ability to cure an under-distribution in a year with a subsequent year deficiency dividend if we pay preferential dividends. Preferential dividends potentially include “dividend equivalent redemptions.” Accordingly, we intend to pay dividends pro rata within each class, and to abide by the rights and preferences of each class of our Series Interests, if there is more than one, and will seek to avoid dividend equivalent redemptions. If, however, we qualify as a “publicly offered REIT” (within the meaning of Section 562(c) of the Internal Revenue Code) in the future, the preferential dividend rules will cease to apply to us. In addition, the IRS is authorized to provide alternative remedies to cure a failure to comply with the preferential dividend rules, but as of the date hereof, no such authorized procedures have been promulgated.

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To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at ordinary U.S. federal corporate tax rates on the retained portion. In addition, we may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect to have our investors include their proportionate share of such undistributed long-term capital gains in income and receive a corresponding credit or refund, as the case may be, for their proportionate share of the tax paid by us. Our investors would then increase the adjusted basis of their stock in us by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their proportionate interests.

If we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT “ordinary income” for such year as defined in Section 4981(e)(1) of the Internal Revenue Code, (2) 95% of our REIT “capital gain net income” for such year as defined in Section 4981(e)(2) of the Internal Revenue Code and (3) 100% of any corresponding undistributed amounts from prior periods, we will be subject to a 4% nondeductible federal excise tax on the excess of such required distribution over the sum of amounts actually distributed plus retained income from such taxable year on which we paid corporate income tax. We intend to make timely distributions so that we are not subject to the 4% excise tax.

It is possible that we, from time to time, may not have sufficient cash from operations to meet the distribution requirements, for example, due to timing differences between the actual receipt of cash and the inclusion of the corresponding items in income by us for U.S. federal income tax purposes prior to receipt of such income in cash or non-deductible expenditures. In the event that such shortfalls occur, to meet our distribution requirements it might be necessary to arrange for short-term, or possibly long-term, borrowings, use cash reserves, liquidate non-cash assets at rates or times that we regard as unfavorable or pay dividends in the form of taxable stock dividends. In the case of a taxable stock dividend, investors would be required to include the dividend as income and would be required to satisfy the tax liability associated with the distribution with cash from other sources.

We may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to investors in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing our qualification as a REIT or being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest and may be required to pay a penalty based on the amount of any deduction taken for deficiency dividends.

In the event that we undertake a transaction (such as a tax-free merger) in which we succeed to earnings and profits of a taxable corporation, in addition to the distribution requirements above we also must distribute such non-REIT earnings and profits to our investors by the close the taxable year of the transaction. Such additional dividends are not deductible against our REIT taxable income. We may be able to rectify a failure to distribute any such non-REIT earnings and profits by making distributions in a later year comparable to deficiency dividends noted above and paying an interest charge.

Liquidating distributions generally will be treated as dividends for purposes of the above rules to the extent of current earnings and profits in the year paid provided we complete our liquidation within 24 months following our adoption of a plan of liquidation. Compliance with this 24-month requirement could require us to sell assets at unattractive prices, distribute unsold assets to a “liquidating trust” for the benefit of our investors, or terminate our status as a REIT. The U.S. federal income tax treatment of a beneficial interest in a liquidating trust would vary significantly from the U.S. federal income treatment of ownership of our Series Interests.

Prohibited Transactions

Net income we derive from a prohibited transaction outside of a TRS is subject to a 100% tax unless the transaction qualifies for a statutory safe harbor discussed below. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held as inventory or primarily for sale to customers, in the ordinary course of a trade or business by a REIT. For purposes of this 100% tax, income earned from a shared appreciation provision in a mortgage loan (see below) is treated as if the REIT sold an interest in the underlying property (thus subjecting such income to 100% tax if we hold the shared appreciation mortgage outside of a TRS and the underlying property is inventory or held for sale). The 100% tax will not apply to gains from the sale of property held through a TRS or other taxable corporations (which are taxed at regular corporate rates).

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Foreclosure property

Foreclosure property is real property and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure or having otherwise reduced the property to ownership or possession by agreement or process of law after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the highest U.S. federal corporate rate on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election is in effect will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or property held for sale in the hands of the selling REIT.

Failure to Qualify

In the event that we violate a provision of the Internal Revenue Code that would result in our failure to qualify as a REIT, we may nevertheless continue to qualify as a REIT under specified relief provisions available to us to avoid such disqualification if (i) the violation is due to reasonable cause and not due to willful neglect, (ii) we pay a penalty of $50,000 for each failure to satisfy a requirement for qualification as a REIT and (iii) the violation does not include a violation under the gross income or asset tests described above (for which other specified relief provisions are available). This cure provision reduces the instances that could lead to our disqualification as a REIT for violations due to reasonable cause. If we fail to qualify for taxation as a REIT in any taxable year and none of the relief provisions of the Internal Revenue Code apply, we will be subject to U.S. federal corporate income tax. Distributions to our investors in any year in which we are not a REIT will not be deductible by us, nor will they be required to be made. In this situation, to the extent of current or accumulated earnings and profits, and, subject to limitations of the Internal Revenue Code, distributions to our investors will generally be taxable as qualified dividend income. Subject to certain limitations, dividends in the hands of our corporate U.S. investors may be eligible for the dividends received deduction. Unless we are entitled to relief under the specific statutory provisions, we will also be disqualified from re-electing to be taxed as a REIT for the four taxable years following a year during which qualification was lost. It is not possible to state whether, in all circumstances, we will be entitled to statutory relief.

Taxation of Taxable U.S. Investors

This section summarizes the taxation of U.S. investors that are not tax-exempt organizations.

Distributions

Provided that we qualify as a REIT, distributions made to our taxable U.S. investors out of our current or accumulated earnings and profits, and not designated as capital gain dividends, will generally be taken into account by them as ordinary dividend income and will not be eligible for the dividends received deduction for corporations. Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates applicable to individual U.S. investors who receive dividends from taxable subchapter C corporations. However, for taxable years beginning after December 31, 2017 and before January 1, 2026 and subject to certain limitations, individuals and other non-corporate taxpayers may deduct up to 20% of “qualified REIT dividends.” Qualified REIT dividends eligible for this deduction generally will include our dividends received by a non-corporate U.S. investor that we do not designate as capital gain dividends and that are not qualified dividend income. If we fail to qualify as a REIT, such investors may not claim this deduction with respect to dividends paid by us.

Distributions from us that are designated as capital gain dividends will be taxed to U.S. investors as long-term capital gains, to the extent that they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. investor has held our Series Interests. To the extent that we elect under the applicable provisions of the Internal Revenue Code to retain our net capital gains, U.S. investors will be treated as having received, for U.S. federal income tax purposes, our undistributed capital gains as well as a corresponding credit or refund, as the case may be, for taxes paid by us on such retained capital gains. U.S. investors will increase their adjusted tax basis in our Series Interests by the difference between their allocable share of such retained capital gain and their share of the tax paid by us. Corporate U.S. investors may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum U.S. federal rates of 20% in the case of U.S. investors who are individuals and 21% for corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months generally are subject to a 25% maximum U.S. federal income tax rate for U.S. investors who are individuals, to the extent of previously claimed depreciation deductions. Capital gain dividends are not eligible for the dividends-received deduction for corporations.

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Distributions from us in excess of our current or accumulated earnings and profits will not be taxable to a U.S. investor to the extent that they do not exceed the adjusted tax basis of the U.S. investor’s interests in respect of which the distributions were made, but rather will reduce the adjusted tax basis of these interests of interests. To the extent that such distributions exceed the adjusted tax basis of a U.S. investor’s interests, they will be treated as gain from the disposition of the interests and thus will be included in income as long-term capital gain, or short-term capital gain if the interests of interests have been held for one year or less.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses, subject to limitations, may reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements. See “—Taxation of Our Company” and “—Annual Distribution Requirements.” Such losses, however, are not passed through to U.S. investors and do not offset income of U.S. investors from other sources, nor do they affect the character of any distributions that are actually made by us.

Passive Activity Loss and Investment Interest Limitations; No Pass-Through of Losses

Dividends paid by us and gain from the disposition of our Series Interests will not be treated as passive activity income and, therefore, U.S. investors will not be able to apply any “passive losses” against such income. With respect to non-corporate U.S. investors, our dividends (to the extent they do not constitute a return of capital) that are taxed at ordinary income rates will generally be treated as investment income for purposes of the investment interest limitation; however, net capital gain from the disposition of our Series Interests (or distributions treated as such), capital gain dividends, and dividends taxed at net capital gains rates generally will be excluded from investment income except to the extent the U.S. elects to treat such amounts as ordinary income for U.S. federal income tax purposes. U.S. investors may not include in their own U.S. federal income tax returns any of our net operating or net capital losses.

Sales or Dispositions of Our Interests

In general, capital gains recognized by an investor that is not a dealer in securities upon the sale or disposition of our Series Interests will be subject to tax at long-term capital gains rates, if such interests or interests were held for more than one year, and will be taxed at ordinary income rates if such interests of interests were held for one year or less. Gains recognized by U.S. investors that are corporations are subject to U.S. federal corporate income tax, whether or not classified as long-term capital gains.

Capital losses recognized by a U.S. investor upon the disposition of our Series Interests held for more than one year at the time of disposition will be considered long-term capital losses (or short-term capital losses if the interests have not been held for more than one year) and are generally available only to offset capital gain income of the U.S. investor but not ordinary income. In addition, any loss upon a sale or exchange of our Series Interests by a U.S. investor who has held the interests for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that were required to be treated by the U.S. investor as long-term capital gain.

Liquidating Distributions

Once we have adopted (or are deemed to have adopted) a plan of liquidation for U.S. federal income tax purposes, liquidating distributions received by a U.S. investor with respect to our Series Interests will be treated first as a recovery of the investor’s basis in the interests of interests (computed separately for each block of interests) and thereafter as gain from the disposition of our Series Interests.

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Medicare Tax on Unearned Income

U.S. investors that are individuals, estates or trusts may be required to pay an additional 3.8% tax on, among other things, dividends on our Series Interests (without regard to the 20% deduction on ordinary REIT dividends) and capital gains from the sale or other disposition of stock. U.S. investors should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of our Series Interests.

Treatment of Tax-Exempt U.S. Investors

U.S. tax exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income, or UBTI. While many investments in real estate may generate UBTI, the IRS has ruled that regular distributions from a REIT to a tax exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax exempt U.S. investor has not held our Series Interests as “debt financed property” within the meaning of the Internal Revenue Code (that is, where the acquisition or holding of a property is financed through a borrowing by the tax exempt) and (2) we do not hold REMIC residual interests or interests in a taxable mortgage pool that gives rise to “excess inclusion income,” distributions from us and income from the sale of our Series Interests generally should not give rise to UBTI to a tax exempt U.S. investor.

Tax exempt U.S. investors that are social clubs, voluntary employee benefit associations, or supplemental unemployment benefit trusts exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), or (c)(17) of the Internal Revenue Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI.

A pension trust (1) that is described in Section 401(a) of the Internal Revenue Code, (2) is tax exempt under Section 501(a) of the Internal Revenue Code, and (3) that owns more than 10% of a Series; interests could be required to treat a percentage of the dividends from us as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless (1) either (A) one pension trust owns more than 25% of the value of a Series’ interests, or (B) a group of pension trusts, each individually holding more than 10% of the value of a Series’ interests, collectively owns more than 50% of such interests; and (2) we would not have satisfied the 5/50 Test but for a special rule that permits us to “look-through” such trusts to the ultimate beneficial owners of such trusts in applying the 5/50 Test.

In general, the U.S. federal income tax rules applicable to REITs will require us to complete our liquidation within 24 months following our adoption of a plan of liquidation. Compliance with this 24-month requirement could require us to distribute unsold assets to a liquidating trust. The U.S. federal income tax treatment of ownership an interest in any such liquidating trust would differ materially from the U.S. federal income tax treatment of an investment in our Series Interests, including the potential incurrence of income treated as UBTI.

Tax exempt U.S. investors are urged to consult their tax advisors regarding the U.S. federal, state, local and non-U.S. tax consequences of owning our Series Interests.

U.S. Taxation of Non-U.S. Investors

General

In general, non-U.S. investors will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our Series Interests. In cases where a non-U.S. investor’s investment in our Series Interests is, or is treated as, effectively connected with the non-U.S. investor’s conduct of a U.S. trade or business, dividend income received in respect of our Series Interests and gain from the sale of our Series Interests generally will be “effectively connected income” (“ECI”) subject to U.S. federal income tax at graduated rates in the same manner as if the non-U.S. investor were a U.S. investor, and such dividend income may also be subject to the 30% branch profits tax (subject to possible reduction under a treaty) on the income after the application of the income tax in the case of a non-U.S. investor that is a corporation. Additionally, non-U.S. investors that are nonresident alien individuals who are present in the U.S. for 183 days or more during the taxable year and have a “tax home” in the U.S. are subject to a 30% withholding tax on their capital gains. The remaining discussion below assumes the dividends and gain generated in respect of our Series Interests is not effectively connected to a U.S. trade or business of the non-U.S. investor and that the non-U.S. investor is not present in the U.S. for more than 183 days during any taxable year.

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FIRPTA

Under the Foreign Investment in Real Property Tax Act (“FIRPTA”), gains from U.S. real property interests (“USRPIs”) are generally treated as ECI subject to U.S. federal income tax at graduated rates in the same manner as if the non-U.S. investor were a U.S. investor (and potentially branch profits tax to non-U.S. corporations), and will generate return filing obligations in the United States for such non-U.S. investors. USRPIs for purposes of FIRPTA generally include interests in real property located in the United States and loans that provide the lender with a participation in the profits, gains, appreciation (or similar arrangements) of real property located in the United States. Loans secured by real property located in the United States that do not provide the lender with a participation in profits, gains, appreciation (or similar arrangements) of the real property are generally not treated as USRPIs.

In addition, stock of a domestic corporation (including a REIT such as us) will be a USRPI if at least 50% of its real property assets and assets used in a trade or business are USRPIs at any time during a prescribed testing period. Notwithstanding the foregoing rule, (i) our Series Interests will not be a USRPI if we are “domestically-controlled,” (ii) our Series Interests will not be a USRPI with respect to a selling non-U.S investor. if the interests sold are of a class that is regularly traded on an established securities market and the selling non-U.S. investor owned, actually or constructively, 10% or less of our outstanding stock of that class at all times during a specified testing period (generally the lesser of the five year period ending on the date of disposition or the period of our existence), or (iii) with respect to a selling non-U.S. investor that is a “qualified” (as described below) or (iv) with respect to a selling non-U.S. investor that is a “qualified foreign pension fund” (as described below).

A domestically controlled REIT is a REIT in which, at all times during a specified testing period (generally the lesser of the five-year period ending on the date of disposition of the REIT’s interests of interests or the period of the REIT’s existence), less than 50% in value of its outstanding interests of interests is held directly or indirectly by non-U.S. persons. For these purposes, a person holding less than 5% of our Series Interests for five years will be treated as a U.S. person unless we have actual knowledge that such person is not a U.S. person.

Ordinary Dividends

The portion of dividends received by non-U.S. investors payable out of our earnings and profits that are not attributable to gains from sales or exchanges of USRPIs will generally be subject to U.S. federal withholding tax at the rate of 30%, unless reduced or eliminated by an applicable income tax treaty. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs.

Non-Dividend Distributions

A non-U.S. investor should not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of the distribution does not exceed the adjusted basis of its interests. Instead, the excess portion of the distribution will reduce the adjusted basis of its interests. A non-U.S. investor generally will not be subject to U.S. federal income tax (but will be subject to withholding as described below) on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its interests unless our Series Interests constitutes a USRPI and no other exception applies to the selling non-U.S. investor. If our Series Interests is a USRPI, and no other exception applies to the selling non-U.S. investor, distributions in excess of both our earnings and the non-U.S. investor’s basis in our Series Interests will be treated as ECI subject to U.S. federal income tax. Regardless of whether the distribution exceeds basis, we will be required to withhold 15% of any distributions to non-U.S. investors in excess of our current year and accumulated earnings (i.e., including distributions that represent a return of the non-U.S. investor’s tax basis in our Series Interests). The withheld amounts will be credited against any U.S. tax liability of the non-U.S. investor, and may be refundable to the extent such withheld amounts exceed the investor’s actual U.S. federal income tax liability. Even in the event our Series Interests is not a USRPI, we may choose to withhold on the entire amount of any distribution at the same rate as we would withhold on a dividend because we may not be able to determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits. However, a non-U.S. investor may obtain a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits, to the extent such withheld amounts exceed the investor’s actual U.S. federal income tax liability.

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Capital Gain Dividends and Distributions of FIRPTA Gains

Subject to the exceptions that may apply if our Series Interests are regularly traded on an established securities market or if the selling non-U.S. investor is a “qualified” or a “qualified foreign pension fund,” each as described below, under a FIRPTA “look-through” rule, any of our distributions to non-U.S. investors of gain attributable to the sale of a USRPI will be treated as ECI and subject to the 21% FIRPTA withholding regardless of whether our Series Interests constitutes a USRPI. Amounts treated as ECI under the look-through rule may also be subject to the 30% branch profits tax (subject to possible reduction under a treaty), after the application of the income tax to such ECI, in the case of a non-U.S. investor that is a corporation. In addition, we will be required to withhold tax at the highest U.S. federal corporate income tax rate on the maximum amount that could have been designated as capital gains dividends. Capital gain dividends received by a non-U.S. investor that are attributable to dispositions of our assets other than USRPIs are not subject to U.S. federal income tax. This FIRPTA look through rule also applies to distributions in redemption of interests and liquidating distributions, to the extent they represent distributions of gain attributable to the sale of a USRPI.

A distribution that would otherwise have been treated as gain from the sale of a USRPI under the FIRPTA look-through rule will not be treated as ECI, and instead will be treated as otherwise described herein without regard to the FIRPTA look-through rule, if (1) the distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the United States, and (2) the recipient non-U.S. investor does not own more than 10% of that class of stock at any time during the one-year period ending on the date on which the distribution is received. We currently are not publicly traded and such rules will not apply unless and until our Series Interests becomes “regularly traded” on an established securities exchange in the future.

Sales or Dispositions of Our Interests

If gain on the sale of our Series Interests were taxed under FIRPTA, a non-U.S. investor would be taxed on that gain in the same manner as U.S. investors with respect to that gain, subject to any applicable alternative minimum tax. A non-U.S. investor generally will not incur tax under FIRPTA on a sale or other disposition of our Series Interests if we are a “domestically controlled qualified investment entity,” which requires that, during the five-year period ending on the date of the distribution or disposition, non-U.S. investors hold, directly or indirectly, less than 50% in value of a Series’ interests and such Series is qualified as a REIT. For such testing periods that end on or after December 18, 2015, a person holding less than 5% of our regularly traded classes of stock for five years has been, and will be, treated as a U.S. person unless we have actual knowledge that such person is not a U.S. person. Because our Series Interests will be publicly traded, we cannot assure you that we will be in the future a domestically controlled qualified investment entity. However, gain recognized by a non-U.S. investor from a sale of our Series Interests that is regularly traded on an established securities market will not be subject to tax under FIRPTA if (i) our securities are considered regularly traded under applicable Treasury Regulations on an established securities market, such as the NYSE American, and (ii) the non-U.S. investor owned, actually and constructively, 10% or less of the value of such class of securities at all times during the specified testing period ending on the date of the disposition. The testing period referred to in the previous sentence is the shorter of (x) the period during which the non-U.S. investor held the stock and (y) the five-year period ending on the date of the disposition. We currently are not publicly traded and such rules will not apply unless and until our Series Interests becomes “regularly traded” on an established securities exchange in the future. Non-U.S. investors should consult their tax advisors as to the availability of the exception for holders of less than 10% of our securities in the case of a class of our securities that is not regularly traded on an established securities market.

In addition, even if we are a domestically controlled qualified investment entity, upon a disposition of our Series Interests, a non-U.S. investor may be treated as having gain from the sale or exchange of a United States real property interest if the non-U.S. investor (i) disposes of an interest in our Series Interests or preferred stock during the 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a United States real property interest, and (ii) directly or indirectly acquires, enters into a contract or option to acquire, or is deemed to acquire, other our Series Interests or preferred stock within 30 days before or after such ex-dividend date. The foregoing rule does not apply if the exception described above for dispositions by 10% or smaller holders of regularly traded classes of stock is satisfied.

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Furthermore, a non-U.S. investor generally will incur tax on gain not subject to FIRPTA if (i) the gain is effectively connected with the non-U.S. investor’s U.S. trade or business and, if certain treaties apply, is attributable to a U.S. permanent establishment maintained by the non-U.S. investor, in which case the non-U.S. investor will be subject to the same treatment as U.S. investors with respect to such gain and may be subject to the 30% branch profits tax in the case of a non-U.S. corporation, or (ii) the non U.S. investor is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. investor will generally incur a 30% tax on his or her net U.S. source capital gains. Purchasers of our Series Interests from a non-U.S. investor generally will be required to withhold and remit to the IRS 15% of the purchase price unless at the time of purchase (i) any class of our securities is regularly traded on an established securities market (subject to certain limits if the interests of stock sold are not themselves part of such a regularly traded class) or (ii) we are a domestically controlled qualified investment entity. The non-U.S. investor may receive a credit against his or her U.S. tax liability for the amount withheld.

To the extent our Series Interests is held directly (or indirectly through one or more partnerships) by a “qualified,” our Series Interests will not be treated as a USRPI. Further, to the extent such treatment applies, any distribution to such will not be treated as gain recognized from the sale or exchange of a USRPI. For these purposes, a qualified is generally a non-U.S. investor that (i)(A) is eligible for treaty benefits under an income tax treaty with the United States that includes an exchange of information program, and the principal class of interests of which is listed and regularly traded on one or more stock exchanges as defined by the treaty, or (B) is a foreign limited partnership organized in a jurisdiction with an exchange of information agreement with the United States and that has a class of regularly traded limited partnership units (having a value greater than 50% of the value of all partnership units) on the New York Stock Exchange or Nasdaq, (ii) is a “qualified collective investment vehicle” (within the meaning of Section 897(k)(3)(B) of the Internal Revenue Code) and (iii) maintains records of persons holding 5% or more of the class of interests described in clauses (i)(A) or (i)(B) above. However, in the case of a qualified having one or more “applicable investors,” the exception described in the first sentence of this paragraph will not apply to the applicable percentage of the qualified investor’s stock (with “applicable percentage” generally meaning the percentage of the value of the interests in the qualified held by applicable investors after applying certain constructive ownership rules). The applicable percentage of the amount realized by a qualified on the disposition of our securities or with respect to a distribution from us attributable to gain from the sale or exchange of a USRPI will be treated as amounts realized from the disposition of USRPI. Such treatment will also apply to applicable investors in respect of distributions treated as a sale or exchange of stock with respect to a qualified. For these purposes, an “applicable investor” is a person (other than a qualified) who generally holds an interest in the qualified and holds more than 10% of our securities applying certain constructive ownership rules.

Special FIRPTA Rules

For FIRPTA purposes, a “qualified foreign pension fund” will not be treated as a non-U.S. investor, and any entity all of the interests of which are held by a qualified foreign pension fund will be treated as such a fund. A “qualified foreign pension fund” is an organization or arrangement (i) created or organized in a foreign country, (ii) established to provide retirement or pension benefits to current or former employees (including self-employed individuals) or their designees by either (A) a foreign country as a result of services rendered by such employees to their employers, or (B) one or more employers in consideration for services rendered by such employees to such employers, (iii) which does not have a single participant or beneficiary that has a right to more than 5% of its assets or income, (iv) which is subject to government regulation and with respect to which annual information about its beneficiaries is provided, or is otherwise available, to relevant local tax authorities and (v) with respect to which, under its local laws, (A) contributions that would otherwise be subject to tax are deductible or excluded from its gross income or taxed at a reduced rate, or (B) taxation of its investment income is deferred, or such income is excluded from its gross income or taxed at a reduced rate.

U.S. Federal Income Tax Returns

If a non-U.S. investor is subject to taxation under FIRPTA on proceeds from the sale of our Series Interests or preferred stock or on distributions, the non-U.S. investor will be required to file a U.S. federal income tax return.

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Liquidating Distributions

Once we have adopted (or are deemed to have adopted) a plan of liquidation for U.S. federal income tax purposes, liquidating distributions received by a non-U.S. investor with respect to our Series Interests will be treated first as a recovery of the investor’s basis in the interests of interests (computed separately for each block of interests) and thereafter as gain from the disposition of our Series Interests. Subject to the FIRPTA look-through rule, (i) if our Series Interests are a USRPI, gain from a liquidating distribution with respect our Series Interests would be ECI to the non-U.S. investor unless such non-U.S. investor were a qualified or qualified foreign pension fund, as described above, and (ii) if our Series Interests are not a USRPI, gain from a liquidating distribution with respect to our Series Interests would not be subject to U.S. federal income tax. In general, the U.S. federal income tax rules applicable to REITs will require us to complete our liquidation within 24 months following our adoption of a plan of liquidation. Compliance with this 24-month requirement could require us to distribute unsold assets to a “liquidating trust” The U.S. federal income tax treatment of ownership an interest in any such liquidating trust would differ materially from the U.S. federal income tax treatment of an investment in our securities, including the potential incurrence of income treated as ECI and the likely requirement to file U.S. federal income tax returns.

The IRS takes the view that under the FIRPTA look-through rule, but subject to the exceptions described above that may apply to a holder of no more than 10% of our Series Interests if our Series Interests is regularly traded on an established securities market, to a qualified or to a qualified foreign pension fund, distributions in redemption of our Series Interests and liquidating distributions to non-U.S. investors will be treated as ECI and subject to withholding at the highest U.S. federal corporate income rate, and also potentially subject to branch profits tax in the case of corporate non-U.S. investors, to the extent that the distributions are attributable to gain from the sale of a USRPI, regardless of whether our securities are a USRPI and regardless of whether the distribution is otherwise treated as a sale or exchange.

Backup Withholding and Information Reporting

We will report to our U.S. investors and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. investor may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. investor that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. In addition, we may be required to withhold a portion of dividends or capital gain distribution to any U.S. investor who fails to certify their non-foreign status.

U.S. investors. In general, information reporting requirements will apply to payments of distributions on our securities and payments of the proceeds of the sale of our securities to some investors. Further, the payor will be required to backup withhold on any payments at the current rate of 24% if:

(1)	the payee fails to furnish a taxpayer identification number, or TIN, to the payor or establish an exemption from backup withholding;

(2)	the IRS notifies the payor that the TIN furnished by the payee is incorrect;

(3)	the payee fails to certify under the penalty of perjury that the payee is not subject to backup withholding under the Internal Revenue Code; or

(4)	there has been a notified payee underreporting with respect to dividends described in Code Section 3406(c).

Some U.S. investors, including corporations and tax-exempt organizations, will be exempt from backup withholding. Any amounts withheld under the backup withholding rules from a payment to an will be allowed as a credit against the investor’s U.S. federal income tax and may entitle the investor to a refund, provided that the required information is furnished to the IRS on a timely basis.

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Non-U.S. Investors. Information reporting requirements and backup withholding may apply to (i) payments of distributions on our securities to a non-U.S. investor and (ii) proceeds a non- U.S. investor receives upon the sale, exchange, redemption, retirement or other disposition of our securities. Information reporting and backup withholding will generally not apply if an appropriate IRS Form W-8 is duly provided by such non-U.S. investor or the otherwise establishes an exemption, provided that the withholding agent does not have actual knowledge or reason to know that the is a U.S. person or that the claimed exemption is not in fact satisfied. Even without having executed an appropriate IRS Form W-8 or substantially similar form, however, in some cases information reporting and backup withholding will not apply to proceeds received through a broker’s foreign office that a non-U.S. investor receives upon the sale, exchange, redemption, retirement or other disposition of our securities. However, this exemption does not apply to brokers that are U.S. persons and certain foreign brokers with substantial U.S. ownership or operations. Any amount withheld under the backup withholding rules is allowable as a credit against such investor’s U.S. federal income tax liability (which might entitle such holder to a refund), provided that such holder furnishes the required information to the IRS. Payments not subject to information reporting requirements may nonetheless be subject to other reporting requirements

Foreign Accounts and FATCA

The Foreign Account Tax Compliance Act (“FATCA”) provisions of the Internal Revenue Code, subject to administrative guidance and certain intergovernmental agreements entered into thereunder, currently imposes withholding taxes on certain U.S. source passive payments to “foreign financial institutions” (as specifically defined in the Internal Revenue Code) and certain other non-U.S. entities. Under this legislation, the failure to comply with additional certification, information reporting and other specified requirements could result in withholding tax being imposed on payments of dividends and sales proceeds to U.S. investors who own our Series Interests through foreign accounts or foreign intermediaries and certain non-U.S. investors. The legislation imposes a 30% withholding tax on dividends on our Series Interests paid to a foreign financial institution or to a foreign entity other than a financial institution, unless (i) the foreign financial institution (as the beneficial owner or as an intermediary for the beneficial owners) undertakes certain diligence and reporting obligations or (ii) the foreign entity (as the beneficial owners or, in certain cases, as an intermediary for the beneficial owners) is not a financial institution and either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. If the payee is a foreign financial institution (that is not otherwise exempt), it must either (1) enter into an agreement with the U.S. Treasury Department requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements or (2) in the case of a foreign financial institution that is resident in a jurisdiction that has entered into an intergovernmental agreement to implement FATCA, comply with the revised diligence and reporting obligations of such intergovernmental agreement. Prospective investors should consult their tax advisors regarding this legislation.

State, Local and Non-U.S. Taxes

We and our investors may be subject to state, local or non-U.S. taxation in various jurisdictions, including those in which it or they transact business, own property or reside. The state, local or non-U.S. tax treatment of us and our investors may not conform to the U.S. federal income tax treatment discussed above. Any non-U.S. taxes incurred by us would not pass through to investors as a credit against their U.S. federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and non-U.S. income and other tax laws on an investment in our Series Interests.

Legislative or Other Actions Affecting REITs

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Department of the Treasury. No assurance can be given as to whether, when, or in what form, U.S. federal income tax laws applicable to us and our investors may be enacted. Changes to the U.S. federal income tax laws and interpretations of U.S. federal income tax laws could adversely affect an investment in a Series’ interests.

The recently enacted TCJA, generally applicable for tax years beginning after December 31, 2017, made significant changes to the Internal Revenue Code, including a number of provisions of the Internal Revenue Code that affect the taxation of businesses and their owners, including REITs and their investors.

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Among other changes, the TCJA made the following changes:

●

For tax years beginning after December 31, 2017 and before January 1, 2026, (i) the U.S. federal income tax rates on ordinary income of individuals, trusts and estates have been generally reduced and (ii) non-corporate taxpayers are permitted to take a deduction for certain pass-through business income, including, as discussed above, dividends received from REITs that are not designated as capital gain dividends or qualified dividend income, subject to certain limitations.

●

The maximum U.S. federal income tax rate for corporations has been reduced, and corporate alternative minimum tax has been eliminated for corporations, which would generally reduce the amount of U.S. federal income tax payable by our TRSs and by us to the extent we were subject corporate U.S. federal income tax. In addition, the maximum withholding rate on distributions by us to non-U.S. investors that are treated as attributable to gain from the sale or exchange of a U.S. real property interest has been reduced.

●	Certain new limitations on the deductibility of interest expense now apply, which limitations may affect the deductibility of interest paid or accrued by us or our TRSs.

●	Certain new limitations on net operating losses now apply, which limitations may affect net operating losses generated by us or our TRSs.

●

A U.S. tax-exempt that is subject to tax on its UBTI will be required to separately compute its taxable income and loss for each unrelated trade or business activity for purposes of determining its UBTI.

●

Accounting rules generally require us to recognize income items for federal income tax purposes no later than when we take the item into account for financial statement purposes, which may accelerate our recognition of certain income items.

The long-term effect of the TCJA on us and our investors remains uncertain, and administrative guidance will be required in order to fully evaluate the effect of many provisions. Any technical corrections with respect to the TCJA could have an adverse effect on us or our investors.

MATERIAL UNITED STATES PARTNERSHIP TAX CONSIDERATIONS

Potential investors should be aware of the material federal and state income tax aspects of an investment in the Series that will be taxed as partnerships. Investors should consult with their tax professional to determine the effects of the tax treatment of Series Interests with respect to their individual situation. For purposes of this section, references to “we,” “us” or “our” means each of the applicable Series, individually, except as otherwise indicated.

Reporting Status of the Series

The Series will elect to be treated as a partnership for federal and state income tax purposes. By maintaining partnership tax status, the Series will not report income or loss at the Series level but will report to each Member their pro rata share of profits and losses from operations and disposition according to Operating Agreement. This process will make the Series a pass-through entity for tax purposes.

Taxation of Members

The Series will be treated as a partnership for Federal tax purposes. A partnership is not generally a taxable entity. A Member will be required to report on their federal tax return their distributable share of partnership profit, loss, gain, deductions, or credits. Cash distributions may or may not be taxable, depending on whether such cash distribution is being treated as a return of capital or a return on investment. Tax treatment of the cash distributions will be treated according to appropriate tax accounting procedure as determined by the Series’s tax advisor.

Basis of the Series

An original tax basis will be established for the Series by including the total acquisition costs of properties. An original tax basis will be established for the Series in the properties based on their purchase price and acquisition costs. The tax basis of the Series will be adjusted during the operations of the Series under applicable partnership tax principles.

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Basis of a Member

A Member will establish their original tax basis based on the amount of their initial capital contribution. Each Member’s tax basis will be adjusted during operations of the Series by principles of subchapter K of the Internal Revenue Code. A Member may deduct, subject to other tax regulations and provisions, their share of company losses only to the extent of the adjusted basis of their interest in the Series. Members should seek qualified tax advice regarding the deductibility of any company losses.

Cost Recovery and Recapture

Our Manager will apply the current cost recovery rules to the improved portion of each property according to the relevant Internal Revenue Code sections, namely: straight-line, using a 27.5-year useful life for residential property and thirty-nine (39) years for non-residential property. Our Manager may elect to use the cost segregation method of depreciation for any personal property associated with real property it acquires on behalf of the Series.

The annual cost recovery deductions that must be taken by the Series will be allocated to the Members based on their percentage interests in the Series. The cost recovery deductions will be available to the Members to shelter the principal reduction portion of the debt service payments and part of the cash flow distributed by the Series.

According to the current tax code, cost recovery deductions taken during operations may be required to be reported on the sale of a property and may be taxed at a twenty-five percent (25%) marginal rate, not the more favorable long-term capital gains rates.

Deductibility of Prepaid and Other Expenses

The Series will incur expenditures for legal fees in association with the set-up of the Series. These expenditures will be capitalized and will be deducted on dissolution of the Series based on current tax law.

The Series will incur expenditures for professional fees associated with the preparation and filing of the annual income tax and informational return and the preparation of Schedule K-1 reports to be distributed to the Members. These expenditures will be deducted on an annual basis. All other normal operating expenses will be deducted on an annual basis by the Series, which will use a calendar accounting year.

Taxable Gain

Members may receive taxable income from company operations, from the sale or other disposition of a Member’s interests, from disposition of the properties, or from phantom income. Presently, the maximum federal tax rate on cost recovery recapture is twenty-five percent (25%). The balance of the taxable gain will be taxed at the capital gain tax rate in effect at that time. Investors should check with their tax professional for information as to what capital gains tax rate applies to them.

From Operations

According to the Series investment objectives and policies, our Manager is projecting that there will be taxable income to distribute to the Members on the Schedule K-1 report provided to each Member annually.

From Disposition, Dissolution and Termination

On disposition of a property or on dissolution and termination of the Series, which will likely be caused by the sale of the property, the Members may be allocated taxable income that may be treated as ordinary income or capital gain.

In addition, the Members may receive an adjustment in their capital account(s) that will either increase or decrease the capital gain to be reported. The Operating Agreement describes the operation of capital accounts for the Series and the Members.

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From Sale or Other Disposition of a Member’s Interests

A Member may be unable to sell their interests in the Series, as there may be no market. If there is a market, it is possible that the price received will be less than the market value. It is possible that the taxes payable on any sale may exceed the cash received on the sale.

Upon the sale of a Member’s interest, the Member will report taxable gain to the extent that the sale price of the interest exceeds the Member’s adjusted tax basis. A portion of taxable gain may be reported as a recapture of the cost recovery deduction allocated to the Member and will be taxed at the cost recovery tax rate in effect at that time. Members should seek advice from their qualified tax professional in the event of the sale of the Member’s interest.

Phantom Income

It may occur that in any year the Members will receive an allocation of taxable income and not receive any cash distributions. This event is called receiving phantom income as the Member has taxable income to report but receives no cash. In this event, the Members may owe tax on the reportable income, which the Member will need to pay out of pocket.

Unrelated Business Income Tax (UBIT)

an investor who is tax exempt (such as a charitable organization), or who acquires Units through a tax-exempt vehicle (such as an Individual Retirement Account) may be subject to Unrelated Business Income Tax (UBIT). Our Manager recommends that investors contact their qualified tax advisor to determine how/whether the application of UBIT may apply to them.

Audits

Election Out of Bipartisan Budget Act Audit Rules

Effective for partnership returns for tax years beginning on or after January 1, 2018, partnerships will be subject to the audit rules of sections 6221 through 6241 of the Internal Revenue Code, as amended by Bipartisan Budget Act of 2015 (BBA). Under the previous rules, partnership audits (subject to certain exceptions for small partnerships) were conducted at the partnership level, through interaction with a Tax Matters Partner (TMP) authorized to bind all partners (subject to participation in some instances by Notice Partners). Tax adjustments were made at the partnership level, but the adjustments would flow through to the partners who were partners during the year(s) under audit. Collection would then occur at the partner level.

Under the BBA audit rules, the IRS will assess and collect tax deficiencies directly from the partnership at the entity level. Generally, the tax is imposed on and paid by the partnership in the current year, calculated at the highest individual rate. The result is that the underlying tax burden of the underpayment may be shifted from the partners who were partners during the year(s) under audit to current partners.

In addition, the positions of TMP and Notice Partners have been eliminated and replaced with a Partnership Representative, which must be designated annually on the partnership’s timely filed return. The Partnership Representative has the sole authority to act on behalf of the partnership and the partners in an audit, and those powers cannot be limited.

A partnership may elect out of the BBA audit rules if certain conditions are met. In order to elect out, the partnership must issue 100 or fewer K-1s each year with respect to its partners. Moreover, each partner must be either an individual, a C corporation, a foreign entity that would be treated as a C corporation if it were domestic, an S corporation, or the estate of a deceased partner. Thus, a partnership is ineligible to elect out if any partner is a trust (including a grantor trust), a partnership, or a disregarded entity, such as an LLC where the social security number of the individual Member is used for income tax reporting purposes. The election out must be made annually on the partnership’s timely filed return and must include a disclosure of the name and taxpayer identification number of each partner. In the case of a partner that is an S corporation, each K-1 issued by the S corporation partner counts toward the limit of 100 K-1s. The partnership must notify each partner of the election out.

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It is the intent of the Series to elect out of the BBA audit rules, if possible. By electing out of the BBA audit rules, the Series will be subject to audit procedures similar to the TEFRA and pre-TEFRA rules, but the IRS will be required to assess and collect any tax that may result from the adjustments at the individual partner level. However, this opt-out provision likely will not be available to the Series based on the tax classification of the Members.

Members will be required timely to furnish the Series with the information necessary to make the annual election, and the Series will be authorized to provide such information to the IRS.

Push Out Election (Audit)

The “push out” election of Internal Revenue Code section 6226 provides an alternative to the general rule that the partnership must pay any tax resulting from an adjustment made by the IRS. Under section 6226, a partnership may elect to have its reviewed year partners consider the adjustments made by the IRS and pay any tax due as a result of those adjustments. The partnership must make the “push out” election no later than 45 days after the date of the notice of final partnership adjustment and must furnish our Manager and each partner for the reviewed year a statement of the partner’s share of the adjustment.

If the Series fails to make a valid election out of the BBA audit rules or is otherwise disqualified from electing out of their application, the Series intends to elect the application of the “push out” procedures. In the event of a push out, or if the “push out” is not effective, a former Member may owe additional tax if they were a Member during the reviewed year.

The preceding discussion of United States federal tax considerations is for general information only. It is not tax advice. Each prospective investor should consult its own tax advisor regarding the particular United States federal, state and local and foreign tax consequences, if applicable, of purchasing, holding and disposing of the interests, including the consequences of any proposed change in applicable laws.

ERISA CONSIDERATIONS

Each respective Member that is an employee benefit plan or trust (an “ERISA Plan”) within the meaning of, and subject to, the provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”), or an individual retirement account (“IRA”) or Keogh Plan subject to the Internal Revenue Code, should consider the matters described below in determining whether to invest in our Company.

In addition, ERISA Plan fiduciaries must give appropriate consideration to, among other things, the role that an investment in our Company plays in such ERISA Plan’s portfolio, taking into consideration (i) whether the investment is reasonably designed to further the ERISA Plan’s purposes, (ii) an examination of the risk and return factors, (iii) the portfolio’s composition with regard to diversification, (iv) the liquidity and current return of the total portfolio relative to the ERISA Plan’s objectives and (v) the limited right of Members to withdraw all or any part of their capital accounts or to transfer their interests in our Company.

If the assets of our Company were regarded as “plan assets” of an ERISA Plan, an IRA, or a Keogh Plan, our Manager of our Company would be a “fiduciary” (as defined in ERISA) with respect to such plans and would be subject to the obligations and liabilities imposed on fiduciaries by ERISA. Moreover, other various requirements of ERISA would also be imposed on our Company. In particular, any rule restricting transactions with “parties in interest” and any rule prohibiting transactions involving conflicts of interest on the part of fiduciaries would be imposed on our Company which may result in a violation of ERISA unless our Company obtained an appropriate exemption from the Department of Labor allowing our Company to conduct its operations as described herein.

Regulations adopted by the Department of Labor (the “Plan Regulations”) provides that when a Plan invests in another entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established that, among other exceptions, the equity participation in the entity by “benefit plan investors” is not “significant.” The Pension Protection Act of 2006 amended the definition of “benefit plan investors” to include only plans and plan asset entities (i.e., entities that are themselves deemed to hold plan assets by virtue of investments in them by plans) that are subject to part 4 of Title I of ERISA or section 4975 of the Internal Revenue Code. This new definition excludes governmental, church, and foreign benefit plans from consideration as benefit plan investors.

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Under the Plan Regulations, participation by benefit plan investors is “significant” on any date if, immediately after the last acquisition, 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. our Company intends to limit the participation in our Company by benefit plan investors to the extent necessary so that participation by benefit plan investors will not be “significant” within the meaning of the Plan Regulations. Therefore, it is not expected that our Company assets will constitute “plan assets” of plans that acquire interests.

It is the current intent of our Company to limit the aggregate investment by benefit plan investors to less than 25% of the value of the Members’ membership interests so that equity participation of benefit plan investors will not be considered “significant.” Our Company reserves the right, however, to waive the 25% limitation. In such an event, our Company would expect to seek exemption from application of “plan asset” requirements under the real estate operating company exemption.

ACCEPTANCE OF SUBSCRIPTIONS ON BEHALF OF INDIVIDUAL RETIREMENT ACCOUNTS OR OTHER EMPLOYEE BENEFIT PLANS IS IN NO RESPECT A REPRESENTATION BY OUR COMPANY OR ITS OFFICERS, DIRECTORS, OR ANY OTHER PARTY THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN. THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER ATTORNEY AND FINANCIAL ADVISERS AS TO THE PROPRIETY OF SUCH AN INVESTMENT IN LIGHT OF THE CIRCUMSTANCES OF THAT PARTICULAR PLAN AND CURRENT TAX LAW.

PRIOR PERFORMANCE

Prior Performance is Not Indicative of Future Results

Our Company is newly formed specifically to pursue its proposed business and has no prior experience raising or investing funds. Our Manager and its affiliates do have prior experience raising money for or operating real estate syndications.

Each of the following projects (each a “Project” and collectively, “Projects”) has or had investment objectives that are similar to the investment objectives of our Company and closed in the past three years. The Projects are each managed by Tirios Corporation or an affiliate thereof.

All of these Projects were demined to be similar in nature in that they raised funds from private equity offerings exempt from registration pursuant to the safe harbor afforded by Regulation D under the Securities Act for the primary purpose of acquiring income-producing single-family real estate assets to hold for long-term lease. In addition, Each of the Projects also has investment objectives that are similar to the investment objectives of our Company.

As included in detail below, our Manager has participated in 6 single family transactions valued at over $2.37 million located in Austin, MSA. These acquisitions involved offerings of securities, raising approximately $0.76 million from 74 investors. All of these projects are operating as expected. The properties are all leased, there are no delinquencies in rent collections and there have not been any adverse developments since the date of the acquisition. None of the Projects have been sold as of the date of this Offering Circular. None of the prior projects were public programs. The Projects include:

937 Stampede

937 Stampede Avenue, San Marcos, Texas 78666 is a single-family detached home built in 2019 featuring 4 bedrooms/2.5 baths. It is a 2,281 sq. ft. home and was purchased on November 15, 2021, for $370,000. It is an existing (used) property purchased in the resale market.

301 Seneca

301Seneca Loop, Kyle, Texas 78640 is a single-family detached home built in 2018 featuring 3 bedrooms/2 baths. It is a 1,655 sq. ft. home and was purchased on December 29, 2021, for $349,500. It is an existing (used) property purchased in the resale market.

283 Goddard

283 Goddard, Kyle, Texas 78640 is a single-family detached home built in 2012 featuring 4 bedrooms/2.5 baths. It is a 2,096 sq. ft. home and was purchased on February 24, 2022, for $392,000. It is an existing (used) property purchased in the resale market.

341 Guemal

341 Guemal Road, Buda, Texas 78610 is a single-family detached home built in 2018 featuring 4 bedrooms/2.5 baths. It is a 2,042 sq. ft. home and was purchased on February 24, 2022, for $391,500. It is an existing (used) property purchased in the resale market.

105 Escondido

105 Escondido Circle, San Marcos, Texas 78666 is a single-family detached home built in 2023 featuring 4 bedrooms/2 baths. It is a 2,071sq. ft. home and was purchased on March 20, 2023, for $339,890. It is a new home property purchased directly from the home builder.

184 Otter

184 Otter Road, Kyle, Texas 78640 is a single-family detached home built in 2023 featuring 4 bedrooms/2 baths. It is a 1,662sq. ft. home and was purchased on March 20, 2023, for $325,883. It is a new home property purchased directly from the home builder.

Prior Performance Tables

We are providing a number of tables that illustrate the results of the Projects:

Because of the similarities between the Projects and our Company, investors who are considering purchasing Series Interests from our Company might find it useful to review the following tables. However, prospective investors should bear in mind that PRIOR PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS.

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THE FACT THAT OUR MANAGER OR ITS AFFILIATES HAVE BEEN SUCCESSFUL WITH THESE PROJECTS DOES NOT GUARANTEE THAT THE COMPANY WILL BE SUCCESSFUL.

Table I – Manager Experience  (unaudited) – sets forth our Manager’s historical experience for offering closed in last three years:

	937	301	283	341	105	184
	Stampede	Seneca	Goddard	Guemal	Escondido	Otter
Dollar Amount Offered	$122,000	$117,000	$145,000	$150,000	$119,000	$116,000
Dollar Amount Raised	$122,000	$117,000	$145,000	$150,000	$119,000	$116,000
Length of Offering (in months)	2	2	3	3	4	4
Months to invest 90% of amount available for investment	2	2	3	3	4	4

Table II- Managers Compensation (unaudited)- summarizes the compensation the Manager received from the projects closed during the most recent three years

	937 Stampede	301 Seneca	283 Goddard	341 Guemal	105 Escondido	184 Otter
Date Offering Commenced	Jan-22	Mar-22	Jul-22	Aug-22	Mar-23	Mar-23
Dollar Amount Raised	$122,000	$117,000	$145,000	$150,000	$119,000	$116,000

Amount paid to sponsor from proceeds of Offering for the Year ended December 31, 2022:
Acquisition Fees	$11,100	$10,485	$15,680	$15,660	-	-
Commission as Buyer's Agent received by Manager or its Affiliates	-	-	-	-	-	-

Dollar Amount Generated from Operations before Deducting Payments to Sponsor for the Year ended December 31, 2022:	$29,242	$21,550	$13,239	$10,929	-	-
Amount paid to sponsor from operations for the Year ended December 31, 2022:
Property Management Fees	$357	$563	$325	$266	-	-
Asset Management Fees	-	-	-	-	-	-
Organizational and Admin Fees and Expenses	$500	$398	$230	$188	-	-

Amount paid to sponsor from proceeds of Offering for Year ended December 31, 2023:
Acquisition Fees	-	-	-	-	$6,900	$6,518
Commission as Buyer's Agent received by Manager or its Affiliates	-	-	-	-	$10,095	$9,776
Dollar Amount Generated from Operations before Deducting Payments to Sponsor for the Year ended December 31, 2023:	$31,334	$27,956	$29,908	$29,600	$16,665	$12,000
Amount paid to sponsor from operations for the Year ended December 31, 2023:
Property Management Fees	$708	$708	$708	$708	$531	$531
Asset Management Fees	-	-	-	-	-	-
Organizational and Filing Fees and Expenses	$500	$500	$500	$500	$375	$375

Dollar amount of property sales and refinancing before deducting payments to sponsor*	-	-	-	-	-	-
Cash	-	-	-	-	-	-
Notes	-	-	-	-	-	-
Amount paid to sponsor from property sales and refinancing:*	-	-	-	-	-	-

* No sales or refinancings.

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Tables III – Operating Results for the year ended December 31, 2022, of projects closed within last 5 years (unaudited)

	937 Stampede	301 Seneca	283 Goddard	341 Guemal	105 Escondido	184 Otter
Gross Revenues:
Revenue from operations	$29,242	$21,550	$13,239	$10,929	-	-
Less: Operating expenses	9,987	7,255	4,164	4,157	-	-
Less: Interest expense	12,141	9,125	5,661	4,187	-	-
Less: Depreciation	9,943	9,612	11,409	9,215	-	-
Net income- GAAP Basis	($2,829)	($4,442)	($7,995)	($6,630)	-	-
Taxable Income from operations	($2,829)	($4,442)	($7,995)	($6,630)	-	-
Taxable income from gain on sale	-	-	-	-	-	-
Cash Flow:					-	-
Cash generated from operations	$7,114	$5,170	$3,414	$2,585	-	-
Cash generated from refinancing	-	-	-	-	-	-
Cash generated from sales	-	-	-	-	-	-
Cash generated from operations, sales and refinancing	$7,114	$5,170	$3,414	$2,585	-	-
Less: Cash distributions from operating cash flow	$7,114	$5,170	$3,414	$2,585	-	-
Less: Cash distributions from sales and refinancing	-	-	-	-	-	-
Less: Cash distributions from other	-	-	-	-	-	-
Cash generated (deficiency) after cash distributions	-	-	-	-	-	-
Cash generated (deficiency) after cash distributions and special items	-	-	-	-	-	-

86

	937 Stampede	301 Seneca	283 Goddard	341 Guemal	105 Escondido	184 Otter
Tax and Distributions Data Per $1,000 Invested:
Federal Income Tax Results: Ordinary income(loss) from operations	$58.31	$44.19	$23.54	$17.24	-	-
Federal Income Tax Results: Ordinary income (loss) — from recapture	-	-	-	-	-	-
Capital gain loss	-	-	-	-	-	-
Cash Distributions to Investors Source (on GAAP basis):
Investment Income	$58.31	$44.19	$23.54	$17.24	-	-
Return of capital	-	-	-	-	-	-
Source (on cash basis):
Sales	$0	$0	$0	$0	-	-
Refinancing	-	-	-	-	-	-
Operations	$58.31	$44.19	$23.54	$17.24	-	-
other	-	-	-	-	-	-

Amount (in percentage terms) remaining invested in project properties at the end of the last year reported in the Table (original total acquisition costs of properties retained divided by original total acquisitions cost of all properties in project).	100%	100%	100%	100%	100%	100%

87

Operating Results for the year ended December 31, 2023, of projects closed within last 5 years (unaudited)

	937 Stampede	301 Seneca	283 Goddard	341 Guemal	105 Escondido	184 Otter
Gross Revenues:
Revenue from operations	$31,334	$27,956	$29,908	$29,600	$16,665	$12,000
Less: Operating expenses	12,065	10,452	10,717	11,870	7,050	6,705
Less: Interest expense	12,141	11,468	12,243	11,048	19,370	19,396
Less: Depreciation	9,943	9,612	13,564	10,956	9,366	8,694
Net income- GAAP Basis	($2,815)	($3,576)	($6,616)	($4,274)	($19,121)	($22,795)
Taxable Income from operations	($2,815)	($3,576)	($6,616)	($4,274)	($19,121)	($22,795)
Taxable income from gain on sale	-	-	-	-	-	-
Cash Flow:
Cash generated from operations	$7,128	$6,036	$6,948	$6,682	($9,755)	($14,101)
Cash generated from refinancing	-	-	-	-	-	-
Cash generated from sales	-	-	-	-	-	-
Less: Cash distributions from operating cash flow	$7,128	$6,036	$6,948	$6,682	$0	$0
Less: Cash distributions from sales and refinancing	-	-	-	-	-	-
Less: Cash distributions from other	-	-	-	-	-	-
Cash generated (deficiency) after cash distributions	-	-	-	-	-	-
Cash generated (deficiency) after cash distributions and special items	-	-	-	-	-	-

	937 Stampede	301 Seneca	283 Goddard	341 Guemal	105 Escondido	184 Otter
Tax and Distributions Data Per $1,000 Invested:
Federal Income Tax Results: Ordinary income(loss) from operations	$58.42	$51.59	$47.92	$44.55	-	-
Federal Income Tax Results: Ordinary income (loss) — from recapture	-	-	-	-	-	-
Capital gain loss	-	-	-	-	-	-
Cash Distributions to Investors Source (on GAAP basis):
Investment Income	$58.42	$51.59	$47.92	$44.55	-	-
Return of capital	-	-	-	-	-	-
Source (on cash basis):
Sales	$0	$0	$0	$0	-	-
Refinancing	-	-	-	-	-	-
Operations	$58.42	$51.59	$47.92	$44.55	-	-
other	-	-	-	-	-	-

Amount (in percentage terms) remaining invested in project properties at the end of the last year reported in the Table (original total acquisition costs of properties retained divided by original total acquisitions cost of all properties in project).	100%	100%	100%	100%	100%	100%

88

TABLE IV- Results of Completed Projects (unaudited) –

There are no projects that have been completed in the last three years.

TABLE V – Sales or Disposals of Properties (unaudited) –

There have been no properties sold in the last three years.

TABLE VI – Acquisition of Properties (unaudited) - Summarizes the purchase of property within last three years:

Name Location	937 Stampede Ave, San Marcos TX 78666	301 Seneca Loop, Kyle, TX 78640	283 Goddard, Kyle, TX 78640	341 Guemal Rd, Buda TX 78610	105 Escondido Cir, San Marcos, TX 78666	184 Otter Road, Kyle, TX 78640
Type of Property	Single Family Detached	Single Family Detached	Single Family Detached	Single Family Detached	Single Family Detached	Single Family Detached
Gross Leasable space (sq. ft.)	2,281	1,655	2,096	2,042	2,071	1,662
Date of Purchase	11/15/2021	12/29/2021	2/24/2022	2/24/2022	3/20/2023	3/20/2023
Mortgage financing at date of purchase	$277,500	$262,125	$288,078	$276,150	$254,918	$244,412
Cash down payment	$92,500	$87,375	$103,922	$115,350	$84,972	$81,471
Purchase Price	$370,000	$349,500	$392,000	$391,500	$339,890	$325,883
Improvements and/ or repairs	$0	$1,376	$2,461	$631	$0	$0
Working capital reserve	$7,400	$6,990	$7,840	$7,830	$16,995	$16,294
Closing costs	$1,180	$1,416	$6,401	$2,131	$2,773	$4,576
Financing closing costs	$9,820	$9,358	$8,696	$8,398	$7,360	$7,141
Acquisition fee received by Manager	$11,100	$10,485	$15,680	$15,660	$6,900	$6,518
Commission as Buyer's Agent received by Manager or its Affiliates	$-	$-	$-	$-	$10,095	$9,776

EXPERTS

Our financial statements at inception (April 13, 2023) included in this offering circular have been audited by TaxDrop, as stated in its report appearing herein. Such financial statements have been so included in reliance upon the report of such firm given upon its authority as an expert in accounting and auditing.

WHERE TO FIND ADDITIONAL INFORMATION

This Offering Circular does not purport to restate all of the relevant provisions of the documents referred to or pertinent to the matters discussed herein, all of which must be read for a complete description of the terms relating to an investment in us. All potential investors in the Series Interests are entitled to review copies of any other agreements relating to any series described in this Offering Circular and supplements thereto, if any. In the subscription agreement, you will represent that you are completely satisfied with the results of your pre-investment due diligence activities.

FINRA STATEMENT

In accordance with FINRA Rule 2310(b)(3)(D), the Company hereby informs prospective investors that there is no public trading market for our Series Interests. There are also transfer restrictions contained in our Operating Agreement, as amended from time to time. It will thus be difficult for an investor to sell Series Interests purchased from the Company. See “General Restrictions on Transfer” section above for more details.

The Company has not offered prior investment programs in which disclosed in the offering materials was a date and time period at which the investment program might be liquidated.

Our Manager will answer inquiries from potential investors in offerings concerning any of the Series, the Company, our Manager and other matters relating to the offer and sale of the Series Interests under this Offering Circular. The Company will afford the potential investors in the interests the opportunity to obtain any additional information to the extent the Company possesses such information or can acquire such information without unreasonable effort or expense that is necessary to verify the information in this Offering Circular.

Any statement contained herein or in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Offering Circular to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of the Offering Circular, except as so modified or superseded.

Requests and inquiries regarding the Offering Circular should be directed to:

Tirios Propco Series LLC

8 The Green A

 Dover, DE 19902

Tel: (737) 275-4622

We will provide requested information to the extent that we possess such information or can acquire it without unreasonable effort or expense.

89

Tirios Propco Series LLC

(a Delaware Limited Liability Company)

Audited Consolidated Financial Statements

As of the year ended December 31, 2023

Audited by:

Alice.CPA LLC

A New Jersey CPA Company

FS - 2

Financial Statements

Tirios Propco Series LLC

FS - 3

January 24, 2024

To: Board of Directors of Tirios Propco Series LLC

Attn: Sachin Latawa, CEO

Re: 2023 Consolidated Financial Statement Audit – Tirios Propco Series LLC

Report on the Audit of the Consolidated Financial Statements

Opinion

We have audited the consolidated financial statements of Tirios Propco Series LLC, which comprise the consolidated balance sheets as of December 31, 2023, and the related statements of income, changes in stockholders' equity, and cash flows for the year then ended, and the related notes to the consolidated financial statements. In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the consolidated financial position of Tirios Propco Series LLC as of December 31, 2023, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor's Responsibilities for the Audit of the consolidated financial Statements section of our report. We are required to be independent of Tirios Propco Series LLC and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Substantial Doubt About the Company's Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 8 to the financial statements, the Company has suffered recurring losses from operations, has a net capital deficiency, and has stated that substantial doubt exists about the Company's ability to continue as a going concern. Management's evaluation of the events and conditions and management's plans regarding these matters are also described in Note 8. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error. In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Tirios Propco Series LLC’s ability to continue as a going concern.

Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor's report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with GAAS, we:

·	Exercise professional judgment and maintain professional skepticism throughout the audit.
·	Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.
·	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Tirios Propco Series LLC’s internal control. Accordingly, no such opinion is expressed.

FS - 4

·	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.
·	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Tirios Propco Series LLC’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit.

Sincerely,

Alice.CPA LLC

Alice.CPA LLC

Robbinsville, New Jersey

January 24, 2024

FS - 5

TIRIOS PROPCO SERIES LLC
CONSOLIDATED AND CONSOLIDATING BALANCE SHEETS
December 31, 2023
(Audited)
ASSETS	274 Gabbro	283 Gabbro	313 Mica	Consolidated
Current Assets
Cash and cash equivalents	$-	$-	$-	$-
Prepaids	298	298	351	946
Total Current Assets	298	298	351	946
Property and Equipment
Buildings	199,515	192,889	240,659	633,063
Accumulated Depreciation	(4,530)	(4,380)	(5,475)	(14,385)
Land	53,100	53,100	53,269	159,469
Property and Equipment, net	248,085	241,609	288,453	778,147
Total Assets	$248,383	$241,906	$288,804	$779,093

LIABILITIES AND MEMBERS' EQUITY

Current Liabilities
Accounts payable	$2,860	$2,927	$2,811	$8,598
Due to related party	87,606	85,268	101,176	274,050
Mortgage payable, net of deferred debt issuance costs	180,282	175,425	210,233	565,940
Total Current Liabilities	270,748	263,620	314,220	848,588
Total Liabilities	270,748	263,620	314,220	848,588
Members' Equity
Retained Earnings	(22,366)	(21,713)	(25,416)	(69,495)
Total Members' Equity	(22,366)	(21,713)	(25,416)	(69,495)
Total Liabilities and Members' Equity	$248,383	$241,906	$288,804	$779,093

The accompanying footnotes are an integral part of these financial statements.

FS - 6

TIRIOS PROPCO SERIES LLC
CONSOLIDATED AND CONSOLIDATING INCOME STATEMENTS
For the Year Ended December 31, 2023 (Audited)

	274 Gabbro	283 Gabbro	313 Mica	Consolidated
Revenues	$-	$-	$-	$-
Operating Expenses
Insurance	504	504	594	1,603
Property management	445	445	445	1,335
HOA fees	360	360	360	1,080
Property taxes	1,683	1,683	1,454	4,820
Depreciation and amortization	4,530	4,380	5,475	14,385
Total Operating Expenses	7,522	7,372	8,329	23,224
Other income (expense)
Interest expense	(14,843)	(14,341)	(17,087)	(46,271)
Total Other income (expense)	(14,843)	(14,341)	(17,087)	(46,271)
Net Income (Loss)	$(22,366)	$(21,713)	$(25,416)	$(69,495)

The accompanying footnotes are an integral part of these financial statements.

FS - 7

TIRIOS PROPCO SERIES LLC
CONSOLIDATED AND CONSOLIDATING STATEMENT OF CHANGES IN MEMBERS’ EQUITY
For the Year Ended December 31, 2023
(Audited)
	274 Gabbro	283 Gabbro	313 Mica	Consolidated
Balance as of April 13, 2023 (Inception)	$-	$-	$-	$-
Net loss	(22,366)	(21,713)	(25,416)	(69,495)
Members' equity as of December 31, 2023	$(22,366)	$(21,713)	$(25,416)	$(69,495)

The accompanying footnotes are an integral part of these financial statements.

FS - 8

TIRIOS PROPCO SERIES LLC
CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS
For the Year Ended December 31, 2023
(Audited)
	274 Gabbro	283 Gabbro	313 Mica Trl	Consolidated
Cash Flows from Operating Activities
Net Income (Loss)	$(22,366)	$(21,713)	$(25,416)	$(69,495)
Adjustments to reconcile net income (loss) to net cash provided by operations:
Depreciation and amortization	4,530	4,380	5,475	14,385
Amortization of debt issuance costs	3,348	3,268	3,689	10,306
Changes in operating assets and liabilities:				-
Prepaids	(298)	(298)	(351)	(946)
Accounts payable	2,860	2,927	2,811	8,598
Net cash provided by (used in) operating activities	(11,925)	(11,436)	(13,791)	(37,152)
Cash Flows from Investing Activities
Buildings and Land	(252,615)	(245,989)	(293,928)	(792,532)
Net cash used in investing activities	(252,615)	(245,989)	(293,928)	(792,532)
Cash Flows from Financing Activities
Advances from manager	87,606	85,268	101,176	274,050
Mortgage payable	182,479	177,604	212,693	572,775
Payment of debt issuance costs	(5,545)	(5,447)	(6,149)	(17,140)
Net cash used in financing activities	264,540	257,425	307,719	829,684
Net change in cash and cash equivalents	-	-	-	-
Cash and cash equivalents at beginning of period	-	-	-	-
Cash and cash equivalents at end of period	$-	$-	$-	$-
Supplemental information
Interest paid	$9,375	$9,131	$10,624	$18,506

The accompanying footnotes are an integral part of these financial statements.

TIRIOS PROPCO SERIES LLC NOTES TO CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2023 (AUDITED)	FS - 9

NOTE 1 – NATURE OF OPERATIONS AND CONSOLIDATION

Included in these consolidated financial statements are operations of Tirios Propco Series LLC. and its designated series LLCs’ (collectively, which may be referred to as “Tirios,” the “Company,” “we,” “us,” or “our”):

·	Series Designation of Tirios Propco Series LLC – 274 Gabbro
·	Series Designation of Tirios Propco Series LLC – 283 Gabbro
·	Series Designation of Tirios Propco Series LLC – 313 Mica, (collectively, which may be referred to as “Series LLCs”).

The Company was registered in Delaware on April 13, 2023. Tirios will issue fractional offerings in underlying real estate assets, primarily single-family rentals homes. The assets are in Austin, Texas.

Since its inception, the Company has relied on advances from its Manager: Tirios Corporation (the “Manager”), a Delaware Corporation (see Note 3). As of December 31, 2023, the Company had negative working capital and will likely incur losses prior to generating positive retained earnings. These matters raise substantial concern about the Company’s ability to continue as a going concern (see Note 8). During the next twelve months, the Company intends to fund its operations with funding from Series Regulation A offering (see Note 8) and funds from revenue producing activities. If the Company cannot secure additional short-term capital, it may cease operations. These financial statements and related notes thereto do not include any adjustments that might result from these uncertainties.

The Company was formed to establish separate Series for the holding of properties to be acquired by the Company and that the debts, liabilities and obligations incurred, contracted for or otherwise existing with respect to a particular Series of the Company will be enforceable against the assets of such Series only and not against the assets of the Company generally or any other Series thereof, and not of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Company generally or any other Series thereof shall be enforceable against the assets of such Series. The accompanying combined financial statements are presented on a combination of interest basis for the year ending December 31, 2023. The financials are presented at each entity’s respective historical accounting basis.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America ("US GAAP"). Any reference in these notes to applicable guidance is meant to refer to U.S. GAAP as found in the Accounting Standards Codification (“ASC”) and Accounting Standards Updates (“ASU”) of the Financial Accounting Standards Board (“FASB”).

Principles of Consolidation

These consolidated and consolidating financial statements include the accounts of Tirios Propco Series LLC and each Series listed in Note 1. All inter-company transactions and balances have been eliminated on consolidation.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make certain estimates and assumptions that affect the amounts reported in the financial statements and footnotes thereto. Actual results could materially differ from these estimates. It is reasonably possible that changes in estimates will occur in the near term.

Significant estimates used in the preparation of the accompanying financial statements include recording of depreciation and amortization and the collectible valuation of accounts receivable.

TIRIOS PROPCO SERIES LLC NOTES TO CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2023 (AUDITED)	FS - 10

Risks and Uncertainties

The Company has a limited operating history. The Company's business and operations are sensitive to general business and economic conditions in the United States. A host of factors beyond the Company's control could cause fluctuations in these conditions. Adverse conditions may include recession, downturn or otherwise, local competition or changes in consumer taste. These adverse conditions could affect the Company's financial condition and the results of its operations.

Cash and Cash Equivalents

The Company considers short-term, highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents. The Company does not have any cash at this time and has not yet opened a bank account at the of the Company and any of its underlying Series LLCs.

Property and Equipment

Property and equipment will be recorded at cost. Expenditures for renewals and improvements that significantly add to the productive capacity or extend the useful life of an asset are capitalized. Expenditures for maintenance and repairs are expensed as incurred. When equipment is retired or sold, the cost and related accumulated depreciation are eliminated from the balance sheet accounts and the resultant gain or loss is reflected in income.

Depreciation is provided using the straight-line method, based on useful lives of the assets and using the mid-month convention. Useful lives generally range from 11 to 40 years for buildings and 3 to 13 years for site improvements, with useful life of 27.5-years for residential property.

The Company reviews the carrying value of property and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of obsolescence, demand, competition, and other economic factors. The Company had no impairment as of December 31, 2023.

Fair Value Measurements

US GAAP defines fair value as the price that would be received to sell an asset or be paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price) and such principles also establish a fair value hierarchy that prioritizes the inputs used to measure fair value using the following definitions (from highest to lowest priority):

·	Level 1 – Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.
·	Level 2 – Observable inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; or other inputs that are observable or can be corroborated by observable market data by correlation or other means.
·	Level 3 – Prices or valuation techniques requiring inputs that are both significant to the fair value measurement and unobservable.

There were no assets or liabilities requiring fair value measurement as of December 31, 2023.

TIRIOS PROPCO SERIES LLC NOTES TO CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2023 (AUDITED)	FS - 11

Revenue Recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists, performance has occurred, the fee for the arrangement is fixed or determinable and collectability is reasonably assured. As of December 31, 2023, the Company had no revenue.

Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fee, and costs of incorporation, are expensed as incurred.

Advertising

The Company expenses advertising costs as they are incurred.

Recent Accounting Pronouncements

The FASB issues ASUs to amend the authoritative literature in ASC. Management believes that those issued to date either (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to us or (iv) are not expected to have a significant impact on our financial statements.

NOTE 3 – EQUITY

Tirios Propco Series LLC is wholly owned by Tirios Corporation (the “Manager”), a Delaware Corporation.

Operating Agreement

General:

In accordance with the Operating Agreement, Tirios Corporation has the power and authority to do all things and on such terms as it determines to be necessary or appropriate to conduct the business of the Company and each Series. Each holder of Series Interests will grant the Manager a power of attorney. The Manager also has the right to appoint officers of the Company and each Series.

Fees and Expenses:

The following fees, costs and expenses shall be borne by the relevant Series (except to the extent assumed by the Managing Member in writing):

Asset Cost: Cost to acquire the Series Asset; provided however that a Series Asset may be contributed by third parties to the Company in a tax-free manner.

Broker Commission: A 1% commission payable to the Broker to perform administrative and compliance related functions in connection with Regulation A Series Interests offering, but not for underwriting or placement agent services.

Offering Expenses: fees, costs and expenses incurred in connection with executing an offering of Interests in one or more Series, consisting of underwriting, legal, accounting, escrow and compliance costs related to such offering, but excluding the Broker Commission. These costs are paid by our Managing Manager without reimbursement.

Acquisition Expenses: the following fees, costs and expenses allocable to the Series (or such Series pro rata share of any such fees, costs and expenses allocable to the Company) and incurred in connection with the evaluation, discovery, investigation, development and acquisition of a Series Asset:

·	brokerage and sales fees and commissions (but excluding the Broker Commission);

TIRIOS PROPCO SERIES LLC NOTES TO CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2023 (AUDITED)	FS - 12

·	appraisal fees;
·	real-estate property title and registration fees;
·	research fees;
·	transfer taxes;
·	third party industry and due diligence expert fees;
·	storage fees;
·	insurance fees;
·	bank fees and interest (if the Series Asset was acquired using debt prior to completion of the Initial Offering);
·	auction house fees;
·	technology costs,
·	travel and lodging for inspection purposes;
·	photography and videography expenses in order to prepare the profile for the Series Asset to be accessible to Investor Members via an online platform;
·	similar costs and expenses incurred in connection with the evaluation, discovery, investigation, development. and acquisition of a Series Asset.

Managing Member Fee: The Managing Member shall be entitled to the following fees from each Series:

a.	Acquisition Fee: Upon the closing of the acquisition of any Series Asset, our Manager receives an Acquisition Fee between 2% to 8% of the gross purchase price for such Series Asset, as determined by our Manager. The exact percentage charged depends on a range of factors, including the acquisition price, location, due diligence requirements and amount of rehabilitation work required. The Acquisition Fee is charged by the Manager for services such as finding investment and underwriting opportunities, performing due diligence on potential opportunities. The Acquisition fees charged for the period ending December 31, 2023, for 274 Gabbro was $4,866, charged for 283 Gabbro was $4,736, and charged for 313 Mica was $5,672. The acquisition fees are capitalized as part of Property and Equipment.

b.	Asset Management Fees: On a quarterly basis beginning on the first quarter end date following the initial closing date of the issuance of Series Interests, the Series will pay our Manager a management fee, payable quarterly in arrears, equal to 0.25% (1% annualized) of Net Asset Value as of the last day of the immediately preceding quarter. “Net Asset Value” at any date means the current market value of a Series’ total Series Assets, less liabilities, determined by our Manager in its sole discretion. Manager may, but is not obligated to, obtain a third-party valuation of the assets of the Series to determine “Asset Value.” Asset Management Fees include the fees for using the Tirios Platform for Series Offerings as per the Tirios License Agreement with our Manager. Our Manager may waive this fee for any year at its sole discretion.

The Manager has waived Asset Management Fees for 2023, and therefore no fees was charged by the Manager for the period ending December 31, 2023.

c.	Property Management Fee: Our Manager or its designated Affiliate receives a Property Management Fee of $59.00 per month for each real property Asset held by a Series. The Property Management Fees charged for the period ending December 31, 2023, for 274 Gabbro was $445, charged for 283 Gabbro was $445, and charged for 313 Mica was $445.

d.	Commission as Buyer's Agent: Our Manager or an affiliate of the Manager typically represents the Company during the asset purchase process and could receive a commission as buyer's agent, which is typically between 0% to 3% of the acquisition price, based on the agreement with Seller's listing agent. The commission received as buyer's agent is for providing services such as scheduling viewings, submitting offers, negotiating purchase prices, and managing the closing process. As is standard industry practice, the commission for services as Buyer's Agent is paid by Seller at the time of closing.

TIRIOS PROPCO SERIES LLC NOTES TO CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2023 (AUDITED)	FS - 13

Operating Expenses: all fees and expenses incurred in connection with management of Series Assets, preparing any reports and accounts of each Series or the Company, insurance premiums or expenses, all custodial fees, costs and expenses and other costs and expenses incurred in connection with the operations of a Series, or a Series’ allocated share of expenses incurred by the Company.

Dissolution Expenses: all costs and expenses incidental to the termination and winding up of such Series and its share of the costs and expenses incidental to the termination and winding up of the Company.

NOTE 4 – PURCHASED PROPERTIES

Series Designation of Tirios Propco Series LLC – 313 Mica (“313 Mica”)

Effective May 3, 2023, the Company was appointed as the Managing Member of 313 Mica with effect from the date of agreement and shall continue to act as the Managing Member of 313 Mica until dissolution or its removal and replacement. The Series Assets of 313 Mica shall comprise of that certain real property and improvements thereon located at 313 Mica Trail, Maxwell, TX 78656.

An affiliate of our Managing Manager entered into a purchase agreement to purchase the 313 Mica Property on March 8, 2023 and the purchase transaction was closed May 12, 2023. The purchase price was $299,990.00 which, after incentives and discretionary reductions, was reduced to $283,590.00. The property was financed with a secured third- party loan in the amount of $212,693 and the equity has been advanced by our Managing Manager, who will be reimbursed through offering proceeds.

Series Designation of Tirios Propco Series LLC – 274 Gabbro (“274 Gabbro”)

Effective May 3, 2023, the Company was appointed as the Managing Member of 274 Gabbro with effect from the date of agreement and shall continue to act as the Managing Member of 274 Gabbro until dissolution or its removal and replacement. The Series Assets of 274 Gabbro shall comprise of that certain real property and improvements thereon located at 274 Gabbro Gardens, Maxwell, TX 78656.

An affiliate of our Managing Manager entered into a purchase agreement to purchase the 274 Gabbro Property on March 8, 2023 and the transaction was closed May 12, 2023. The purchase price was $257,990.00 which, after incentives and discretionary reductions, was reduced to $243,305.00. The property was financed with a secured third- party loan in the amount of $182,479 and the equity has been advanced by our Manager, who will be reimbursed through offering proceeds.

Series Designation of Tirios Propco Series LLC – 283 Gabbro (“283 Gabbro”)

Effective May 3, 2023, the Company was appointed as the Managing Member of 283 Gabbro with effect from the date of agreement and shall continue to act as the Managing Member of 283 Gabbro until dissolution or its removal and replacement. The Series Assets of 283 Gabbro shall comprise of that certain real property and improvements thereon located at 283 Gabbro Gardens, Maxwell, TX 78656.

An affiliate of our Managing Manager entered into a purchase agreement to purchase the 283 Gabbro Property on March 8, 2023 and the transaction was closed May 12, 2023. The purchase price was $255,990.00 which, after incentives and discretionary reductions, was reduced to $236,805.00. The property was financed with a secured third- party loan, in the amount of $182,479 and the equity has been advanced by our Managing Manager, who will be reimbursed through offering proceeds.

TIRIOS PROPCO SERIES LLC NOTES TO CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2023 (AUDITED)	FS - 14

NOTE 5 – DUE TO MANAGER/RELATED PARTY

The Company has received advances from the Manager in exchange for equity to close on the acquisition. The Manager has also advanced funds for interest payments and to cover all operating costs from the date of acquisition through December 31, 2023. As of December 31, 2023 the balance of advance due to Manager for 274 Gabbro was

$87,606, for 283 Gabbro was $85,268 and for 313 Mica was $101,176 with total outstanding balance of $274,050.

These advances have no interest rate or specified maturity date. The Manager can elect to be repaid via receipt of Series Interests with same rights and terms as issued to any other holder. There is no provision for any preferential rights inherent in Series Interests that can be awarded to Manager.

NOTE 6 – MORTGAGE PAYABLE

313 Mica was financed with a secured third-party loan in the amount of $212,693 by HouseMax Funding LLC with an interest rate of 9.99% per annum. Monthly interest-only payments of $1,771 commenced on July 1, 2023, and will continue for a period of twelve months. The outstanding principal balance, interests, charges, fees, costs, and other unpaid amounts will be due on June 1, 2024 (the "Maturity Date").

313 Mica Series incurred debt issuance costs of $6,149, which is amortized over the term of the debt using mid-month convention, i.e. 12.5 months in this case. An amount of $3,689 was amortized and included in interest expense for the period ending December 31, 2023, and the remaining deferred amount of $2,460 is reported in the balance sheet as a deduction from the mortgage payable. As of December 31, 2023, the balance of mortgage payable for 313 Mica, net of deferred debt issuance costs was $210,233.

274 Gabbro was financed with a secured third-party loan in the amount of $182,479 by HouseMax Funding LLC with an interest rate of 9.99% per annum. Monthly interest-only payments of $1,478.55 commenced on July 1, 2023, and will continue for a period of twelve months. The outstanding principal balance, interests, charges, fees, costs, and other unpaid amounts will be due on June 1, 2024 (the "Maturity Date").

274 Gabbro Series incurred debt issuance costs of $5,545, which is amortized over the term of the debt using mid- month convention, i.e. 12.5 months in this case. An amount of $3,348 was amortized and included in interest expense for the period ending December 31, 2023, and the remaining deferred amount of $2,218 is reported in the balance sheet as a deduction from the mortgage payable. As of December 31, 2023, the balance of mortgage payable for 274 Gabbro, net of deferred debt issuance costs was $180,261.

283 Gabbro was financed with a secured third-party loan in the amount of $177,604 by HouseMax Funding LLC with an interest rate of 9.99% per annum. Monthly interest-only payments of $1,478.55 commenced on July 1, 2023, and will continue for a period of twelve months. The outstanding principal balance, interests, charges, fees, costs, and other unpaid amounts will be due on June 1, 2024 (the "Maturity Date").

283 Gabbro Series incurred debt issuance costs of $5,447, which is amortized over the term of the debt using mid- month convention, i.e. 12.5 months in this case. An amount of $3,268 was amortized and included in interest expense for the period ending December 31, 2023, and the remaining deferred amount of $2,179 is reported in the balance sheet as a deduction from the mortgage payable. As of December 31, 2023, the balance of mortgage payable for 283 Gabbro. net of deferred debt issuance costs was $175,425.

NOTE 7 – COMMITMENTS AND CONTINGENCIES

The Company is not currently involved with and does not know of any pending or threatening litigation against the Company as of December 31, 2023.

TIRIOS PROPCO SERIES LLC NOTES TO CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2023 (AUDITED)	FS - 15

NOTE 8 – GOING CONCERN

The accompanying consolidated and consolidating financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has a lack of liquidity, does not hold its own bank accounts, and has limited operations since inception. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time. The Company’s ability to continue as a going concern in the next twelve months is dependent upon their ability to continue to generate cash flow from their rental properties, raise sufficient capital through Regulation A offering and/or obtain financing from the Manager. However, there are no assurances that the Company can continue to generate cash flow from their rental properties, or raise capital through Regulation A offering or that the Manager will always be in the position to provide funding when needed. The consolidated and consolidating financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 9 – SUBSEQUENT EVENTS

Management’s Evaluation

Management has evaluated subsequent events through January 24, 2024, the date the financial statements were available to be issued. Based on this evaluation, no additional material events were identified which require adjustment or disclosure in the financial statements.

PART III

INDEX TO EXHIBITS

The documents listed in the Exhibit Index of this report are incorporated by reference or are filed with this report, in each case as indicated below.

1.1	Dalmore Agreement**
2.1	Certificate of Formation of Tirios Propco Series LLC**
2.2	Limited Liability Company Agreement of Tirios Propco Series LLC**
2.3	Tirios Propco Series LLC – 274 Gabbro Series Designation**
2.4	Tirios Propco Series LLC – 283 Gabbro Series Designation**
2.5	Tirios Propco Series LLC – 313 Mica Series Designation**
2.6	Tirios License Agreement**
4.1	Form of Subscription Agreement**
4.2	Form of Lease Agreement**
4.3	274 Gabbro Lease Agreement**
4.4	283 Gabbro Lease Agreement**
4.5	313 Mica Lease Agreement**
6.1	Real Estate Purchase Agreement dated March 8, 2023 for Tirios Propco Series LLC – 274 Gabbro Property**
6.2	Real Estate Purchase Agreement dated March 8, 2023 for Tirios Propco Series LLC – 283 Gabbro Property**
6.3	Real Estate Purchase Agreement dated March 8, 2023 for Tirios Propco Series LLC – 313 Mica Property**
6.4	Loan Documents for Tirios Propco Series LLC – 274 Gabbro Property**
6.5	Loan Documents for Tirios Propco Series LLC – 283 Gabbro Property**
6.6	Loan Documents for Tirios Propco Series LLC – 313 Mica Property**
6.7	North Capital Private Securities Corporation – Tentative Agreement**
6.8	Agreement with VStock Transfer, LLC Agreement**
6.9	PPEX ATS Company Agreement – Tentative Agreement**
6.10	Stripe Services Agreement**
6.11	Dalmore Secondary Market Transactions Engagement Letter**
6.12	Assignment of 274 Gabbro**
6.13	Assignment of 283 Gabbro**
6.14	Assignment of 313 Mica**
6.15	Dwolla Platform Agreement – Tentative Agreement
11	Auditor’s Consent
12	Opinion of Dodson Robinette PLLC

* To be filed by amendment

** Previously filed

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of Texas, on April 24, 2024.

Tirios Propco Series LLC
a Delaware limited liability company

By	Tirios Corporation, a Delaware corporation
Its:	Manager

By:	/s/ Sachin Latawa
Name:	Sachin Latawa
Title:	Chief Executive Officer

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

By	Tirios Corporation, a Delaware corporation
Its:	Manager, (principal executive officer, principal financial officer, principal accounting officer)

By:	/s/ Sachin Latawa
Name:	Sachin Latawa
Title:	Chief Executive Officer, of Tirios Corporation

Date: April 24, 2024

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